Exhibit 10.33

AMENDED & RESTATED SENIOR UNSECURED TERM LOAN AGREEMENT
Dated as of January 10, 2017
among
LASALLE HOTEL OPERATING PARTNERSHIP, L.P.,
as the Borrower,
LASALLE HOTEL PROPERTIES,
as the Parent,
THE GUARANTORS NAMED HEREIN,
as the Guarantors,
CITIBANK, N.A.,
as Administrative Agent,
The Banks Party Hereto,
as the Banks,
BANK OF MONTREAL and U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents,
BANK OF AMERICA, N.A., PNC BANK, NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORPORATION, TD BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, RAYMOND JAMES BANK, N.A., REGIONS BANK, BRANCH BANKING AND TRUST COMPANY, and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Documentation Agents,
CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS, U.S. BANK NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS LLC, SUMITOMO MITSUI BANKING CORPORATION, and TD BANK, N.A.,
as Joint Lead Arrangers,
and
CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS, and U.S. BANK NATIONAL ASSOCIATION,
as Joint Bookrunners

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EXHIBITS:
EXHIBIT A	—	FORM OF NOTE
EXHIBIT B	—	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT C	—	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D	—	FORM OF ENVIRONMENTAL INDEMNITY
EXHIBIT E	—	FORM OF GUARANTY
EXHIBIT F	—	FORM OF NOTE OF BORROWING
EXHIBIT G	—	FORM OF NOTICE OF CONVERSION OR CONTINUATION
EXHIBIT H	—	RESERVED
EXHIBIT I	—	RESERVED
EXHIBIT J	—	FORM OF PLEDGE AND SECURITY AGREEMENT

SCHEDULES:
SCHEDULE 1.01(A)	—	COMMITMENTS
SCHEDULE 1.01(B)	—	EXISTING PROPERTIES
SCHEDULE 1.01(C)	—	GUARANTORS
SCHEDULE 1.01(D)	—	QUALIFIED GROUND LEASES
SCHEDULE 4.01	—	SUBSIDIARIES
SCHEDULE 4.08	—	LITIGATION
SCHEDULE 4.17	—	LEGAL REQUIREMENTS; ZONING; UTILITIES; ACCESS
SCHEDULE 4.18	—	EXISTING INDEBTEDNESS
SCHEDULE 5.07	—	INSURANCE

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AMENDED & RESTATED SENIOR UNSECURED TERM LOAN AGREEMENT
This AMENDED & RESTATED TERM LOAN AGREEMENT, dated as of January 10, 2017, is among LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, LASALLE HOTEL PROPERTIES, a Maryland trust, as the Parent, the Guarantors from time to time party hereto, the Banks from time to time party hereto, CITIBANK, N.A., as Administrative Agent, BANK OF MONTREAL and U.S. BANK NATIONAL ASSOCIATION, as Co‑Syndication Agents, BANK OF AMERICA, N.A., PNC BANK, NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORPORATION, TD BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, RAYMOND JAMES BANK, N.A., REGIONS BANK, BRANCH BANKING AND TRUST COMPANY, and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Co-Documentation Agents, CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS, U.S. BANK NATIONAL ASSOCIATION, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS LLC, N.A., SUMITOMO MITSUI BANKING CORPORATION, and TD BANK, N.A., as Joint Lead Arrangers, CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS, and U.S. BANK NATIONAL ASSOCIATION, as Joint Bookrunners.
The Borrower has requested, and the Banks have agreed to extend, certain credit facilities on the terms and conditions of this Agreement. In consideration of the mutual agreements contained in this Agreement, the parties hereto do hereby agree as follows:
WITNESSETH THAT:
(1)    Pursuant to that certain Senior Unsecured Term Loan Agreement dated as of November 5, 2015 (“Existing Agreement”) among the Borrower, the Parent, the guarantors party thereto, the banks described therein, Citibank, N.A., as administrative agent, and the other parties from time to time party thereto, such banks made certain loans to the Borrower.
(2)    The Borrower, the Guarantors, the Administrative Agent, and the banks party to the Existing Agreement desire to amend and restate the Existing Agreement to make certain amendments to the Existing Agreement.
NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into this Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereto hereby agree to amend and restate the Existing Agreement, which shall read in its entirety as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“2022 TL Facility” means, at any time, the aggregate amount of the TL Facility Commitments (as defined in the Consolidated Credit Agreement) (whether funded or unfunded) at such time under the Consolidated Credit Agreement.
“Accession Agreement” means an Accession Agreement in the form attached respectively to the Guaranty and Environmental Indemnity as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty and the Environmental Indemnity.
“Adjusted Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate (which in no circumstance shall be less than 0% per annum), (b) 2% per annum above the Federal Funds Rate and (c) one-month LIBOR as published on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day), as the same may fluctuate from time to time, plus 1% per annum. Citibank’s base rate is a rate set by Citibank based upon various factors, including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.
“Adjusted Corporate EBITDA” means, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, the Corporate EBITDA for such period adjusted for (i) any Investments made or disposed of during such period to include or exclude, as appropriate, the Corporate EBITDA attributable to such Investments for such period, and (ii) any Hotel Property acquired or disposed of during such period to include or exclude, as appropriate, the Adjusted NOI of such Hotel Property for such period, plus the aggregate FF&E Reserves for such period for such Hotel Property; provided in each case that the addition or deduction of the Corporate EBITDA attributable to such Investments or such Hotel Property’s Adjusted NOI, as applicable, for such period is subject to verification by either an accounting firm reasonably acceptable to the Administrative Agent or written certification reasonably acceptable to the Administrative Agent from an officer of the Borrower that such Corporate EBITDA or Adjusted NOI, as the case may be, is true and accurate.

“Adjusted Net Worth” means, for the Parent as of any date, the sum of (a) the Parent’s Net Worth on such date plus (b) the minority interest reflected in the Parent’s balance sheet on such date determined in accordance with GAAP.
“Adjusted NOI” means, for any Hotel Property for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, an amount (if positive) equal to (a) the Net Income of such Hotel Property for such period after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets) other than in the ordinary course of business, (ii) any write‑up or write-down of assets, and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels; provided that to the extent that the Net Income for any Hotel Property does not include a reasonable allocation of administrative, accounting or other overhead of the Person or Persons who directly or indirectly own or lease such Hotel Property which directly pertains to the operation of Hotel Properties, then such allocation amount shall be deemed subtracted from such Net Income for purposes of the financial tests and other definitions contained in this Agreement which utilize Adjusted NOI, plus (b) to the extent deducted in determining Adjusted NOI, Interest Expense, income taxes, depreciation, amortization, and other non‑cash items for such period, as determined in accordance with GAAP, minus (c) the aggregate FF&E Reserves for such period for such Hotel Property; provided further that in no event shall the Adjusted NOI for any Hotel Property be less than zero.
“Administrative Agent” means Citibank, in its capacity as Administrative Agent for the Banks pursuant to Article X and any successor Administrative Agent appointed pursuant to Section 10.06.
“Advance” means an Advance by a Bank to the Borrower, any such Advance being either a Base Rate Advance or a LIBOR Advance.
“Affected Bank” has the meaning set forth in Section 2.14(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise. For the avoidance of doubt, Persons employed by the Borrower or the Parent in a senior management role shall not be deemed Affiliates by reason of such employment.
“Agreement” means this Amended & Restated Senior Unsecured Term Loan Agreement, as the same may be amended, modified, restated or supplemented from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Parent or their Subsidiaries from time to time concerning or relating to bribery, corruption, terrorism or money laundering.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance and such Bank’s LIBOR Lending Office in the case of a LIBOR Advance.
“Applicable Margin” means, with respect to each Type of Advance at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Type of Advance.

	Leverage Ratio	Base Rate Advances	LIBOR Advances
Level I Status	< 4.00:1.00	0.45%	1.45%
Level II Status	> 4.00:1.00 but < 4.50:1.00	0.55%	1.55%
Level III Status	> 4.50:1.00 but < 5.00:1.00	0.55%	1.55%
Level IV Status	> 5.00:1.00 but < 5.50:1.00	0.75%	1.75%
Level V Status	> 5.50:1.00 but < 6.00:1.00	0.85%	1.85%
Level VI Status	> 6.00:1.00	1.20%	2.20%

; provided, however, that in the event that the Parent achieves an Investment Grade Rating, the Parent may, upon written notice to the Administrative Agent, elect to convert to the ratings-based pricing grid set forth below (a “Ratings Grid Election”), in which case, commencing upon the effectiveness of such notice, the interest rate will be LIBOR plus the Applicable Margin determined by the Debt Rating of the Parent, as set forth below. Any Ratings Grid Election shall be irrevocable (subject to the provisions of the paragraph following the grid below).

Debt Rating	Base Rate Advances	LIBOR Advances
>A-/A3	0.000%	0.900%
BBB+/Baa1	0.000%	0.975%
BBB/Baa2	0.125%	1.125%
<BBB-/Baa3	0.400%	1.400%

If Parent has made the Ratings Grid Election as provided above but thereafter fails to maintain an Investment Grade Rating by at least one of S&P or Moody’s, then the applicable interest rate margin shall be determined as first indicated above, during the period commencing on the date Parent no longer has an Investment Grade Rating by at least one of S&P or Moody’s and ending on the date Parent makes another Ratings Grid Election.

Notwithstanding the foregoing, if the last day of any Fiscal Quarter is during a Leverage Trigger Period, then the Applicable Margin (whether based on the Leverage Ratio or the applicable Debt Rating) shall be increased by 35 basis points (0.35%) until the next Leverage Release Date.

“Approved Electronic Communications” means each Communication that the Borrower or any Guarantor is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information materials required to be delivered pursuant to Sections 5.05(a) through (d), (h), and (k); provided, however, that solely with respect to delivery of any such Communication by the Borrower or any Guarantor to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.07 and any other notice relating to the payment of any principal or other amount due under any Credit Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing hereunder or any condition precedent to the effectiveness of this Agreement.
“Approved Electronic Platform” has the meaning specified in Section 11.02(c).
“Approved Other Country” means each of the following countries: Canada, Mexico, United Kingdom, France, Germany, Spain, Belgium, The Netherlands, Luxembourg, Italy, Portugal, Austria, Switzerland, Norway, Sweden, Denmark, U.S. Virgin Islands, Bahamas, and Puerto Rico.
“Approved Third Party Operating Leases” means all operating leases for which either the Borrower or a Material Subsidiary is the lessor thereunder, except any operating lease for which LaSalle Leasing or a Subsidiary of LaSalle Leasing is a lessee.
“Asset Disposition” means any sale, lease of substantially all of a Hotel Property (in which the Borrower or a Material Subsidiary is lessor), conveyance, exchange, transfer, or assignment of any Property by the Borrower or a Material Subsidiary to a Person other than the Borrower or a Material Subsidiary.
“Asset Value” means, with respect to any Hotel Property, as of any date, (a) the Calculated Value of such asset; provided, however, that the value of each Hotel Property during the first 12 months following acquisition shall be equal to the greater of (i) the acquisition price or (ii) the Calculated Value, (b) in the case of any Development Property, the undepreciated book value of such Hotel Property as determined in accordance with GAAP, or (c) in the case of any Hotel Property held by a Joint Venture Subsidiary, the pro rata share of such Hotel Property as determined in accordance with clause (a) or (b), as applicable.
“Assigned TL Rights and Obligations” has the meaning specified in Section 2.17(b).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit B.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banks” means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.06.
“Base Rate Advance” means an Advance which bears interest as provided in Section 2.06(a).
“Borrower” means LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each Bank pursuant to Section 2.01 or Converted by each Bank to Advances of a different Type pursuant to Section 2.02(b).
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on in the London interbank market.
“Calculated Value” means for any Hotel Property (a) if such Hotel Property is leased to a Subsidiary of the Borrower, the Adjusted NOI for such Hotel Property for the preceding Rolling Period and, if such Hotel Property is not leased to a Subsidiary of the Borrower, the lesser of (i) the Adjusted NOI for such Hotel Property for the preceding Rolling Period or (ii) the actual rental payments received by the Parent or its Subsidiary under the participating lease for such Hotel Property during such Rolling Period divided by (b) the Capitalization Rate.
“Capital Expenditure” means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be capitalized in the fixed asset accounts of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business.
“Capitalization Event” means any sale or issuance by the Parent or any of its Subsidiaries of equity securities except for the issuance of the Borrower’s operating partnership units in exchange for a direct or indirect ownership interest in a Hotel Property or a Person that owns a Hotel Property.
“Capitalization Rate” means 7.75%, provided that with respect to any Hotel Property located in the central business district of New York City, New York; Washington, D.C.; Chicago, Illinois; San Francisco, California; Boston, Massachusetts; Key West, Florida; San Diego, California; or urban properties in Los Angeles, California, the Capitalization Rate shall mean 7.25%.
“Capital Lease” means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
“Capital Lease Obligations” means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a Consolidated basis in conformity with GAAP.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.
“Citibank” means Citibank, N.A.
“Closing Date” means January 10, 2017.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
“Collective Facilities” means the Revolving Facility, the 2022 TL Facility and the Facility.
“Commitment” means, with respect to any Bank, the amount set opposite such Bank’s name on Schedule 1.01(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 1.06.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Credit Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Credit Documents, the Borrower or any Guarantor or any of their respective Affiliates, or the transactions contemplated by this Agreement or the other Credit Documents including, without limitation, all Approved Electronic Communications.
“Compliance Certificate” means a certificate of the Borrower in substantially the form of the attached Exhibit C.

“Consolidated” refers to the consolidation of the accounts of the Borrower with the Borrower’s Subsidiaries and the Parent with the Parent’s Subsidiaries, as applicable, in accordance with GAAP.
“Consolidated Credit Agreement” means that certain Second Amended & Restated Senior Unsecured Credit Agreement, dated as of the date hereof, among the Borrower, the Parent, the Subsidiary Guarantors, Citibank, as administrative agent, and the Banks (as such term is defined therein), as the same may be amended from time to time.
“Consolidated Total Book Value” means, at any time the same is to be determined, the aggregate book value of all assets that would appear on the balance sheet of the Parent and the Parent’s Subsidiaries determined on a Consolidated basis in accordance with GAAP, plus the aggregate book value of the accumulated depreciation of such assets determined on a Consolidated basis in accordance with GAAP.
“Control Percentage” means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.
“Controlled Group” means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Parent and the Borrower, are treated as a single employer under Section 414 of the Code.
“Convert”, “Conversion”, and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).
“Corporate EBITDA” means, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder, an amount equal to (a) the Net Income of the Parent (on a Consolidated basis) for such period after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write‑up or write-down of assets, and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels, plus (b) to the extent deducted in determining Corporate EBITDA, Interest Expense, income taxes, depreciation, amortization, and other non‑cash items for such period, as determined in accordance with GAAP.
“Credit Documents” means this Agreement, the Notes, the Guaranty, the Environmental Indemnity, the Fee Letter and the Pledge Agreement (if and to the extent delivered in accordance with this Agreement), and each other agreement, instrument or document executed by the Borrower, any of its Subsidiaries or the Parent at any time in connection with this Agreement.
“Debt Rating” means, as of any date of determination, the higher of the credit ratings then assigned to the Parent’s long-term senior unsecured debt by either of S&P or Moody’s. For purposes of the foregoing, a credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. It is the intention of the parties that if the Parent shall only obtain a Debt Rating from one of S&P or Moody’s without seeking a credit rating from the other, the Borrower shall be entitled to the benefit of the pricing level for such credit rating. If the Parent obtains a Debt Rating from both of S&P and Moody’s, the higher of the two ratings shall control, provided that the lower rating is only one level below that of the higher rating. If, however, the lower rating is more than one level below that of the higher Debt Rating, the pricing level that is one level higher than the lower Debt Rating shall apply. If the Parent has only one Investment Grade Rating, then that Debt Rating shall apply. If the Parent obtains a Debt Rating from both of S&P and Moody’s and thereafter loses such rating from one of them, the Parent shall be deemed to not have a Debt Rating from such rating agency. At any time, if either of S&P or Moody’s shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Debt Rating of the other of S&P and Moody’s, if one has been provided, shall continue to apply.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Development Property” means either (a) a new Hotel Property under construction including the conversion of a non‑Hotel Property into a Hotel Property or (b) an existing Hotel Property which is undergoing an expansion pursuant to which the total guest rooms for such Hotel Property will be increased by 50% or more. Each Development Property shall continue to be classified as a Development Property hereunder until the achievement of Substantial Completion with respect to such Development Property, following which such Development Property shall be classified as a Hotel Property hereunder.
“Dollars” and “$” means lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Operations Contact” in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“ECP” means an eligible contract participant as defined in the Commodity Exchange Act.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.
“Eligible Assignee” means (a) a commercial bank (or other financial institution acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed) organized under the laws of the United States, or any state thereof, and having primary capital of not less than $250,000,000 and approved by the Administrative Agent, which approval will not be unreasonably withheld or delayed, (b) a commercial bank (or other financial institution acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed) organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 and approved by the Administrative Agent, which approval will not be unreasonably withheld or delayed, (c) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) acceptable to the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06, the Borrower, which approval shall not be unreasonably withheld or delayed, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, (d) a Bank (without approval of the Administrative Agent or the Borrower), and (e) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of clause (a) or (b) above; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee under this definition. For avoidance of doubt, the Borrower shall have no approval or consent rights with respect to an Eligible Assignee so long as a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 11.06. If the Borrower shall not have responded to a request for consent under this definition within 10 Business Days of receipt of a proper written request, the Borrower’s consent shall be deemed granted.

“Eligible Subsidiary Guarantor” means (a) each Subsidiary of the Borrower which directly or indirectly owns an Unencumbered Property, (b) each Operating Lessee, and (c) each Material Subsidiary, in each case excluding Permitted Other Subsidiaries and any Joint Venture Subsidiary which is contractually prohibited from acting as a Guarantor by the terms of (i) any document evidencing or securing Indebtedness of the Borrower or its Subsidiaries permitted by the terms of this Agreement or (ii) the organizational documents of such Person.
“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. § 9601(8), as amended.
“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.
“Environmental Indemnity” means that certain Environmental Indemnification Agreement effective the date hereof executed by the Borrower, the Parent and the Guarantors in substantially the form of the attached Exhibit D and any future environmental indemnity or Accession Agreement executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.
“Environmental Law” means all Legal Requirements arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.
“Environmental Permit” means any permit, license, order, approval or other authorization under Environmental Law.
“Equity Interests” means, with respect to any Person, all of the Stock in such Person, all of the Stock Equivalents in such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such Stock or Stock Equivalents are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” has the meaning set forth in Section 2.11(a).
“Existing Agreement” has the meaning set forth in the recitals of this Agreement.
“Existing Properties” means collectively the Hotel Properties listed on Schedule 1.01(b), and “Existing Property” means any of such Hotel Properties.
“Facility” means, at any time, the aggregate amount of the Commitments (whether funded or unfunded) at such time.
“FATCA” has the meaning set forth in Section 2.11(a).
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, an analogous rate determined by the Administrative Agent with reference to another commercially available source or sources designated by the Administrative Agent; provided, however, that in no circumstance shall the Federal Funds Rate be less than 0% per annum for each Base Rate Advance that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Swap Contract.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
“Fee Letter” has the meaning set forth in Section 2.03(c).
“FF&E” means, with respect to any Hotel Property, all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on such Hotel Property or used in connection with the use, occupancy, operation and maintenance of all or any part of such Hotel Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment.
“FF&E Reserve” means, for any Person or any Hotel Property at any time, a reserve equal to 4% of gross revenues from any Hotel Property owned by such Person or from such Hotel Property, as applicable, for the Rolling Period of the Parent most recently ended for which financial statements have been, or are required to be, delivered to the Banks hereunder.
“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve-month period ending on December 31.
“Fixed Charge Coverage Ratio” means, as of the end of any Rolling Period, a ratio of (a) the Corporate EBITDA for such Rolling Period less the aggregate FF&E Reserves for such period in respect of each Hotel Property owned by the Parent or its Subsidiaries (whether located on land owned by or land leased to such owner of the Hotel Property) to (b) the Fixed Charges for such Rolling Period.

“Fixed Charges” means, for the Rolling Period of the Parent most recently ended for which financial statements are required to be delivered to the Banks hereunder, the sum of the following amounts for the Parent and the Parent’s Subsidiaries on a Consolidated basis: (a) the amount (without duplication) of all mandatory principal payments scheduled to be made (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity), (b) Parent’s Interest Expense, (c) all payments scheduled to be made in respect of Capital Leases, and (d) all preferred stock dividends.
“Funding Date” has the meaning set forth in Section 1.06(b).
“Future Property” means any Hotel Property except for the Existing Properties which the Borrower or any Subsidiary of the Borrower acquires.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.
“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, any participating lessee, a manager or any of their respective Properties (including any supra‑national bodies such as the European Union or the European Central Bank).
“Guarantor” means (a) the Parent, (b) each Subsidiary which owns an Unencumbered Property, (c) each Operating Lessee, and (d) each Material Subsidiary, in each case excluding Permitted Other Subsidiaries and any Joint Venture Subsidiary which is contractually prohibited from acting as a Guarantor by the terms of (i) any document evidencing or securing Indebtedness of the Borrower or its Subsidiaries permitted by the terms of this Agreement or (ii) the organizational documents of such Person. The Guarantors on the Closing Date are identified on Schedule 1.01(c).
“Guaranty” means that certain Guaranty and Contribution Agreement effective the date hereof executed by the Parent, the Borrower and the Guarantors, evidencing the joint and several guaranty by the signatories thereto of the Obligations of Borrower in respect of the Credit Documents in substantially the form of the attached Exhibit E executed to secure Advances and any future guaranty and contribution agreement or Accession Agreement executed to secure Advances, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.
“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.
“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.
“Hotel Property” for any hotel means the Real Property and the Personal Property for such hotel.
“ICE LIBOR” has the meaning specified in the definition of Screen Rate.
“Improvements” for any hotel means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.
“Indebtedness” means (without duplication), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables, accruals or bank drafts arising in the ordinary course of business); (b) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which such Person is liable as a partner of such Person; (c) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (d) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts arising in the ordinary course); (e) obligations of such Person under Capital Leases; (f) obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; and (g) all preferred stock that is issued by such Person that is redeemable by the holder thereof in cash, a cash equivalent or some type of Indebtedness or convertible to some type of Indebtedness.
“Indemnified Taxes” has the meaning set forth in Section 2.11(a).
“Indemnitee” has the meaning set forth in Section 11.07(a).
“Initial Interest Period” has the meaning specified in the definition of “Interest Period”.
“Interest Expense” means, for any Person for any period for which such amount is being determined, the total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit determined on a Consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries.
“Interest Period” means, for each LIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02. The duration of each such Interest Period shall be one, two, three or six months, or, if approved by all Banks, twelve months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, provided, however, that the initial Interest Period shall be the period commencing on the Closing Date and ending on January 17, 2017 (the “Initial Interest Period”); and provided further that:
(a)    Interest Periods for Advances of the same Borrowing shall be of the same duration;
(b)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(c)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;
(d)    each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and
(e)    no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.
“Interest Rate Agreements” means (i) any Swap Contract between the Borrower and any Swap Bank, or (ii) any other interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower, the Parent or any of their respective Subsidiaries against fluctuations in interest rates.
“Interpolated Rate” means, for the relevant Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) which results from interpolating on a linear basis between:

(a)    the applicable Published Screen Rate for the longest period (for which that Published Screen Rate is available) which is less than the relevant Interest Period; and
(b)    the applicable Published Screen Rate for the shortest period (for which that Published Screen Rate is available) which exceeds the relevant Interest Period.
“Investment” means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other Equity Interest, obligations or other securities of, (i) any other Person, or (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or (d) any investment in any real property. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Credit Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Amount” means (a) for any Hotel Property the sum of (i) for any Existing Property, the amount set forth for such Existing Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into Parent Common Stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (ii) 95% of (A) the actual cost of any Capital Expenditures or FF&E expenditures for such Hotel Property made by the Borrower or its Subsidiaries during any period minus (B) the FF&E Reserve for such Hotel Property, and (b) for any other Investment the aggregate purchase price paid by the Borrower or its Subsidiary for such other Investment (giving effect to any securities used to purchase such Investment at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into Parent Common Stock assuming such exchange occurred on the date of acquiring such Investment).
“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s.
“Investment Grade Release Event” has the meaning set forth in Section 11.23.
“Joint Venture Guarantor” means a direct or indirect Wholly‑Owned Subsidiary of the Borrower that (a) has no assets other than its Equity Interests in Joint Venture Subsidiaries whose sole assets are Unencumbered Properties, (b) is not liable for any Indebtedness other than the Obligations, (c) complies in all material respects with all of the covenants and requirements of the Guarantors under the Credit Documents and (d) has delivered to the Administrative Agent either (A) an original Guaranty and Environmental Indemnity executed by it or (B) an Accession Agreement executed by it.
“Joint Venture Subsidiary” means any Subsidiary in which the Parent or any of its Subsidiaries (a) holds a majority of Equity Interests and (b) after giving effect to all buy/sell provisions contained in the applicable constituent documents of such Subsidiary, controls all material decisions of such Subsidiary, including without limitation the financing, refinancing and disposition of the assets of such Subsidiary.
“Land” for any hotel means the real property upon which the hotel is located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (f) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (g) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.
“LaSalle Leasing” means LaSalle Hotel Lessee, Inc.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.
“Leverage Ratio” means the percentage obtained by dividing (a) the Parent’s Total Liabilities by (b) the Adjusted Corporate EBITDA.
“Leverage Release Date” has the meaning set forth in Section 5.10(c).
“Leverage Trigger” shall occur when the Leverage Ratio is greater than 6.50:1.00 for 2 consecutive Fiscal Quarters. For purposes only of determining whether a Leverage Trigger has occurred, the Leverage Ratio shall be calculated on a pro forma basis with respect to any Asset Dispositions and concurrent repayments of Indebtedness occurring between the end of the relevant Fiscal Quarter and the delivery of financial statements by the Borrower to the Administrative Agent with respect to such quarter.
“Leverage Trigger Deadline” means 10 Business Days following the first date following the occurrence of a Leverage Trigger on which the Borrower is obligated to deliver a Compliance Certificate pursuant to the terms of this Agreement.
“Leverage Trigger Period” means the period of time from and including the occurrence of a Leverage Trigger through the related Leverage Release Date, if any.
“LHL Facility” means that certain unsecured credit facility entered into by LaSalle Hotel Lessee, Inc., as borrower, and U.S. Bank National Association, as lender, pursuant to that certain Second Amended and Restated Revolving Credit Note, dated as of December 14, 2011, as amended to date, from LaSalle Hotel Lessee, Inc. to U.S. Bank National Association, in the maximum principal amount of $25,000,000, as may be amended simultaneously herewith and as the same may be extended or further amended to the extent permitted by Section 6.02.
“LIBOR” means, for the Interest Period for each LIBOR Advance comprising part of the same Borrowing, an interest rate per annum equal to (A) the Screen Rate determined as of approximately 11:00 A.M. (London time) 2 Business Days prior to the first day of such Interest Period, provided that, if such Screen Rate is not available for any reason at such time, the Screen Rate shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made, continued or converted by Citibank and with a term equivalent to such Interest Period would be offered by Citibank’s London branch (or other Citibank branch or Affiliate) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period divided by (B) one minus the LIBOR Reserve Requirement; provided, however, that LIBOR for the Initial Interest Period shall be 0.71% per annum. It is agreed that for purposes of this definition, LIBOR Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D; provided further that for the avoidance of doubt, in no circumstance shall LIBOR be less than 0% per annum for each LIBOR Advance that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Swap Contract.
“LIBOR Advance” means any Advance which bears interest as provided in Section 2.06(b).
“LIBOR Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Operations Contact” in the questionnaire such Bank provided to the Administrative Agent, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.
“LIBOR Reserve Requirement” shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” as currently defined as Regulation D (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate LIBOR Rate Advances is determined) having a term equal to such Interest Period. Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.
“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).
“Liquid Investments” means cash and the following:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;
(b)    (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-2” (or the then equivalent) by the rating service of S&P or not less than “P-2” (or the then equivalent) by the rating service of Moody’s, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;
(c)    repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “A” (or the then equivalent) by the rating service of S&P or of Moody’s; and
(d)    such other instruments (within the meaning of New York’s Uniform Commercial Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.
“Mandatory Commitment Reduction” has the meaning set forth in Section 2.04(c).
“Mandatory Prepayment Funds” has the meaning set forth in Section 2.07(c).
“Mandatory Prepayments” means all prepayments of the Advances required under Section 2.07(c).
“Master Agreement” has the meaning set forth in the definition of the term Swap Contract.
“Material Acquisition” means the acquisition by the Borrower or any of its Subsidiaries, in a single transaction or in a series of related transactions, of one or more Hotel Properties or Persons owning Hotel Properties in which the total Investment Amount is equal to or greater than 10% of Consolidated Total Book Value at such time.
“Material Adverse Change” shall mean (a) a material adverse change in the business, financial condition, or results of operations of the Borrower, the Parent or the Borrower, the Parent and the Material Subsidiaries taken as a whole, in each case since the date of the most recent financial statements of the Parent delivered to the Banks pursuant to Section 5.05(b), (b) a material adverse change affecting the validity or enforceability of this Agreement or any Credit Document as against the Borrower or any Guarantor or (c) a material adverse change affecting the ability of the Borrower, the Parent or the Guarantors taken as a whole to perform their obligations under this Agreement or any other Credit Document.

“Material Asset Sale” means any sale, lease (other than an Operating Lease) of substantially all of a Hotel Property (in which the Parent, the Borrower or one of their respective Subsidiaries is lessor), conveyance, exchange, transfer, or assignment of any Property by the Parent, the Borrower or one of their respective Subsidiaries to a Person other than the Parent, the Borrower or one of their respective Subsidiaries (together with any related assets included in such transaction).
“Material Subsidiary” means any Subsidiary of the Borrower which owns (a) a direct fee or leasehold interest in an Unencumbered Property (including pursuant to an Operating Lease) or (b) assets that have an aggregate undepreciated book value greater than $10,000,000.
“Maturity Date” means January 29, 2021.
“Maximum Rate” means the maximum nonusurious interest rate under applicable law.
“Minimum Tangible Net Worth” means, with respect to the Parent, at any time, the sum of (a) 1,931,251,500 plus (b) 75% of the aggregate net proceeds received by the Parent or any of its Subsidiaries after September 30, 2016 in connection with any offering of Stock or Stock Equivalents of the Parent or its Subsidiaries; provided however, that any such net proceeds used solely for the purpose of redeeming the Parent’s preferred stock shall not be included in such sum.
“Moody’s” means Moody’s Investor Service Inc., and any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Parent, the Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.
“Net Cash Proceeds” means, with respect to any Material Asset Sale or Refinancing Debt occurring during a Leverage Trigger Period, the excess, if any, of (i) the cash and other Liquid Investments received (including cash proceeds or non-cash proceeds received by way of deferred payment, but only as and when received) by the Borrower or any Subsidiary of the Borrower in consideration of such Material Asset Sale or Refinancing Debt over (ii) the sum, without duplication, of (A) payments made to repay or retire any Indebtedness that is secured by an asset and repaid in connection with the sale thereof, (B) payments made in respect of any principal or interest in connection with any Indebtedness refinanced by such Refinancing Debt, (C) the reasonable expenses incurred by the Parent, the Borrower or any of their respective Subsidiaries in connection with such transaction (including, without limitation, brokerage commissions, transfer and recording taxes and fees, title insurance premiums, attorneys’ fees, financing fees, and reserves or escrows established for any post-closing liabilities), (D) income, capital gains or similar taxes reasonably estimated to be paid or payable with respect to the fiscal year in which such transaction occurs with respect to such transactions and (E) dividend distributions reasonably estimated to be required in respect of the realization of any gains in connection with such transaction in order to maintain the Parent’s status as a REIT.
“Net Income” means, for any period for which such amount is being determined, the net income of the Parent (on a consolidated basis) after taxes, as determined in accordance with GAAP, excluding, however, those items that the Administrative Agent determines are extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, (ii) any write‑up or write-down of assets and (iii) expenses incurred in connection with hotel conversions prior to the opening of any such converted hotels.
“Net Worth” means, for any Person, stockholders equity of such Person determined in accordance with GAAP.
“New Property” means, as at any date, any Hotel Property that has been owned for less than 4 Fiscal Quarters, by the Parent or by a Person that has been a Subsidiary of the Parent during such entire period.
“New York Mortgage” means any consolidated, amended and restated mortgage by and from a Subsidiary that owns a New York Property to the administrative agent under the Consolidated Credit Agreement.
“New York Property” means any Hotel Property located in the State of New York.

“New York Term Note” means any consolidated, amended and restated promissory note made by a Subsidiary of the Borrower that owns a New York Property and payable to the order of the administrative agent under the Consolidated Credit Agreement for the ratable benefit of the Banks and with respect to which the Borrower shall be deemed to be a co-obligor with such Subsidiary.
“Non-Core Hotel Property” means a Hotel Property which is either (a) a full service hotel located in a secondary market or (b) a limited service hotel located in a non-urban market.
“Note” means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit A evidencing Indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank, and “Notes” means all of such promissory notes.
“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.
“Notice of Conversion or Continuation” means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.
“Obligations” means all Advances, and other amounts payable by the Borrower to the Administrative Agent or the Banks under the Credit Documents. The foregoing shall also include all obligations under any Swap Contract between Borrower or Parent and any Swap Bank that is permitted to be incurred pursuant to Section 6.02(c), provided that in no event shall the Obligations of the Borrower and the Guarantors under the Credit Documents include the Excluded Swap Obligations.
“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States.
“Operating Lease” means any operating lease of an Unencumbered Property between the applicable Subsidiary that owns such Unencumbered Property (whether in fee simple or subject to a Qualified Ground Lease) and the applicable Operating Lessee that leases such Unencumbered Property, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Operating Lessee” means a lessee of an Unencumbered Property pursuant to an Operating Lease.
“Other Taxes” has the meaning set forth in Section 2.11(b).
“Parent” means LaSalle Hotel Properties, a Maryland trust.
“Parent Common Stock” means the common shares of beneficial interest of Parent, par value $.01 per share.
“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Equity Interests in such Bank.
“Parent’s Interest Expense” means, for the period for which such amount is being determined, the Interest Expense for the Parent and the Parent’s Subsidiaries on a Consolidated basis.
“Participant Register” has the meaning set forth in Section 11.06(e).
“Patriot Act” has the meaning set forth in Section 3.01(a)(ix).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permits” has the meaning set forth in Section 4.17.

“Permitted Encumbrances” means the Liens permitted to exist pursuant to Section 6.01.
“Permitted Hazardous Substances” means (a) Hazardous Substances, petroleum and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non‑friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Administrative Agent.
“Permitted Hotel Sale” means the Asset Disposition of all or a portion of (a) a Hotel Property or (b) the Equity Interests in a Subsidiary of the Borrower which owns a Hotel Property, in either case with respect to which no Default has occurred and is continuing or would occur upon the consummation of such Asset Disposition.
“Permitted Non‑Unencumbered Property” means any Hotel Property or other Property (a) which is not an Unencumbered Property; (b) which is owned by a Permitted Other Subsidiary; and (c) which neither is subject to any Environmental Claim, nor contains any Hazardous Substance which could reasonably be expected to cause a Material Adverse Change.
“Permitted Other Subsidiary” means a Wholly-Owned Subsidiary or a Joint Venture Subsidiary of the Borrower which (a) does not own any Unencumbered Property, and (b) is a bankruptcy remote, single purpose Person.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.
“Personal Property” for any Hotel Property means all FF&E, inventory and other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property.
“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Parent, the Borrower or any member of a Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
“Pledge Agreement” means, to the extent delivered in accordance with the terms of this Agreement, any Pledge and Security Agreement in substantially the form of the attached Exhibit J to be executed by the Pledgors to secure the Advances and the Guaranty and any future pledge and security agreement or Accession Agreement executed to secure the Advances and/or the Guaranty, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.
“Pledgor” has the meaning set forth Section 5.10(b).
“Prescribed Forms” means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Bank free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).
“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.
“Property Owner” for any Existing Property or Future Property, means the Person who owns fee or leasehold title interest (as applicable) in and to such Property.

“Pro Rata Share” means, at any time with respect to any Bank, the ratio (expressed as a percentage) of such Bank’s aggregate outstanding Advances at such time to the aggregate outstanding Advances of all the Banks at such time.
“Published Screen Rate” has the meaning specified in the definition of “Screen Rate”.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.
“Qualified Ground Lease” means each of the ground leases or ground subleases set forth on Schedule 1.01(d) hereto and for a Future Property means any ground lease (a) which is a direct ground lease or ground sublease granted by the fee owner of real property or a master ground lessee from such fee owner, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 20 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor (but subject to customary requirements regarding the nature of the holder of such Lien and prior notice to the lessor), (f) which contains customary and reasonable lender protection provisions, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which otherwise contains no non-customary terms that are material and adverse to the lessee.
“Qualified Intermediary” shall have the meaning set forth in the definition of the term Unencumbered Property.
“Ratings Grid Election” has the meaning set forth in the definition of the term Applicable Margin.
“Real Property” for any hotel means the Land and the Improvements for such hotel, including without limitation, any retail or office space incorporated in the Improvements or located on the Land, parking rights and any and all real property rights to other ancillary functions necessary or desirable for the operation of such hotel.
“Refinancing Debt” has the meaning set forth in Section 6.02(e).
“Register” has the meaning set forth in Section 11.06(c).
“Reinvestment” means, during any Reinvestment Period, funds expended for (a) the acquisition by any Material Subsidiary of any Unencumbered Property and any related transaction costs, or (b) capital improvements in respect of any then existing Unencumbered Property.
“Reinvestment Period” has the meaning set forth in Section 2.07(c)(i).
“REIT” means a real estate investment trust under Sections 856-860 of the Code.
“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Repayment Date” has the meaning set forth in Section 2.07(c)(i).
“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.
“Required Lenders” means, at any time, Banks owed or holding at least 51% of the aggregate principal amount of the Advances outstanding at such time.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.
“Responsible Officer” means the Chief Executive Officer, President, Executive Vice President, Chief Operating Officer, Chief Financial Officer, Director of Finance or Treasurer of any Person.
“Restricted Payment” means (a) any direct or indirect payment, prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any Equity Interest in such Person, other than dividends or distributions payable in such Person’s Equity Interests.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving Facility Commitments (as defined in the Consolidated Credit Agreement) (whether funded or unfunded) at such time under the Consolidated Credit Agreement.
“Rolling Period” means, as of any date, the four Fiscal Quarters ending on or immediately preceding such date.
“Sanctions” has the meaning set forth in Section 4.22.
“Screen Rate” means, for any Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”) for deposits in Dollars (for delivery on the first day of such Interest Period) for a term equivalent to such Interest Period as published by Reuters or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time in place of Reuters (the “Published Screen Rate”); provided, however, that if the Published Screen Rate is not available for a period corresponding to the relevant Interest Period but is available for other periods, then “Screen Rate” shall mean the Interpolated Rate.
“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial, Inc., and any successor thereto.
“Secured Indebtedness” means all Secured Recourse Indebtedness plus all Secured Non‑Recourse Indebtedness of the Parent and the Parent’s subsidiaries determined on a Consolidated basis in accordance with GAAP; provided, however, that Secured Indebtedness shall exclude the Indebtedness evidenced by any New York Term Note so long as (a) the Administrative Agent qualifies as a Qualified Unsecured Lender (as such term is defined and used in the Consolidated Credit Agreement), and (b) the New York Property to which such New York Term Note relates is not subject to any Liens other than the related New York Mortgage.
“Secured Non‑Recourse Indebtedness” of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, non‑payment of real estate taxes or ground lease rent, waste, non-permitted transfers or liens, bankruptcy, violation of special purpose covenants and other circumstances customarily excluded from non‑recourse provisions in non‑recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Secured Non‑Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Secured Non‑Recourse Indebtedness for the purposes of this Agreement.
“Secured Recourse Indebtedness” of any Person means any Total Liabilities (excluding any Secured Non‑Recourse Indebtedness) of such Person for which the obligations thereunder are secured by a Lien on any assets of such Person or its Subsidiaries; provided, however, that the Indebtedness evidenced by a New York Term Note shall not comprise Secured Recourse Indebtedness and shall be treated for all purposes under this Agreement as Unsecured Indebtedness, so long as (a) the Administrative Agent qualifies as a Qualified Unsecured Lender (as such term is defined and used in the Consolidated Credit Agreement), and (b) the New York Property to which such New York Term Note relates is not subject to any Liens other than the related New York Mortgage.

“Senior Financing Transaction” means the incurrence of senior Unsecured Indebtedness by the Parent.
“Status” means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be. As used in this definition:
“Level I Status” exists at any date if, at such date, the Leverage Ratio is less than 4.00 to 1.00;
“Level II Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00;
“Level III Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00;
“Level IV Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00;
“Level V Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00; and
“Level VI Status” exists at any date if, at such date, the Leverage Ratio is greater than or equal to 6.00 to 1.00.
Status shall be determined and changed as of the 45th day following any Fiscal Quarter, provided that until the 45th day following the Fiscal Quarter first ending after the Closing Date, the Status shall be determined with reference to the Compliance Certificate delivered in connection with the initial Borrowing hereunder. The Leverage Ratio shall be based upon the components of the calculation of the Leverage Ratio for the Rolling Period just ended or as of the end of such Rolling Period, as applicable.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non‑voting, and includes, without limitation, common stock and preferred stock.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent Equity Interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent Equity Interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.
“Substantial Completion” means, with respect to any Development Property and as of any relevant date of determination, the substantial completion of all material construction, renovation and rehabilitation work then planned with respect to such Property.
“Swap Bank” means (a) any Person that is a Bank or an Affiliate of a Bank at the time that it becomes a party to a Swap Contract with the Borrower and (b) any Bank on the Closing Date or Affiliate of such Bank that is party to a Swap Contract with the Borrower in existence on the Closing Date, in each case to the extent permitted by Section 6.02(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Termination Event” means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30‑day notice to the PBGC under such regulations), (b) the withdrawal of the Parent, the Borrower or any of a Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“TL Selling Bank” has the meaning specified in Section 2.17(b).
“TL Purchasing Bank” has the meaning specified in Section 2.17(b).
“Total Commitments” means the aggregate amount of the Banks’ Commitments which shall initially be Five Hundred Fifty-Five Million Dollars ($555,000,000); as such amount may be increased pursuant to the provisions of Section 1.06 or decreased pursuant to the applicable provisions of this Agreement.
“Total Liabilities” of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a Consolidated basis in conformity with GAAP, plus (b) such Person’s Unconsolidated Entity Percentage of Indebtedness (including Secured Non‑Recourse Indebtedness) of such Person’s Unconsolidated Entities, plus (c) to the extent not already included in the calculation of either of the preceding clauses (a) or (b), the aggregate amount of letters of credit for which such Person or any of its Subsidiaries would have a direct or contingent obligation to reimburse the issuers of such letters of credit upon a drawing under such letters of credit, minus (d) to the extent included in the calculation of any of the preceding clauses (a), (b) or (c), (i) trade payables and accruals incurred in the ordinary course of business, (ii) the amount of any minority interests and (iii) Capital Lease Obligations for a ground lease for any Hotel Property, minus (e), with respect to the Parent, the sum of (i) the Parent’s cash proceeds from (x) any sale or issuance of equity securities of the Parent or Indebtedness of the Parent, provided that such sale or issuance occurred within the 60 days preceding the date such Total Liabilities are determined and (y) any “like-kind exchange” under Section 1031 of the Code, provided that such “like-kind exchange” proceeds shall be held in escrow in accordance with the requirements of such Section 1031, (ii) Indebtedness that has been defeased in accordance with the loan documents for such Indebtedness and for which the Borrower certifies as to such defeasance in a manner reasonably satisfactory to the Administrative Agent and (iii) cash on hand of the Parent and its Subsidiaries in an amount not to exceed 0.50% of Consolidated Total Book Value, provided that such cash is not subject to any Lien or other encumbrance or restriction of any kind.
“Total Unencumbered Asset Value” means, at any date of determination, an amount equal to the sum of (i) the Asset Values of all Unencumbered Properties (which shall include any New York Property subject to a New York Mortgage) on such date plus (ii) Liquid Investments of the Parent on a Consolidated basis on such date that are not subject to any Liens of any kind (including any such Lien or restriction imposed by (A) any agreement governing Indebtedness and (B) the organizational documents of the Parent or any of its Subsidiaries) and, in each case, that (a) are not subject to any agreement (including (x) any agreement governing Indebtedness and (y) if applicable, the organizational documents of the Parent or any of its Subsidiaries) which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such assets (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Parent or its Subsidiaries), and (b) are not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien on such assets, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), but excluding any agreement that conditions the ability of the Parent or its Subsidiaries to encumber their assets upon the maintenance of one or more specified ratios that limit the ability of such Persons to encumber their assets but that do not generally prohibit the encumbrance of assets, or the encumbrance of specific assets); provided that, for purposes of calculating this amount, (1) Unencumbered Properties owned or leased by Joint Venture Subsidiaries may not exceed 25% of the Total Unencumbered Asset Value, and (2) Non-Core Hotel Properties may not comprise more than 10% of Total Unencumbered Asset Value.
“Type” has the meaning set forth in Section 1.04.
“Unconsolidated Entity” means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting or as a loan or advance to the other Person, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date. Any Person that is an Unconsolidated Entity with respect to another Person shall not be deemed to be a Subsidiary of such Person.
“Unconsolidated Entity Percentage” means, for any Person, with respect to a Person’s Unconsolidated Entity, the percentage ownership interest of such Person in such Unconsolidated Entity, provided that, in the event that such Person is the general partner of such Unconsolidated Entity, such Person’s Unconsolidated Entity Percentage with respect to such Unconsolidated Entity shall be 100% with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (provided that such Indebtedness shall not be deemed to be recourse to such general partner solely because of customary carveouts to non‑recourse Indebtedness as described in the definition of “Secured Non-Recourse Indebtedness”); provided further that when the Investment in an Unconsolidated Entity is in the form of preferred stock or a loan or advance, the Unconsolidated Entity Percentage shall be a percentage equal to (a) the amount of such Investment divided by (b) the aggregate amount of the Investments by all Persons in the Unconsolidated Entity.
“Unencumbered” means, with respect to any Hotel Property, at any date of determination, the circumstance that such Hotel Property on such date:
(a)    is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries, but excluding Permitted Encumbrances and, in the case of any Qualified Ground Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Qualified Ground Lease);
(b)    is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon such Hotel Property, other than Permitted Encumbrances (excluding any agreement or organizational document which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries); and
(c)    is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on such Hotel Property, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause).

For the purposes of this Agreement, any Hotel Property owned by a Subsidiary of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel Property and (ii) all Stock owned directly or indirectly by the Borrower in such Subsidiary is Unencumbered.
“Unencumbered Property” means, as of any date it is to be determined, each Hotel Property that is owned or leased by the Borrower or any Material Subsidiary, and that satisfies each of the following conditions:
(a)    such Hotel Property (i) is Unencumbered, (ii) free of all material title defects, and (iii) either (A) owned (together with the land on which it is located) in fee simple by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary, (B) owned by the Borrower or its direct or indirect Wholly-Owned Subsidiary or Joint Venture Subsidiary and located on land leased to the Borrower or such Subsidiary pursuant to a Qualified Ground Lease, or (C) owned (together with the land on which it is located ) in fee simple by a qualified intermediary within the meaning of Internal Revenue Service Regulation 1.1031(k)-1(g)(4) that is acting for the benefit of the Borrower or its direct or indirect Wholly‑Owned Subsidiary or Joint Venture Subsidiary (each such entity, a “Qualified Intermediary”), all as evidenced by a copy of the most recent ALTA Owner’s Policy of Title Insurance (or commitment to issue such a policy to the Borrower or its Subsidiary owning or to own such Hotel Property) relating to such Hotel Property showing the identity of the fee titleholder thereto and all matters of record as of its date and, if such Hotel Property is owned by a Qualified Intermediary, documents establishing that the Qualified Intermediary acts at the direction of the Borrower or its direct or indirect Wholly‑Owned Subsidiary or Joint Venture Subsidiary;
(b)    If the Property Owner for such Hotel Property is not the Borrower, the Property Owner shall be (i) either a Wholly-Owned Subsidiary or a Joint Venture Subsidiary of the Borrower whose sole assets are Unencumbered Properties, who is not liable for any Indebtedness other than the Obligations, who complies in all material respects with all of the covenants and requirements of Material Subsidiaries under the Credit Documents and who has delivered to the Administrative Agent an Accession Agreement executed by such Subsidiary (provided, however, that no Accession Agreement shall be required if at such time a Guaranty is not required under this Agreement from any Person other than the Parent), (ii) a Qualified Intermediary, as defined in clause (a) above, whose sole assets are Unencumbered Properties, who is not liable for any Indebtedness, and whose sole beneficiary is either the Borrower or a Wholly‑Owned Subsidiary or Joint Venture Subsidiary of the Borrower that complies in all material respects with all of the covenants and requirements of Material Subsidiaries under the Credit Documents and has delivered to the Administrative Agent an Accession Agreement executed by such Subsidiary (provided, however, that no Accession Agreement shall be required if at such time a Guaranty is not required under this Agreement from any Person other than the Parent), or (iii) a Joint Venture Subsidiary that has more than 50% of its outstanding Equity Interests owned by a Joint Venture Guarantor or the Borrower.
(c)    if such Hotel Property is subject to a Qualified Ground Lease, no default by the lessee under the Qualified Ground Lease exists and the Qualified Ground Lease remains in full force and effect;
(d)    such Hotel Property is free of all material structural defects;
(e)    such Hotel Property is (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Claim;
(f)    neither all nor any material portion of such Hotel Property shall be the subject of any proceeding by a governmental authority for the condemnation, seizure or appropriation thereof, nor the subject of any negotiations for sale in lieu of condemnation, seizure or appropriation;
(g)    such Hotel Property is (i) located in either the United States of America or in an Approved Other Country and (ii) either (A) a full service hotel located in a resort, convention or urban market, (B) a limited service hotel located in an urban market, or (C) a Non-Core Hotel Property; and
(h)    the Borrower shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent, on behalf of the Banks, all documents, and taken all actions reasonably required by the Administrative Agent from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, or otherwise to carry out the purposes of the Credit Documents, and the transactions contemplated thereunder, the Administrative Agent shall have received all other evidence and information that it may reasonably require.
For the avoidance of doubt, the Hotel Properties listed on Schedule 1.01(b) attached hereto, which constituted Unencumbered Properties (as such term is defined in the Existing Agreement) under the Existing Agreement immediately prior to the execution of this Agreement, are deemed to be Unencumbered Properties as of the Closing Date.
“Unsecured Indebtedness” of any Person means the Total Liabilities of such Person, and, with respect to the Parent, to the extent deducted in determining Total Liabilities, those items included in clause (e) of the definition of Total Liabilities, but excluding in each case all Secured Indebtedness of such Person. For the avoidance of doubt and notwithstanding anything to the contrary herein, (a) all Obligations in respect of the Facility (whether or not any Pledge Agreement is in effect) and (b) any Unsecured Indebtedness secured solely by a lien permitted by Section 6.01(f) shall be deemed to be Unsecured Indebtedness for the purposes of Articles VI, VII and VIII.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary for which such Person’s ownership interest is 99% or more.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
Section 1.03    Accounting Terms; Changes in GAAP. (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis.
(b)    Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.
(c)    If any changes in accounting principles after the Closing Date required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made. Until covenants, standards, or terms of this Agreement are amended in accordance with this Section 1.3(c), such covenants, standards and terms shall be computed and determined in accordance with accounting principles in effect prior to such change in accounting principles.
(d)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.04    Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination whether such Advance is a LIBOR Advance or Base Rate Advance, each of which constitutes a Type.
Section 1.05    Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.
Section 1.06    Commitment Increases. (a) The Borrower shall be entitled to request that the Total Commitments be increased to an amount not exceeding Seven Hundred Million Dollars ($700,000,000) in the aggregate, and provided that (i) no Default then exists, (ii) the Borrower gives the applicable Banks 30 days’ prior written notice of such election, (iii) no Bank shall be obligated to increase such Bank’s Commitment without such Bank’s written consent which may be withheld in such Bank’s sole discretion, (iv) the Borrower, not the Banks or the Administrative Agent, shall be responsible for arranging for Persons to provide the additional Commitment amounts; and (v) any Person providing any additional Commitment amount must qualify as an Eligible Assignee and be reasonably acceptable to the Administrative Agent if such Person is not already a Bank. In connection with any such increase in the Total Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement.
(b)    On the date (“Funding Date”) of any future increase in the Total Commitments permitted by this Agreement, such date designated by the Administrative Agent, the Banks whose Commitments have increased in connection with such future increase in the Total Commitments shall fund to the Administrative Agent such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances, based upon the Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received to the other Banks in such amounts as may be required to cause each of them to hold its Pro Rata Share of Advances, as of such Funding Date. The Banks receiving such amounts to be applied to LIBOR Advances may demand payment of the breakage costs under Section 2.08 as though the Borrower had elected to prepay such LIBOR Advances on such date and the Borrower shall pay the amount so demanded as provided in Section 2.08. The first payment of interest received by the Administrative Agent after such Funding Date shall be paid to the Banks in amounts adjusted to reflect the adjustments of their respective Pro Rata Shares of the Advances as of the Funding Date.
ARTICLE II

THE ADVANCES
Section 2.01    The Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a single Advance in Dollars to the Borrower on the Closing Date in an amount equal to such Bank’s Commitment. The Borrower may from time to time prepay the Advances or any portion thereof pursuant to Section 2.07. Amounts repaid on the Advances may not be reborrowed.
Section 2.02    Method of Borrowing. (a) Notice. Each Borrowing shall be made by telephone (promptly confirmed in writing on the same day) pursuant to a Notice of Borrowing, given not later than 1:00 P.M. (New York City time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of LIBOR Advances, or (ii) on the Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give each Bank prompt notice on the day of receipt of such timely telephone call or Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, (iv) whether such Borrowing is subject to a Swap Contract between the Borrower and a Swap Bank, and (v) if such Borrowing is to be comprised of LIBOR Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.06(b). Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 11.02, or such other location as the Administrative Agent may specify by written notice to the Banks, in same day funds, such Bank’s Pro Rata Share of such Borrowing. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or to such other account as the Borrower shall specify to the Administrative Agent in writing.
(b)    Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent’s office no later than 1:00 P.M. (New York City time) (i) on the date which is at least 3 Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of LIBOR Advances and (ii) on the Business Day prior to the proposed conversion date in the case of a Conversion to a Borrowing comprised of Base Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, LIBOR Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Advance including the continuation of a LIBOR Advance, the Borrower shall be deemed to have selected a Base Rate Advance.
(c)    Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:
(i)    [Reserved];
(ii)    [Reserved];
(iii)    at no time shall there be more than eight (8) Interest Periods applicable to outstanding LIBOR Advances;
(iv)    the Borrower may not select LIBOR Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;
(v)    if any Bank shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any Legal Requirement after the date hereof makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Advances or to fund or maintain LIBOR Advances, then such Bank’s Pro Rata Share of such Borrowing shall be made as a Base Rate Advance, provided that such Base Rate Advance shall be considered part of the same Borrowing and interest on such Base Rate Advance shall be due and payable at the same time that interest on the LIBOR Advances comprising the remainder of such Borrowing shall be due and payable; and such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank;
(vi)    if the Administrative Agent is unable to determine the LIBOR for LIBOR Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(vii)    if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR for LIBOR Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and
(viii)    if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Converted into Base Rate Advances.
(d)    Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
(e)    Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand, and without duplication, such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for each such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.
(f)    Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.
(g)    Notes. Upon the request of a Bank, the indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank shall be evidenced by one or more Notes; provided, however, that to the extent no Note has been issued to a Bank, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit made hereunder.
(h)    Bank Booking Vehicles. Each Bank may, at its option, make any Advance available to the Borrower by causing any foreign or domestic branch or Affiliate of such Bank to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower or any Bank in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(h) shall be deemed to obligate any Bank to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Bank that it has obtained or will obtain the funds for any Advance in any particular place or manner.

Section 2.03    Fees. (a)    [Reserved].
(b)    [Reserved].
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent for the Administrative Agent’s account the fees set forth in any separate letter agreement executed and delivered by the Borrower and to which the Administrative Agent is a party, as the same may be amended from time to time (collectively, the “Fee Letter”) in accordance with the terms thereof, as and when the same are due and payable pursuant to the terms of such Fee Letter.
Section 2.04    Reduction of the Commitments. (a) [Reserved].
(b)    [Reserved].
(c)    The Commitments shall be permanently reduced on a ratable basis upon receipt by the Administrative Agent of any Mandatory Prepayment in an amount (the “Mandatory Commitment Reduction”) equal to the lesser of (i) the amount of such Mandatory Prepayment, and (ii) the amount which upon application to the outstanding Advances would reduce the Leverage Ratio to 6.50:1.00 on a pro forma basis taking into account any other prepayments made by the Borrower on or before the date of determination.
Section 2.05    Repayment of Advances. The Borrower shall repay the outstanding principal amount of each Advance on the Maturity Date.
Section 2.06    Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(a)    Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on (x) a 365 or 366, as the case may be, day year to the extent the interest rate is based upon Citibank’s base rate and (y) a 360 day year to the extent the interest rate is based upon either the Federal Funds Rate or LIBOR) equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the first day of each calendar month, provided that during the continuance of an Event of Default, Base Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (1) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus 2% and (2) the Maximum Rate.
(b)    LIBOR Advances. If such Advance is a LIBOR Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such LIBOR Advance shall be paid in full, and, with respect to LIBOR Advances having an Interest Period in excess of one month, the numerically corresponding day to the initial day of such Interest Period in each calendar month during such Interest Period; provided, however, that if there is no numerically corresponding day in any such month or if the Interest Period begins on the last Business Day of a calendar month, interest shall be payable on the last Business Day of each calendar month during the Interest Period; provided further that during the continuance of an Event of Default, LIBOR Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such Event of Default commenced plus 2% and (ii) the Maximum Rate.
(c)    Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this

Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.
(d)    Other Amounts Overdue. If any amount payable under this Agreement or any Credit Documents other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Base Rate plus 2%, from the date such amount became due until the date such amount is paid in full.
Section 2.07    Prepayments.
(a)    Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.07.
(b)    Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving by 1:00 P.M. (New York City time) (i) in the case of LIBOR Advances, at least 3 Business Days’ prior written notice or (ii) in case of Base Rate Advances, at least 1 Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and with respect to LIBOR Advances shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $100,000.
(c)    Mandatory Prepayments. The Borrower shall prepay the Collective Facilities at the times and in the manner set forth below in the respective amounts set forth in the following clauses (i) and (ii) (the “Mandatory Prepayment Funds”):
(i)    In the case of any Material Asset Sale occurring during a Leverage Trigger Period, within 3 Business Days following the end of the applicable Reinvestment Period (the “Repayment Date”), the Borrower shall prepay the Collective Facilities in an aggregate amount equal to all Net Cash Proceeds resulting from such Material Asset Sale; provided, however, that the amount of the required prepayments under this clause (i) shall be reduced first by, for any Material Asset Sale individually, the amount of any Reinvestments up to the amount of such Net Cash Proceeds made during the 6-month period immediately following the closing of such Material Asset Sale (the “Reinvestment Period”) and second by, for all Material Asset Sales collectively, the first $100,000,000 of Net Cash Proceeds above any such Reinvestments resulting from such Material Asset Sales; provided, however, that (1) if the applicable Repayment Date is not during a Leverage Trigger Period, then no Mandatory Prepayments shall be required with respect to such Material Asset Sale pursuant to this Section 2.07(c)(i), and (2) if, on the applicable Repayment Date, a Subsidiary of the Borrower shall be a party to a binding contract for the purchase of an Unencumbered Property executed during the applicable Reinvestment Period, then the applicable Reinvestment Period shall be extended for a period of 60 days upon Borrower’s notice to the Administrative Agent, which notice shall be accompanied by a certified copy of the applicable purchase contract, but in no case shall a single Reinvestment Period be so extended more than once; and

(ii)    In the case of any Refinancing Debt incurred during a Leverage Trigger Period, within 3 Business Days following incurrence of such Refinancing Debt, the Borrower shall prepay the Collective Facilities in an aggregate amount equal to all Net Cash Proceeds resulting from such Refinancing Debt.
The Mandatory Prepayment Funds shall first be applied to the Collective Facilities on a pro rata basis based on the principal amount, as of the date of the applicable prepayment, of outstanding Advances (as such term is defined herein or in the Consolidated Credit Agreement, as applicable) in an amount equal to the Mandatory Commitment Reduction. Any Mandatory Prepayment Funds remaining after applying an amount equal to the Mandatory Commitment Reduction as described in the immediately preceding sentence shall be applied to the outstanding Revolving Facility Advances (as such term is defined in the Consolidated Credit Agreement). Any Mandatory Prepayment Funds remaining after payment of all outstanding Revolving Facility Advances (as such term is defined in the Consolidated Credit Agreement) shall be deposited into the Cash Collateral Account (as such term is defined in the Consolidated Credit Agreement) up to the outstanding Letter of Credit Exposure (as such term is defined in the Consolidated Credit Agreement) as security for the Obligations (as such term is defined herein or in the Consolidated Credit Agreement) and such funds shall be disbursed in accordance with Section 8.04 of the Consolidated Credit Agreement mutatis mutandis.
(d)    Ratable Payments. Each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.
(e)    Effect of Notice. All notices given pursuant to this Section 2.07 shall be irrevocable and binding upon the Borrower.
Section 2.08    Breakage Costs. If (a) any payment of principal of any LIBOR Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Advance on the date such payment is due and payable; or (d) the Borrower exercises its right under Section 2.14(a), the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any losses (other than lost profit), out‑of‑pocket costs or expenses which it reasonably incurs as a result of such payment, nonpayment or replacement, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.
Section 2.09    Increased Costs. (a)    LIBOR Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any Legal Requirement enacted, issued or promulgated after the date of this Agreement or (ii) the compliance with any guideline, rule, directive or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement, there shall be any increase in the cost to any Bank of agreeing to make or making, funding, converting into, continuing or maintaining LIBOR Advances, then the Borrower shall from time to time, within 10 days of written demand by such Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

(b)    Capital Adequacy. If any Bank determines in good faith that compliance with any Legal Requirement or any guideline, rule, directive or request from any central bank or other Governmental Authority (whether or not having the force of law) enacted, issued or promulgated after the date of this Agreement affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or any Person controlling such Bank and that the amount of such capital or liquidity is increased by or based upon the existence of such Bank’s commitment to lend and other commitments of this type, then, upon 10 days’ prior written notice by such Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank, as the case may be, from time to time as specified by such Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank, in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital or liquidity to be allocable to the existence of such Bank’s commitment to lend under this Agreement. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.
(c)    [Reserved].
(d)    Dodd Frank; Basel III. Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign financial regulatory authorities, in each case pursuant to Basel III shall in each case be deemed an introduction or change of the type referred to in this Section 2.09, regardless of the date enacted, adopted or issued or implemented.
Section 2.10    Payments and Computations.
(a)    Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent without setoff, deduction or counterclaim at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will on the same day such payment is deemed received from the Borrower cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, or a specific Bank pursuant to Section 2.03(c), 2.06(c), 2.08, 2.09, 2.11 or 2.12 but after taking into account payments effected pursuant to Section 11.04) to the Banks in accordance with each Bank’s Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that the Administrative Agent shall not have so made payment to a Bank on the day required under this Agreement, the Administrative Agent agrees to immediately pay such Bank such payment, together with interest on such amount, for each day from the date such amount was deemed received by the Administrative Agent until the date such amount is paid to such Bank at the Federal Funds Rate for each such day.
(b)    Computations. All computations of interest based on Citibank’s base rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of fees and interest based on the LIBOR and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.
(c)    Non‑Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)    Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.
(e)    Application of Payments. (i)    Unless otherwise specified in Section 2.07 hereof and so long as no Event of Default shall have occurred and be continuing at such time under any of the Collective Facilities (in which case, the provisions of Section 2.10(e)(ii) shall apply), whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document and the payment of fees and expenses due and payable to each Bank under Section 11.04, ratably among such Persons in accordance with the aggregate amount of such payments owed to each such Person; second, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of all other fees due and payable under Section 2.03, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; fourth, to the payment of the interest accrued on all of the Notes, ratably among the Banks in accordance with their respective Pro Rata Shares; and fifth, to the payment of (1) the principal amount of outstanding Advances, regardless of whether any such amount is then due and payable and (2) breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower and any Swap Bank to the extent such Swap Contract is permitted hereunder, ratably among such Persons in accordance with the aggregate amount of such payments owed to each such Person.
(ii)    For the purposes of this Section 2.10(e)(ii), each capitalized term shall have the meaning given thereto on a collective basis by the loan documentation for the Collective Facilities. Unless otherwise specified in Section 2.07 hereof, whenever any payment received by the Administrative Agent under the Collective Facilities, which does not specify to which of the Collective Facilities it should be applied, and which is not specifically allocated by any other provision of this Agreement, is insufficient to pay in full all amounts then due and payable with respect to the Collective Facilities or if any payment is received by the Administrative Agent when an Event of Default under any of the Collective Facilities shall have occurred and be continuing, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement, the Consolidated Credit Agreement or any other Credit Document and the payment of fees and expenses due and payable to each Issuing Bank and each Bank, ratably among such Persons in accordance with the aggregate amount of such payments owed to each such Person; second, to the payment of all expenses due and payable under Section 2.11(c) hereof and under Section 2.11(c) of the Consolidated Credit Agreement, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to each Issuing Bank pursuant to Section 2.03(b) of the Consolidated Credit Agreement, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; fourth, to the payment of all other fees due and payable under Section 2.03 hereof and under Section 2.03 of the Consolidated Credit Agreement, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; fifth, to the payment of the interest accrued on all of the Notes, and the interest accrued on Letter of Credit Obligations, ratably among the Banks in accordance with their respective Pro Rata Shares; sixth, if no Event of Default shall have occurred and be continuing at such time, then, ratably among such Persons in accordance with the aggregate amount of such payments owed to each such Person, (a) to the payment of the principal amount of outstanding Revolving Facility Advances and Letter of Credit Obligations, regardless of whether any such amount is then due and payable, and thereafter if there are funds remaining, then (b) to the payment of (1) the principal amount of outstanding TL Facility Advances, regardless of whether any such amount is then due and payable, (2) the principal amount of outstanding Advances under the Consolidated Credit Agreement, regardless of whether any such amount is then due and payable, and (3) breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower and any Swap Bank to the extent such Swap Contract is permitted hereunder; and seventh, if an Event of Default under any of the Collective Facilities shall have occurred and be continuing at such time, then, ratably among such Persons in accordance with the aggregate amount of such payments owed to each such Person to the payment of (a) the principal amount of outstanding Revolving Facility Advances and Letter of Credit Obligations, regardless of whether any such amount is then due and payable, (b) the principal amount of outstanding TL Facility Advances, regardless of whether any such amount is then due and payable, (c) the principal amount of outstanding Advances, regardless of whether any such amount is then due and payable, and (d) breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower and any Swap Bank to the extent such Swap Contract is permitted hereunder.
(iii)    Notwithstanding anything in this Agreement to the contrary, each of Sections 2.07(c), 2.10(e)(ii) and this Section 2.10(e)(iii) shall inure to the benefit of each Bank (as such term is defined in the Consolidated Credit Agreement) as a third party beneficiary. Notwithstanding any provision herein or in any other Credit Document to the contrary, none of Sections 2.07(c), 2.10(e)(ii) or this Section 2.10(e)(iii), nor the applicable defined terms used in such Sections may be amended or waived without the written consent of the Required Lenders (as such term is defined in the Consolidated Credit Agreement).
(f)    Register. The Administrative Agent shall record in the Register the Commitment and the Advances from time to time of each Bank and each repayment or prepayment in respect to the principal amount of such Advances of each Bank. Any such recordation shall be conclusive and binding on the Borrower and each Bank, absent manifest error; provided however, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations hereunder in respect of such Advances.
Section 2.11    Taxes.
(a)    No Deduction for Certain Taxes. Any and all payments by or on account of any Obligations of the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), except as required by applicable law, excluding, (i) in the case of each Bank, and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of such jurisdiction or by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision of such jurisdiction and (ii) any U.S. federal withholding tax imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder (collectively, “FATCA”), and (iii) any withholding tax imposed on amounts payable to or for the account of any Bank or the Administrative Agent with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which such Bank or the Administrative Agent acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or designates a new Applicable Lending Office, except in each case to the extent that, pursuant to this Section 2.11(a) or Section 2.11(c), amounts with respect to such Taxes were payable either to such Bank’s or the Administrative Agent’s assignor immediately before such Person became a party hereto or to such Bank immediately before it changed its Applicable Lending Office (all such excluded Taxes in respect of payments hereunder or under any Credit Document being referred to as “Excluded Taxes”, and all Taxes other than Other Taxes and Excluded Taxes being referred to as “Indemnified Taxes”). If the Borrower shall be required by law (as determined in the good faith discretion of the Borrower) to deduct any Taxes from or in respect of any sum payable to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower’s obligation to deduct or withhold Taxes is caused solely by such Bank’s or the Administrative Agent’s failure to provide the forms described in paragraph (g) of this Section 2.11 and such Bank or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.
(b)    Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under, or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).
(c)    Indemnification by Borrower. Subject to the proviso of Section 2.11(a), the Borrower indemnifies each Bank and the Administrative Agent for the full amount of Indemnified Taxes or Other Taxes imposed on or paid by such Bank or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, or required to be withheld or deducted from a payment to such Bank or the Administrative Agent, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by any Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of any Bank, shall be conclusive absent manifest error. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent or any such Bank. If any Bank or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Bank or the Administrative Agent, as the case may be, shall promptly pay to the Borrower the Borrower’s share of such refund, net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary herein, in no event will the Administrative Agent or any Bank be required to pay any amount to the Borrower pursuant to this Section 2.11(c) the payment of which would place the Administrative Agent or any Bank in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.11(c) shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
(d)    Indemnification by Banks.    Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 2.10(f) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Bank, in each case that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Credit Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Tax Payments. The Borrower will pay prior to delinquency all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.
(f)    Withholding Tax Documentation. Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to the Borrower and the

Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g) below) shall not be required if in the applicable Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(g)    Foreign Bank Withholding Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance two duly completed copies of the Prescribed Forms, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Bank which delivers to the Borrower and the Administrative Agent a Prescribed Form further undertakes to deliver to the Borrower and the Administrative Agent two further copies of a replacement Prescribed Form, on or before the date that any such Prescribed Form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such Prescribed Form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Prescribed Forms. If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Survival.    Without prejudice to the survival of any other agreement of any party hereunder or under any other Credit Document, the agreements and obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent, the assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Credit Documents.
Section 2.12    Illegality. (a) Notice.    If any Bank shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank by notice to the Borrower and the Administrative Agent no later than 12:00 Noon (New York City time), (i) if not prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Advance of such Bank or (ii) if prohibited by Legal Requirement to maintain such LIBOR Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all LIBOR Advances of such Bank then outstanding to Base Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.
(b)    Dodd Frank; Basel III.    Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed an introduction or change of the type referred to in this Section 2.12, regardless of the date enacted, adopted or issued.
Section 2.13    [Reserved].
Section 2.14    Bank Replacement.
(a)    Right to Replace. The Borrower shall have the right to replace any Bank affected by a condition under Section 2.02(c)(v), 2.09, 2.11, or 2.12 for more than 90 days (each such affected Bank, an “Affected Bank”) in accordance with the procedures in this Section 2.14 and provided that no reduction of the Total Commitments occurs as a result thereof. Additionally, in the event that any Bank shall, for more than 30 days after solicitation in writing from the Administrative Agent, fail to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Banks and that has been consented to by the Administrative Agent and the Required Lenders for more than 30 days from the date of which the Administrative Agent has solicited such Bank’s consent, such Bank shall be deemed to be an Affected Bank, and the Borrower shall have the right to replace such Affected Bank.
(b)    First Right of Refusal; Replacement. (i) Upon the occurrence of any condition permitting the replacement of a Bank, the Administrative Agent in its sole discretion shall have the right to reallocate the amount of the Commitments of the Affected Banks among the non-Affected Banks pro rata in accordance with their respective Commitments, including without limitation to Persons which are not already party to this Agreement but which qualify as Eligible Assignees, which election shall be made by written notice within 30 days after the date such condition occurs, provided that any reallocation to any non-Affected Bank shall not be made without the prior written consent of such non-Affected Bank.
(ii)    Without limiting the foregoing, the Borrower shall have the right to add additional Banks which are Eligible Assignees to this Agreement to replace the Commitments of any Affected Banks.
(c)    Procedure. Any assumptions of Commitments pursuant to this Section 2.14 shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Acceptance and by following the procedures in Section 11.06 for adding a Bank. In connection with the reallocation of the Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with a reallocated Commitment shall purchase from the Affected Banks at par such Bank’s ratable share of the outstanding Advances of the Affected Banks.
(d)    Affected Bank’s Assignment and Acceptance. If an Affected Bank being replaced pursuant to this Section 2.14 does not execute and deliver to the Eligible Assignee a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the date on which the Eligible Assignee executes and delivers such Assignment and Acceptance and/or such other related documentation contemplated by this Section 2.14, then such Affected Bank shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Affected Bank.

Section 2.15    Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off or otherwise) on account of its Advances in excess of its Pro Rata Share of payments on account of the Advances obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank’s ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank’s ratable share (according to the proportion of (a) the amount of such Bank’s required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.
Section 2.16    [Reserved].
Section 2.17    Reallocation of Bank Pro Rata Shares. The Advances made under the Existing Agreement shall be deemed to be made under this Agreement on the date hereof, without executing any other documentation, and all such Advances currently outstanding shall be reallocated among the Banks as follows:
(a)    [Reserved].
(b)    On the Effective Date, each Bank that will have a greater Pro Rata Share of the Facility upon the Effective Date than its Pro Rata Share (under and as defined in the Existing Agreement) of the Facility (under and as defined in the Existing Agreement) immediately prior to the Effective Date (each, a “TL Purchasing Bank”), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Bank that will have a smaller Pro Rata Share of the Facility upon the Effective Date than its Pro Rata Share (under and as defined in the Existing Agreement) of the Facility (under and as defined in the Existing Agreement) immediately prior to the Effective Date (each, a “TL Selling Bank”) in all such TL Selling Bank’s rights and obligations under this Agreement and the other Credit Documents as a Bank with respect to the Facility (collectively, the “Assigned TL Rights and Obligations”) so that, after giving effect to such assignments, each Bank shall have its respective Commitment as set forth in Schedule 1.01(a) and a corresponding Pro Rata Share of all Advances then outstanding under the Facility. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each TL Selling Bank shall be deemed to represent and warrant to each TL Purchasing Bank that the Assigned TL Rights and Obligations of such TL Selling Bank are not subject to any Liens created by that TL Selling Bank.
(c)    The Administrative Agent shall calculate the net amount to be paid or received by each Bank in connection with the assignments effected hereunder on the Effective Date. Each Bank required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 1:00 P.M. (Eastern Standard Time) on the Effective Date. The Administrative Agent shall distribute on the Effective Date the proceeds of such amounts to the Banks entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Bank is entitled to receive at the primary address set forth in Schedule 1.01(a) or at such other address as such Bank may request in writing to the Administrative Agent.

Section 2.18    No Novation. All obligations of the Borrower under the Existing Agreement shall become obligations of the Borrower hereunder, and the provisions of the Existing Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Existing Agreement pursuant to this Agreement shall not constitute a novation of the Existing Agreement.
ARTICLE III

CONDITIONS OF LENDING
Section 3.01    Conditions Precedent to Initial Advance. The obligation of each Bank to make its initial Advance under this Agreement as part of the initial Borrowing under this Agreement is subject to the following conditions precedent:
(a)    Documentation. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower, the Guarantors and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and, with respect to this Agreement, the Notes, the Guaranty and the Environmental Indemnity, in sufficient copies for each Bank (except for each Note, as to which one original of each shall be sufficient):
(i)    a Note or Notes (as applicable) duly executed by the Borrower and payable to the order of each Bank that has requested the same, the Guaranty, and the Environmental Indemnity;
(ii)    a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Parent on behalf of the Borrower dated as of the Closing Date stating that as of the Closing Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects); (B) no Default has occurred and is continuing; (C) the conditions in this Section 3.01 have been met or waived in writing; and (D) to the best of the Borrower’s knowledge there are no claims, defenses, counterclaims or offsets by the Borrower, the Parent and any of their Subsidiaries against the Banks under the Credit Documents;
(iii)    a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower, each Guarantor, each Subsidiary of the Parent and each general partner or managing member (if any) of each of the foregoing, dated as of the Closing Date certifying as of the Closing Date to the extent applicable (A) the names and true signatures of officers or authorized representatives of the general partner of such Person authorized to sign the Credit Documents to which such Person is a party as general partner of such Person, (B) resolutions of the Board of Directors or the members of the general partner of such Person approving the transactions herein contemplated and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Credit Documents and each Credit Document to which it is or is to be a party, (C) a true and correct copy of the organizational documents of the general partner of such Person, (D) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Person, and (E) a true and correct copy of all partnership or other organizational authorizations necessary or desirable in connection with the transactions herein contemplated;
(iv)    a certificate of the Secretary or an Assistant Secretary of the Parent dated as of the Closing Date certifying as of the Closing Date (A) resolutions of the Board of Directors or the members of the general partner of such Person approving the transactions herein contemplated and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Credit Documents and each Credit Document to which it is or is to be a party, (B) the copies of the charter and bylaws of the Parent and any modification or amendment to the articles or certificate of incorporation or bylaws of the Parent made since such date, and (C) that the Parent owns 100% of the general partner Equity Interests and at least 70% of the limited partner Equity Interests in the Borrower;

(v)    a copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each of the Parent, the Borrower and each Guarantor, dated reasonably near (but prior to) the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Person, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Person, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Person on file in such Secretary’s office, (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation;
(vi)    a copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any of the Parent, the Borrower and each Guarantor owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Change, dated reasonably near (but prior to) the Closing Date, stating with respect to each such Person that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such state and has filed all annual reports required to be filed to the date of such certificate;
(vii)    (A) one or more favorable written opinions of DeCampo, Diamond & Ash LLP, Hagan & Vidovic LLP and DLA Piper LLP, each special counsel for the Borrower, the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, and (B) such other legal opinions as the Administrative Agent shall reasonably request, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve;
(viii)    in the event the initial Advance is a LIBOR Advance made on the Closing Date, a breakage indemnity letter agreement executed by the Borrower and dated as of the date of the related Notice of Borrowing in form and substance satisfactory to the Administrative Agent;
(ix)    any information or materials reasonably required by the Administrative Agent or any Bank in order to assist the Administrative Agent or such Bank in maintaining compliance with (i) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and (ii) any applicable “know your customer” or similar rules and regulations;
(x)    a Compliance Certificate duly executed by a Responsible Officer of the Parent, dated the Closing Date or, if later, the date of the initial Advance, in each case confirming that the Parent is in compliance with the covenants contained in Article VII on such date (including after giving effect to the initial Advance, if any, made on such date);
(xi)    evidence satisfactory to the Administrative Agent that the Consolidated Credit Agreement has been made, or shall simultaneously with this Agreement be made, effective; and
(xii)    such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent may reasonably request.
(b)    Representations and Warranties. The representations and warranties contained in Article IV hereof, the Guaranty, and the Environmental Indemnity shall be true and correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects).
(c)    Certain Payments. The Borrower shall have paid the fees required to be paid as of the execution of this Agreement pursuant to the Fee Letter.

(d)    Qualified Unsecured Lender. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Administrative Agent is a Qualified Unsecured Lender (as such term is defined in the Consolidated Credit Agreement) and that the Obligations constitute Qualified Unsecured Debt (as such term is defined in the Consolidated Credit Agreement) and, as such, the Administrative Agent is entitled to the rights, benefits and protections accorded to a Qualified Unsecured Lender under Section 9.01(f) of the Consolidated Credit Agreement (which evidence may, in the sole discretion of the Administrative Agent, include copies of each of the notices, documents, certificates and acknowledgements identified in the definition of Qualified Unsecured Lender set forth in the Consolidated Credit Agreement.
(e)    Other. The Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request.
Section 3.02    Conditions Precedent for each Borrowing. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:
(a)    the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):
(i)    the representations and warranties contained in Article IV hereof, the Guaranty, and the Environmental Indemnity are correct in all material respects (except to the extent that any representation or warranty that is qualified by materiality shall be true and correct in all respects) as such representations and warranties may have changed based upon events or activities not prohibited by this Agreement on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and
(ii)    no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom;
(b)    the Borrower shall have executed and delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 2.02; and
(c)    the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank or the Administrative Agent as such party may reasonably request in order to confirm (i) the accuracy of the Borrower’s and any Guarantor’s representations and warranties contained in the Credit Documents, (ii) the Borrower’s and any Guarantor’s timely compliance with the terms, covenants and agreements set forth in the Credit Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Administrative Agent or any Bank or the ability of the Borrower to perform any of the Obligations.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants as follows:
Section 4.01    Existence; Qualification; Partners; Subsidiaries. (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change.
(b)    The Parent is a real estate investment trust duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change with respect to the Parent. The Parent has no first tier Subsidiaries except for (i) the Borrower, (ii) Subsidiaries the sole assets of which are direct or indirect Equity Interests in the Borrower, (iii) members of Permitted Other Subsidiaries, (iv) LHO Hollywood Financing, Inc. (QRS), a Delaware corporation, and (v) LHO New Orleans Financing, Inc., a Delaware corporation.
(c)    The Parent is the Borrower’s sole general partner with full power and authority to bind the Borrower to the Credit Documents.
(d)    The Parent owns a 1% general partner Equity Interest in and at least 70% of the limited partner Equity Interests in the Borrower.
(e)    Each Subsidiary of the Borrower is a limited partnership, general partnership, limited liability company or corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and Schedule 4.01 lists the jurisdiction of formation and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Borrower and/or the Parent owns, directly or indirectly, at least 99% of the Equity Interests in each such Subsidiary.
(f)    As of the date of this Agreement, neither the Borrower, nor the Parent, nor any of the Subsidiaries own directly or indirectly (i) such a percentage of the beneficial ownership interest in any participating lessee for a Hotel Property or (ii) such an Investment in the Personal Property for any Hotel Property as would, in each case, cause a potential Event of Default under Section 8.01(m).
Section 4.02    Partnership and Corporate Power. The execution, delivery, and performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons’ trust, partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary trust, corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i)  such Person’s declaration of trust, certificate or articles, as the case may be, of incorporation or by‑laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower’s partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower’s partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.
Section 4.03    Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing the absence of which could reasonably be expected to cause a Material Adverse Change.
Section 4.04    Enforceable Obligations. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; this Agreement, each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor and the Parent, and the Environmental Indemnity has been duly executed and delivered by the parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity (whether considered in proceeding at law or in equity).
Section 4.05    Parent Stock. As of December 1, 2016, the entire authorized capital stock of the Parent consists of (a) 200,000,000 shares of Parent Common Stock of which 113,088,074 shares of Parent Common Stock are duly and validly issued and outstanding, fully paid and nonassessable as of the Closing Date, and (b) 40,000,000 preferred shares of beneficial interest, $0.01 par value per share, of which 13,150,000 shares in the aggregate of Series H, Series I and Series J of such preferred shares of beneficial interest are duly and validly issued and outstanding, fully paid and nonassessable as of the Closing Date and such preferred shares of beneficial interest provide no rights to any holder thereof that may cause a violation of Section 6.04(f).  The issuance and sale of such Parent Common Stock and such preferred shares of beneficial interest of the Parent either (i) has been registered under applicable federal and state securities laws or (ii) was issued pursuant to an exemption therefrom.  The Parent meets the requirements for taxation as a REIT under the Code.
Section 4.06    Financial Statements. The Consolidated balance sheet of the Parent and its Subsidiaries, and the related Consolidated statements of operations, shareholders’ equity and cash flows, of the Parent and its Subsidiaries contained in the most recent financial statements delivered to the Banks, fairly present the financial condition in all material respects and reflects the Indebtedness of the Parent and its Subsidiaries as of the respective dates of such statements and the results of the operations of the Existing Properties for the periods indicated, and such balance sheet and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since December 31, 2015, neither a Material Adverse Change, nor any material adverse change to the prospects or the Property of the Parent or the Borrower has occurred.
Section 4.07    True and Complete Disclosure. No representation, warranty, or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Administrative Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. No representation, warranty or other statement made in any filing required by the Exchange Act contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent have made all filings required by the Exchange Act.
Section 4.08    Litigation. Except as set forth in the attached Schedule 4.08 and except with respect to any other actions or proceedings that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Change, as of the date of this Agreement there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, any participating lessee for a Hotel Property or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator.
Section 4.09    Use of Proceeds.
(a)    Advances. The proceeds of the Advances will be used by the Borrower (i) to refinance and repay existing Indebtedness, (ii) to make investments permitted pursuant to the provisions of Section 6.07, (iii) to finance the renovation, repair, restoration and expansion of Hotel Properties, Capital Expenditures and expenditures for FF&E for any Hotel Properties in accordance with the provisions of Section 5.06 and as permitted pursuant to the provisions of Sections 6.07 and 6.13, (iv) for general corporate purposes of the Borrower and its Subsidiaries, and (v) for costs incurred in connection with this Agreement and any Capitalization Event done in compliance with this Agreement.
(b)    Regulations. No proceeds of Advances will be used to purchase or carry any margin stock in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).
Section 4.10    Investment Company Act. Neither the Borrower, the Parent nor any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 4.11    Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent, the Borrower, their respective Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes and other impositions due and payable (which are material in amount) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss (which are material in amount) may be added thereto for non‑payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Parent, the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent, the Borrower or any other member of a Controlled Group is Property which the Parent, the Borrower or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent, the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.
Section 4.12    Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Parent, the Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Parent, the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.
Section 4.13    Condition of Hotel Property; Casualties; Condemnation. Except as disclosed in writing to the Administrative Agent, and except for such items as the Borrower or a Subsidiary is or will be addressing consistent with sound business practices and has sufficient funds to address, each Existing Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. None of the Properties of the Borrower or of any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Change, are pending and served nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to have a Material Adverse Change.

Section 4.14    Insurance. The Borrower and each of its Subsidiaries carry, or are the beneficiaries under, the insurance required pursuant to the provisions of Section 5.07.
Section 4.15    No Burdensome Restrictions; No Defaults. (a) Except in connection with Indebtedness which is (i) either permitted pursuant to the provisions of Section 6.02, or (ii) being repaid with the proceeds of the initial Borrowing, neither the Parent, the Borrower nor any of their respective Subsidiaries is a party to any indenture, loan or credit agreement. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or has received any notice of default with respect to (i) any contract, agreement, lease or other instrument or (ii) any Qualified Ground Lease, franchise agreement or management agreement which default could reasonably be expected to cause a Material Adverse Change.
(a)    No Default or Event of Default has occurred and is continuing.
Section 4.16    Environmental Condition. (a) Except as disclosed in writing to the Administrative Agent, to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits material for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.
(b)    Except as disclosed in writing to the Administrative Agent, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.
Section 4.17    Legal Requirements, Zoning, Utilities, Access. Except as set forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively “Permits”) required by Governmental Authority to own and operate the Hotel Properties, except for those Permits if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.
Section 4.18    Existing Indebtedness. Except for the Obligations, the only Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Closing Date is the Secured Non‑Recourse

Indebtedness, Secured Recourse Indebtedness and other Indebtedness set forth on Schedule 4.18 attached hereto and certain other Indebtedness incurred in the ordinary course of business not to exceed $50,000. No “default” or “event of default”, however defined, has occurred and is continuing under any such Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).
Section 4.19    Title; Encumbrances. With respect to the Existing Properties, the Borrower or any Material Subsidiary, as the case may be, has (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a ground lease, as to which it has a valid leasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property for which the Property Owner has a valid leasehold interest) free and clear of all Liens, and there exists no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Material Subsidiary (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others; provided that certain Capital Expenditures have been made to the Hotel Properties prior to the Effective Date for which the payment is not past due), except (A) Permitted Encumbrances and (B) the Personal Property (plus any replacements thereof) owned by the participating lessee for such Existing Property.
Section 4.20    Leasing Arrangements. Except for (i) those Operating Leases between a Property Owner and LaSalle Leasing or a wholly-owned Subsidiary of LaSalle Leasing and (ii) the Approved Third Party Operating Leases, the only material leases of Unencumbered Properties for which either the Borrower or a Material Subsidiary is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder. As of the Closing Date, each ground lease or ground sublease listed on Schedule 1.01(d) meets the qualifications of a “Qualified Ground Lease” under the definition thereof.
Section 4.21    Unencumbered Properties. The Borrower represents to the Banks and the Administrative Agent that the Unencumbered Properties as of the date of this Agreement are identified as such on Schedule 1.01(b) attached hereto.
Section 4.22    OFAC. None of the Parent, the Borrower, any Guarantor, any Material Subsidiary, any of their respective Subsidiaries or, to their knowledge, any director, officer, employee, agent or Affiliate thereof, is, or is owned or controlled by Persons that are (A) currently subject to any sanctions administered or enforced by the United States government (including, without limitation, OFAC) (“Sanctions”) or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; and the Borrower will not directly or indirectly use the proceeds of the Advances or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any Sanctions or in any manner that will result in a violation of Sanctions or any Anti-Corruption Laws applicable to any party hereto. Each of the Parent, the Borrower, the Guarantors, the Material Subsidiaries, their respective Subsidiaries and, to their knowledge, each of the directors, officers, employees, agents or Affiliates thereof, is in material compliance with all applicable Sanctions and Anti-Corruption Laws. In addition, the Borrower agrees to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.
Section 4.23    EEA Financial Institution. Neither the Borrower, the Parent nor any of their respective Subsidiaries nor any general partner or managing member of any of the foregoing, as applicable, is an EEA Financial Institution.
ARTICLE V

AFFIRMATIVE COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), the Borrower agrees to comply and, where applicable, cause the Parent to comply with the following covenants.

Section 5.01    Compliance with Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries and the Parent to comply, in all material respects with all Legal Requirements.
Section 5.02    Preservation of Existence, Separateness, Etc. (a) The Borrower will (i) preserve and maintain, and cause each of its Subsidiaries and the Parent to preserve and maintain, its partnership, limited liability company, corporate or trust (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and (ii) qualify and remain qualified, and cause each such Subsidiary and the Parent to qualify and remain qualified, as a foreign partnership, limited liability company, corporation or trust, as applicable, in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.
(b)    (i)  The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. or another nationally recognized stock exchange and (ii) the Parent shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission or such other nationally recognized stock exchange, as applicable.
(c)    The Borrower shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person, (ii) maintain its own bank accounts in its own name, separate from each other and any other Person, (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof. The Borrower shall use reasonable efforts to correct any known misunderstanding or misrepresentation regarding the independence of the Permitted Other Subsidiaries from the Borrower and the Borrower’s other Subsidiaries.
(d)    The Borrower shall, and shall cause the Permitted Other Subsidiaries which have Indebtedness and own a Hotel Property to, take all actions necessary to keep such Permitted Other Subsidiaries separate from the Borrower and the Borrower’s other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of such Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the bylaws, operating agreement or partnership agreement, as applicable, of such Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of such Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by such Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of such Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower’s other Subsidiaries, on the other hand, (iv) the holding of the annual stockholders meeting, if applicable, of such Permitted Other Subsidiaries, which are corporations on a date other than the date of the annual stockholders’ meeting of the Parent, and (v) preventing the cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by such Permitted Other Subsidiaries or any other assets of such Permitted Other Subsidiaries from being commingled with the cash, cash equivalents, credit card receipts or other revenues collected by the Borrower or the Borrower’s other Subsidiaries, provided that the foregoing shall not prohibit a Permitted Other Subsidiary from making dividend payments or distributions to the Borrower.
(e)    The Borrower shall, and shall cause the Permitted Other Subsidiaries to, manage the business of and conduct the administrative activities of the Permitted Other Subsidiaries independently from the business of the Borrower, any of the Borrower’s other Subsidiaries and any other Person. Any moneys earned by the Permitted Other Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of the Borrower, any of the Borrower’s other Subsidiaries and any other Person, and no assets of the Permitted Other Subsidiaries shall become commingled with assets of such Persons.
(f)    The Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of the Permitted Other Subsidiaries or any other Person.
Section 5.03    Payment of Taxes, Etc. The Borrower will pay and discharge, and cause each of its Subsidiaries and the Parent to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary or the Parent shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non‑payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.
Section 5.04    Visitation Rights; Bank Meeting. At any reasonable time and from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower’s or any of its Subsidiaries’ or the Parent’s operations, upon reasonable notice and during normal business hours, the Borrower will, and will cause its Subsidiaries and the Parent and any participating lessees to, permit the Administrative Agent or any of its agents or representatives thereof (at the Parent’s or the Borrower’s expense) and any Bank or any of its agents or representatives thereof (at such Bank’s expense), to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary and the Parent, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary and the Parent with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, participate in a meeting with the Administrative Agent and the Banks once during each calendar year to be held at a location as may be agreed to by the Borrower and the Administrative Agent at such time as may be agreed to by the Borrower and the Administrative Agent; provided that, without limitation of the provisions of Section 11.04, the Borrower shall not be obligated to reimburse the Banks for such Persons’ travel expenses in connection with such meeting.
Section 5.05    Reporting Requirements. The Borrower will furnish to the Administrative Agent and the Banks in each case in accordance with Section 11.02(b):
(a)    Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each Fiscal Quarter of the Parent (except when such Fiscal Quarter ends on the same day as the end of a Fiscal Year of Parent), the unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year‑end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer of the Parent.
(b)    Annual Financials. As soon as available and in any event not later than 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein the Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, and certified by KPMG L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in an opinion, without qualification as to the scope, and including, if requested by the Administrative Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with a Compliance Certificate duly executed by a Responsible Officer of the Parent.

(c)    Notices of Material Variations and Supplemental Reports. As soon as available and in any event not later than 60 days after the end of each Fiscal Quarter of the Parent and 90 days after the end of each Fiscal Year of the Parent, (i) written notice of any anticipated material variation to the consolidated operating budget or a Capital Expenditure and FF&E expenditure budget prepared pursuant to Section 5.05(d), except for such changes resulting from the acquisition of a New Property or the acquisitions of New Properties, (ii) a report certified by a Responsible Officer of the Parent setting forth for each Unencumbered Property for the Fiscal Quarter just ended the average daily rate, the average occupancy, the RevPAR, the total gross revenues, the total expenses, the Adjusted NOI and the payments made under the participating leases for such Hotel Properties, and (iii) a report certified by a Responsible Officer of the Parent setting forth for all of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries on a Consolidated basis for the Fiscal Quarter just ended the average daily rate, the average occupancy, the RevPAR, the total gross revenues, the total expenses, the Adjusted NOI and the payments made under the participating leases for such Hotel Properties.
(d)    Annual Budgets. No later than 60 days after the start of each Fiscal Year, the annual operating budget and Capital Expenditure and FF&E expenditure budget for such Fiscal Year for (i) the Unencumbered Properties on a Consolidated basis, (ii) all of the Hotel Properties owned or leased by the Parent or any of its Subsidiaries on a Consolidated basis, and (iii) on a Consolidated basis for the Parent and its Subsidiaries, in each case in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent’s Board of Directors for their review.
(e)    Securities Law Filings. Promptly and in any event within 10 Business Days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or partners of the Borrower.
(f)    Defaults. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.
(g)    ERISA Notices. As soon as possible and in any event (i) within 30 days after the Parent, the Borrower or any of a Controlled Group knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Parent, the Borrower or any of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Parent describing such Termination Event and the action, if any, which the Parent, the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Parent, the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any such member of such Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Parent, the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent, the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.
(h)    Environmental Notices. Promptly upon receipt thereof by the Parent, the Borrower or any of their Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased or owned Property, wherever located.

(i)    Other Governmental Notices or Actions. Promptly and in any event within five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.
(j)    Other Notices. (i) Promptly, a copy of any notice of default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Material Subsidiary from any franchisor, property manager, or any ground lessor under a Qualified Ground Lease, and
(ii)    Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Sections 4.01-4.04 untrue, notice thereof.
(k)    Material Litigation. As soon as possible and in any event within five days of any of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.
(l)    Certificate in Support of Release. Not more than 30 days prior to a request to release a Subsidiary’s obligations under the Guaranty pursuant to Section 5.09(b), a Compliance Certificate duly executed by a Responsible Officer of the Parent.
(m)    Investment Grade Rating Notice. Promptly upon a Responsible Officer becoming aware of a change in the Investment Grade Rating (including the initial issuance of any Investment Grade Rating) or any other credit rating given by S&P, Moody’s or another nationally-recognized rating agency to the Parent’s long‑term senior unsecured debt or any announcement that any such rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by S&P, Moody’s or another nationally-recognized rating agency, notice of such change, announcement or action.
(n)    Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as the Administrative Agent may from time to time reasonably request.
Section 5.06    Maintenance of Property. The Borrower will, and will cause each of its Subsidiaries to, (a) maintain their owned, leased, or operated Property in a manner substantially consistent with hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not renovate or expand any such Hotel Property except for the renovation or expansion of a Hotel Property which complies with the limitations set forth in this Agreement on the aggregate amount of renovations and expansions the Borrower, the Parent and their Subsidiaries are permitted at any one time, (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, and (d) substantially maintain and repair each Hotel Property as required by any franchise agreement, license agreement, management agreement or ground lease for such Hotel Property. Except as may be required to maintain the Parent’s status as a REIT under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name or for the benefit of the Property Owner for such Hotel Property.
Section 5.07    Insurance. The Borrower will maintain and/or remain the beneficiary under, and cause each of its Subsidiaries to maintain and/or remain the beneficiary under, the insurance required pursuant to Schedule 5.07.
Section 5.08    Use of Proceeds. The proceeds of the Advances have been, and will be used by the Borrower for the purposes set forth in Section 4.09(a) and in compliance with all applicable Sanctions and Anti-Corruption Laws.

Section 5.09    New Guarantors. (a) The Borrower will promptly notify the Administrative Agent of the creation of or Investment in a Person which may fall within the definition of a Guarantor and will provide any financial and other information with respect to such Person as the Administrative Agent may reasonably request. In the event the Administrative Agent (after consultation with the Borrower) determines that such Person is required to be designated a Guarantor hereunder, the Administrative Agent shall provide notice of the same to the Borrower, it being understood and agreed that any Person that owns an Unencumbered Property and any Person who leases an Unencumbered Property as an Operating Lessee shall be required to become a Guarantor promptly and in any event on or prior to the date any Hotel Property owned or leased by such Person is included as an Unencumbered Property hereunder. Within 60 days after the Borrower’s receipt of such notice from the Administrative Agent, the Borrower shall cause such Person to deliver to the Administrative Agent (i) either (a) an original Guaranty and Environmental Indemnity executed by such Person or (b) an Accession Agreement executed by such Person, and (ii) such other information or documents with respect to such Person as the Administrative Agent may reasonably request.
(b)    If no Default exists at such time, and any Hotel Property no longer qualifies as an Unencumbered Property, any Subsidiary of the Borrower which directly or indirectly owned or leased such Hotel Property, but not any other Unencumbered Property, shall be automatically released from such Subsidiary’s obligations under the Guaranty upon such time that the Borrower provides the Administrative Agent with (i) a written notice of such event and (ii) a Compliance Certificate evidencing pro forma compliance with Article VII. The Administrative Agent shall, upon request from the Borrower and at the Borrower’s sole cost and expense, promptly execute and deliver documentation in form reasonably satisfactory to the Administrative Agent confirming such release.
(c)    The provisions of Section 5.09(a) and (b) shall only apply prior to an Investment Grade Release Event and from and after an Investment Grade Release Event no Subsidiary of the Borrower shall be required to become a Guarantor under this Agreement (except as provided in Section 5.10 hereof) in each case only so long as such Subsidiary (i) is not required by the terms of any other Senior Financing Transaction to become a guarantor or borrower of any of the obligations under such other Senior Financing Transaction and (ii) is not a guarantor or borrower in respect of any other Senior Financing Transaction.
Section 5.10    Leverage Trigger Guarantors and Pledgors. (a) Upon the occurrence of a Leverage Trigger and not later than the Leverage Trigger Deadline, the Borrower shall cause each Eligible Subsidiary Guarantor that is not then a party to the Guaranty and Environmental Indemnity to deliver to the Administrative Agent (i) either (a) an original Guaranty and Environmental Indemnity executed by such Eligible Subsidiary Guarantor or (b) an Accession Agreement executed by such Eligible Subsidiary Guarantor, and (ii) such other information or documents with respect to each Eligible Subsidiary Guarantor as the Administrative Agent may reasonably request.
(b)    Upon the occurrence of a Leverage Trigger and not later than the Leverage Trigger Deadline, the Borrower shall cause each direct owner of all or a portion of the Equity Interests in an Eligible Subsidiary Guarantor (each, a “Pledgor”) to deliver to the Administrative Agent (i) an original Pledge Agreement, (ii) to the extent any Equity Interest subject to the Pledge Agreement is certificated, an original certificate evidencing ownership of such Equity Interests with a power executed in blank, in each case executed by such Pledgor with respect to its Equity Interests in the applicable Eligible Subsidiary Guarantor (or same shall have been delivered to a custodian or other representative pursuant to arrangements satisfactory to the Administrative Agent) and (iii) to the extent any Equity Interest subject to the Pledge Agreement is uncertificated, such other documents, instruments, statements and records as the Administrative Agent may reasonably require to perfect the security interest in the pledged Equity Interests. The Administrative Agent may file UCC financing statements in the jurisdictions it deems appropriate in connection with such pledges.
(c)    If, following a Leverage Trigger, (i) as of the end of the two (2) most recent consecutive Fiscal Quarters, the Leverage Ratio is equal to or less than 6.50:1.00, and (ii) no Default exists at such time, then, except to the extent any Eligible Subsidiary Guarantor is required to be a Guarantor under this Agreement irrespective of Section 5.10(a), all Eligible Subsidiary Guarantors and Pledgors shall be released from their obligations under each Guaranty, Environmental Indemnity and Pledge Agreement and all underlying Liens (and documentation evidencing same) shall be released promptly following the receipt by the Administrative Agent of a release request, which request shall (x) specify the proposed date for the release, which shall be not less than 15 Business Days after the date of receipt of the notice (the “Leverage Release Date”), (y) if not already provided, provide financial statements for such Fiscal Quarters, and (z) contain a certification from a Responsible Officer that the conditions to release of the Eligible Subsidiary

Guarantors and Pledgors and related Liens under this Section 5.10(c) have been satisfied (and, if not already provided, a computation of the Leverage Ratio demonstrating that the Leverage Ratio is equal to or less than 6.50:1.00). In the event a Leverage Trigger occurs at any time after a Leverage Release Date, then the requirements of Section 5.10(a) and Section 5.10(b) with respect to new guaranties, environmental indemnities and pledges shall once again be in effect.
ARTICLE VI

NEGATIVE COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid, or any Bank shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), to comply and, where applicable, cause the Parent to comply with the following covenants.
Section 6.01    Liens, Etc. The Borrower will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries (except for Permitted Other Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:
(a)    securing the Obligations;
(b)    for taxes, assessments or governmental charges or levies on Property of the Borrower or any Material Subsidiary to the extent not required to be paid pursuant to Sections 5.03;
(c)    imposed by law (such as landlords’, carriers’, warehousemen’s and mechanics’ liens or otherwise arising from litigation) (a) which are being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) which have not resulted in any Hotel Property being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Administrative Agent nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non‑payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change;
(d)    on leased personal property to secure solely the lease obligations associated with such property;
(e)    securing Secured Recourse Indebtedness and Secured Non‑Recourse Indebtedness permitted pursuant to the provisions of Section 6.02;
(f)    on the collateral pledged pursuant to any Pledge Agreement then in effect to secure any Indebtedness permitted under Section 6.02(a) or (e) which is pari passu with the Obligations; and
(g)    arising under the New York Mortgages; provided, that no New York Mortgage shall be permitted hereunder unless the Administrative Agent is a Qualified Unsecured Lender (as defined in the Consolidated Credit Agreement) with respect to such New York Mortgage for purposes of Section 9.01(f) of the Consolidated Credit Agreement.
Section 6.02    Indebtedness. The Borrower, the Parent and their respective Subsidiaries will not incur or permit to exist any Indebtedness other than the Obligations and the following:
(a)    Unsecured Indebtedness; provided, however, that the maximum principal amount of the LHL Facility and any Refinancing Debt in respect thereof shall not exceed $25,000,000 at any time;
(b)    In each case to the extent the covenants contained in Article VII are complied with, (i) Secured Non-Recourse Indebtedness incurred by Permitted Other Subsidiaries and (ii) Secured Recourse Indebtedness incurred by the Parent, the Borrower and Permitted Other Subsidiaries;

(c)    The Swap Contracts with the Swap Banks in effect as of the Closing Date and any other Indebtedness in the form of Interest Rate Agreements; provided that (i) such agreements shall be unsecured, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the sum of the amount of the Commitments and other Indebtedness permitted pursuant to this Section 6.02 which bears interest at a variable rate, and (iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Administrative Agent;
(d)    Any of the following Indebtedness incurred by the Parent (to the extent the same constitutes Indebtedness):
(i)    guaranties in connection with the Indebtedness secured by a Hotel Property of (A) if the Hotel Property is subject to a ground lease, the payment of rent under such ground lease, (B) real estate taxes relating to such Hotel Property, and (C) capital reserves required under such Indebtedness;
(ii)    indemnities for certain acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under Indebtedness permitted under this Agreement;
(iii)    indemnities for certain acts of malfeasance, misappropriation and misconduct by the Permitted Other Subsidiaries, environmental indemnities, and other customary non-recourse carveouts as described in the definition of “Secured Non-Recourse Indebtedness”, all for the benefit of the lenders of other Permitted Other Subsidiary Indebtedness in connection with such Indebtedness; and
(iv)    guaranties of franchise agreements;
(e)    If and to the extent the same would not otherwise be permitted under paragraphs (a) through (d) above, extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (d) above (any such extension, renewal or refinancing, “Refinancing Debt”) so long as (A) the principal amount of such Indebtedness is not thereby increased and (B) the other material terms, taken as a whole, of any such Indebtedness are no less favorable in any material respect to the Borrower, the Parent or any of their respective Subsidiaries or the Banks than the terms governing the Indebtedness being extended, renewed or refinanced;
(f)    Indebtedness of a Material Subsidiary to the Borrower or another Material Subsidiary provided such Indebtedness is subordinated to the Obligations in a manner reasonably acceptable to the Administrative Agent; and
(g)    Capital Leases for personal property not to exceed in the aggregate $5,000,000 at any time outstanding; provided, however, that for purposes of this clause (g), no Qualified Ground Lease shall comprise a Capital Lease.
Section 6.03    Agreements Restricting Distributions From Subsidiaries. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower’s Subsidiaries to the Borrower.
Section 6.04    Restricted Payments. Neither the Parent, the Borrower, nor any of their respective Subsidiaries, will make any Restricted Payment, except that:
(a)    the Parent may pay cash dividends to its shareholders with respect to Parent Common Stock, so long as no Default has occurred and is continuing or would result therefrom; provided, however, that during a Leverage Trigger Period, dividends with respect to Parent Common Stock shall not exceed the greatest of (i) the minimum amount necessary for the Parent to maintain is status as a REIT, and (ii) 95% of the Parent’s adjusted funds from operations, and (iii) 100% of the Parent’s taxable income;

(b)    provided no Default has occurred and is continuing or would result therefrom, the Borrower shall be entitled to make cash distributions to its partners, including the Parent;
(c)    a Subsidiary of the Borrower may make a Restricted Payment to the Borrower;
(d)    the limited partners of the Borrower shall be entitled to exchange limited partner Equity Interests in the Borrower for the Parent’s stock or redeem such Equity Interests for cash, as provided in the Borrower’s limited partnership agreement;
(e)    the Borrower shall be entitled to issue limited partner Equity Interests in the Borrower in exchange of Equity Interests in Subsidiaries and Unconsolidated Entities which own a Future Property to the extent such Investment is permitted pursuant to the provisions of Section 6.07;
(f)    provided no Default has occurred and is continuing or would result therefrom, the Parent may pay cash dividends to holders of the Parent’s preferred stock; provided, however, that during any Leverage Trigger Period, the Parent may not pay cash dividends to holders of the Parent’s preferred stock that are Affiliates of the Borrower or the Parent (to the extent the making of such distinction is not prohibited by applicable law), unless such Affiliate is also a Guarantor hereunder at such time; and
(g)    provided no Default has occurred and is continuing or would result therefrom, the Parent may repurchase Parent Common Stock and repurchase or redeem the Parent’s preferred stock.
Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any Fiscal Quarter in an aggregate amount not to exceed the minimum amount necessary for the Parent to maintain its status as a REIT. If a Default or Event of Default specified in Section 8.01(a) or Section 8.01(f) of this Agreement shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 8.02 of this Agreement, the Parent shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any of its Subsidiaries.
Section 6.05    Fundamental Changes; Asset Dispositions. Neither the Parent, the Borrower, nor any of their respective Subsidiaries (other than the Permitted Other Subsidiaries) will, (a) merge or consolidate with or into any other Person, unless (i) a Subsidiary other than a Permitted Other Subsidiary (or another Person, if such merger with another Person is to effect an Investment permitted hereunder) is merged into the Borrower or another Subsidiary other than a Permitted Other Subsidiary and the Borrower or such other Subsidiary other than a Permitted Other Subsidiary, as the case may be, is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations) is merged into any Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of such Person’s material property except for a Permitted Hotel Sale, dispositions or replacements of personal property in the ordinary course of business, or Hotel Properties which are not Unencumbered Properties; (c) sell or otherwise dispose of any material Equity Interests in any Subsidiary (except for a Permitted Other Subsidiary and except to effectuate a Permitted Hotel Sale); (d) except for sales of Equity Interests not prohibited by this Agreement and the issuance of limited partner Equity Interests in the Borrower in exchange for Equity Interests in Subsidiaries and Unconsolidated Entities to the extent permitted pursuant to the provisions of Section 6.04, materially alter the corporate, capital or legal structure of any such Person (except for a Permitted Other Subsidiary); (e) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution or (f) materially alter the character of their respective businesses from that conducted as of the date of this Agreement; in each case provided that the Parent shall be permitted to issue (i) Parent Common Stock and (ii) preferred stock in the Parent which is not deemed Indebtedness under this Agreement.
Section 6.06    Participating Lessee Ownership. Neither the Parent nor the Borrower shall, nor shall permit any of their respective Subsidiaries to, own directly or indirectly such a percentage of the beneficial Equity Interests in any participating lessee as would cause a potential Event of Default under Section 8.01(m) of this Agreement.

Section 6.07    Investments, Loans, Future Properties. Neither the Parent nor the Borrower shall, nor shall permit any of their respective Subsidiaries to, acquire by purchase, or otherwise, all or substantially all of the business, property or fixed assets of any Person or any Hotel Property or other real estate, make or permit to exist any loans, advances or capital contributions to, or make any Investments in (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or purchase or commit to purchase any evidences of Indebtedness of, Equity Interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):
(a)    Liquid Investments;
(b)    trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, and other assets owned in the ordinary course of owning the Hotel Properties and operating the business of the Borrower and its Subsidiaries;
(c)    a Future Property (or a Person that owns a Future Property) which qualifies as an Unencumbered Property or a Permitted Non‑Unencumbered Property; provided that no such individual Hotel Property shall exceed 30% of the Consolidated Total Book Value;
(d)    Investments in (i) unimproved land which do not in the aggregate have an Investment Amount which exceeds 5% of the Consolidated Total Book Value; (ii) Development Properties which do not in the aggregate have an Investment Amount which exceeds 15% of the Consolidated Total Book Value, (iii) Unconsolidated Entities which do not in the aggregate have an Investment Amount which exceeds 15% of the Consolidated Total Book Value, and (iv) mortgages, deeds of trust, deeds to secure debt or similar instruments that are a lien on real property or mezzanine loans that are secured by pledges of Equity Interests in entities that directly or indirectly own real property, in each case where such real property is improved by fully operational hotels and which instruments and pledges secure Indebtedness evidenced by a note or bond, which do not in the aggregate have an Investment Amount which exceeds 10% of the Consolidated Total Book Value; provided that the aggregate Investment Amount for all Investments made pursuant to this Section 6.07(d) shall not exceed 30% of the Consolidated Total Book Value;
(e)    Investments in Subsidiaries that are used by such Subsidiaries to make Investments permitted under this Section 6.07;
(f)    Capital Expenditures in Hotel Properties; and
(g)    any other Investments not covered by the preceding paragraphs of this Section 6.07 and not otherwise prohibited by this Agreement, provided that the aggregate Investment Amount for all Investments made pursuant to this clause (g) shall not exceed 0.50% of Consolidated Total Book Value.
Notwithstanding the foregoing, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall acquire a Future Property or otherwise make an Investment which would (a) cause a Default, (b) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein, (c) cause the aggregate Investment Amount for (i) all Future Properties located outside the United States and (ii) all Investments made pursuant to Section 6.07(d) which are either located outside the United States or in an Unconsolidated Entity which has at least 50% of its assets located outside the United States to exceed 10% of the Consolidated Total Book Value or (e) cause the Parent’s or any Subsidiary’s Investment in the Personal Property for any Hotel Property to cause a potential Event of Default under Section 8.01(m) of this Agreement.
Section 6.08    Affiliate Transactions. Except as otherwise approved by a majority of the Board of Trustees of the Parent including a majority of the independent trustees, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower which is not a Guarantor or any purchase or acquisition of assets from any such Affiliate; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.

Section 6.09    Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property.
Section 6.10    Sale or Discount of Receivables. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than in the ordinary course of business and consistent with past and existing business practices.
Section 6.11    Restriction on Negative Pledges. The Borrower will not, and will not permit any of its Subsidiaries that directly or indirectly own an interest in any Unencumbered Property to, enter into or suffer to exist any agreement (other than (i) this Agreement and the Credit Documents, (ii) any agreement that conditions the ability of the Parent or its Subsidiaries to encumber their assets upon the maintenance of one or more specified ratios that limit the ability of such Persons to encumber their assets but that do not generally prohibit the encumbrance of assets or the encumbrance of specific assets, and (iii) a provision in any agreement governing Qualified Unsecured Debt (as defined in the Consolidated Credit Agreement) generally prohibiting the encumbrance of assets (exclusive of any outright prohibition on the encumbrance of particular Unencumbered Properties) so long as such provision is generally consistent with a comparable provision of the Credit Documents) prohibiting the creation or assumption of any Lien upon the Unencumbered Properties, whether now owned or hereafter acquired; provided that, the Borrower and its Subsidiaries that are Material Subsidiaries may permit a Lien upon a Hotel Property that was an Unencumbered Property at the end of the immediately preceding Fiscal Quarter of the Parent, so long as no Default exists at such time or would be caused thereby and the Borrower has provided to the Administrative Agent a Compliance Certificate evidencing pro forma compliance with Article VII following the removal of such Hotel Property as an Unencumbered Property.
Section 6.12    Material Documents. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any termination, modification or amendment of any of the following documents without the prior written consent of the Administrative Agent:
(a)    Qualified Ground Lease; and
(b)    Any other material agreement, including without limitation any participating lease or management agreement.
provided, however, that so long as no Default or Event of Default has occurred and is continuing, such terminations, modifications or amendments shall be permitted so long as they could not reasonably be expected to (i) cause a Material Adverse Change or (ii) impair or otherwise adversely affect in any material respect the interests or rights of the Administrative Agent or any Bank, in each case after taking into account the effect of any agreements that supplement or serve to replace, in whole or in part, such Qualified Ground Leases or other material agreements. Any termination, modification or amendment prohibited under this Section 6.12 shall, to the extent permitted by applicable law, be void and of no force and effect.
Section 6.13    Limitations on Development, Construction, Renovation and Purchase of Hotel Properties. Neither the Parent nor the Borrower shall or shall permit any of their respective Subsidiaries to (a) engage in the development, construction or expansion of any Hotel Properties (except for Development Properties permitted by the provisions of Section 6.07) or (b) enter into any binding agreements to purchase Hotel Properties or other assets; provided that the Parent, the Borrower and their Subsidiaries may enter into binding agreements to purchase Hotel Properties or other assets if at all times such Person has available sources of capital equal to the portion of the purchase price of such Hotel Properties or other assets which constitutes a recourse obligation of the Parent, the Borrower or its Subsidiary, which available sources of capital may include Advances to the extent that the Borrower may borrow the same for the purposes required or other Indebtedness permitted by the terms of this Agreement.
Section 6.14    New York Mortgages. So long as any New York Mortgage remains in effect, the Borrower will not, nor will it permit any of its Subsidiaries to, enter into any modification or amendment with respect to Section 9.01(f) of the Consolidated Credit Agreement (or any of the defined terms “Qualified Unsecured Lender,” “Qualified

Unsecured Debt” or “New York Mortgage” under the Consolidated Credit Agreement) without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.
Section 6.15    OFAC. The Parent will not, and will not permit any of its Subsidiaries to, knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions.
Section 6.16    Voluntary Prepayments during a Leverage Trigger Period. Notwithstanding anything contained herein to the contrary, during any Leverage Trigger Period, the Parent will not, and will not permit any of its Subsidiaries to:
(a)    make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary or optional redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due any Indebtedness that is pari passu with the Facility, any Secured Non-Recourse Indebtedness or any subordinated Indebtedness other than any payment, prepayment, redemption or acquisition for value of the LHL Facility or any Refinancing Debt (without limitation of the obligations of the Borrower and the Guarantors under Section 2.07(c)); or
(b)    amend or modify, or permit the amendment or modification of, any Secured Non-Recourse Indebtedness, any Indebtedness subordinated to the Facility, or any other Indebtedness pari passu with the Facility or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto, to the extent such amendment or modification would accelerate or advance the maturity or other date of required principal payments of any such Indebtedness or declare it to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or include an offer to prepay, redeem, purchase or defease such Indebtedness, in each case prior to the then existing stated maturity thereof, other than in respect of Refinancing Debt (without limitation of the obligations of the Borrower and the Guarantors under Section 2.07(c)).
ARTICLE VII

FINANCIAL COVENANTS
So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing (subject to the provisions of Section 11.01), the Borrower agrees to comply and cause the Parent to comply with the following covenants.
Section 7.01    Fixed Charge Coverage Ratio. The Parent shall maintain at the end of each Rolling Period a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00.
Section 7.02    Maintenance of Net Worth. The Parent shall at all times maintain an Adjusted Net Worth of not less than the Minimum Tangible Net Worth.
Section 7.03    Limitations on Total Liabilities. The Parent shall not at any time permit the Leverage Ratio to be greater than 7.25 to 1.00.
Section 7.04    Limitations on Unsecured Indebtedness. The Parent shall not at any time on a Consolidated basis permit the ratio of (a) the Parent’s Unsecured Indebtedness to (b) the Total Unencumbered Asset Value to exceed 60%; provided, however, that such ratio may be increased to 65% one or more times for two consecutive Fiscal Quarters following a Material Acquisition.
Section 7.05    Limitations on Secured Indebtedness. The Parent shall not at any time on a Consolidated basis permit the ratio of (a) the Parent’s Secured Indebtedness to (b) the Consolidated Total Book Value to exceed 45%.

Section 7.06    Limitations on Secured Recourse Indebtedness. The Parent shall not at any time on a Consolidated basis permit the ratio of (a) the Secured Recourse Indebtedness of the Parent and its Subsidiaries to (b) the Consolidated Total Book Value to exceed 10%.
ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES
Section 8.01    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Credit Document:
(a)    Principal Payment. The Borrower shall fail to pay any principal of any Note when the same becomes due and payable as set forth in this Agreement;
(b)    Interest or Other Obligation Payment. The Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower will have a grace period of five days after the payments covered by this Section 8.01(b) becomes due and payable for the first two defaults under this Section 8.01(b) in every calendar year;
(c)    Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by the Parent or any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;
(d)    Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Sections 5.02(a)(i), (b)(i) or (f), 5.08, Article VI or Article VII of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Subsidiary other than a Permitted Other Subsidiary to perform or observe any covenant in any Credit Document beyond any notice and/or cure period for such default expressly provided in such Credit Document or (ii) the Borrower, the Parent or any Subsidiary other than a Permitted Other Subsidiary shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 8.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower, the Parent or such Subsidiary other than a Permitted Other Subsidiary by the Administrative Agent or any Bank or the date a Responsible Officer of the Borrower or any Material Subsidiary has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the Borrower is diligently proceeding to cure, or caused to be cured, such default, in which event the cure period shall be extended to 90 days;
(e)    Cross‑Defaults. (with respect to (i) any Secured Non‑Recourse Indebtedness which is outstanding in a principal amount of at least $220,000,000 individually or when aggregated with all such Secured Non‑Recourse Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries or (ii) any other Indebtedness (but excluding Indebtedness evidenced by the Notes) which is outstanding in a principal amount of at least $75,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries, any of the following:
(A)    any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,
(B)    the Borrower, the Parent or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest of any of such Indebtedness (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or
(C)    any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness;
(f)    Insolvency. The Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, any Guarantor, or any of their respective Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);
(g)    Judgments. Any judgment or order for the payment of money in excess of $75,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) or in the case of a judgment in respect of any Secured Non-Recourse Indebtedness, in excess of $220,000,000, individually or in the aggregate, shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 60 days from the date such final judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;
(h)    ERISA. (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Parent or the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent, the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Parent or the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower, the Parent or any Material Subsidiary to any tax, penalty or other liabilities in the aggregate exceeding $75,000,000 at the time of such event or upon occurrence of such condition;
(i)    Guaranty. Any Guaranty shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;
(j)    Environmental Indemnity. Any Environmental Indemnity shall for any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

(k)    LaSalle Leasing. The Borrower shall for any reason cease to own, directly or indirectly, at least 99.9% of the Equity Interests in LaSalle Leasing;
(l)    Default Under Qualified Ground Lease. Qualified Ground Leases for Hotel Properties which comprise 25% or more of the Asset Value have in the aggregate either (i) been terminated because of a default by the lessee under such Qualified Ground Lease or (ii) are subject to a default by the lessee under such Qualified Ground Lease which has not been cured or waived 10 days prior to the date the ground lessors under such Qualified Ground Lease would have the right to terminate such Qualified Ground Leases;
(m)    Parent’s REIT Status. There shall be a determination from the applicable Governmental Authority from which no appeal can be taken that the Parent’s tax status as a REIT has been lost;
(n)    Parent Common Stock. The Parent at any time hereafter fails to cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc. or another nationally recognized stock exchange; or
(o)    Changes in Ownership and Control. Any of the following occur without the written consent of the Required Lenders: (A) the Parent (i) amends the Borrower’s partnership agreement in any material and adverse respect (which shall not include any customary amendments to reflect transactions permitted by this Agreement so long as such amendments are not otherwise adverse to the Administrative Agent or any of the Banks, (ii) admits a new general partner to the Borrower, (iii) own less than 70% of the Equity Interests in and beneficial ownership of the Borrower, or (iv) resigns as general partner of the Borrower, or (B) the failure of individuals who are members of the board of directors (or similar governing body) of the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Parent.
Section 8.02    Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 8.01(f) with respect to the Borrower or the Parent) shall have occurred and be continuing, then, and in any such event,
(a)    the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,
(b)    [Reserved], and
(c)    the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Credit Documents for the ratable benefit of the Banks by appropriate proceedings.
Section 8.03    Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 8.01(f) with respect to the Borrower or the Parent shall occur, the obligation of each Bank to make Advances shall immediately and automatically be terminated and the Notes, all interest on the Notes and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.
Section 8.04    [Reserved].

Section 8.05    Non‑exclusivity of Remedies. No remedy conferred upon the Administrative Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
Section 8.06    Right of Set‑off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the granting of the consent, if any, specified by Section 8.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 8.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 8.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set‑off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set‑off) which such Bank may have.
ARTICLE IX

[RESERVED]
ARTICLE X

AGENCY PROVISIONS
Section 10.01    Authorization and Action. Each Bank hereby appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relation in respect of any Bank by reason of this Agreement or any other Credit Document. Within 5 Business Days of the Administrative Agent or a Bank receiving actual notice (without any duty to investigate) of a Default, the Administrative Agent or such Bank, as applicable, will provide written notice of such Default to the Banks.
Section 10.02    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person’s own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Parent, the Borrower or their Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
Section 10.03    Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent. The term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.
Section 10.04    Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Parent’s and the Borrower’s financial statements and the Parent’s filings under the Exchange Act and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Nothing in this Agreement or any other Credit Document shall require the Administrative Agent or any of its directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Bank and each Bank confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its directors, officers, agents or employees.
Section 10.05    Indemnification. The Banks severally agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent (solely in its capacity as such) in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or any other Credit Document (including the Administrative Agent’s own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, litigation, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out‑of‑pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. The term “Administrative Agent” shall be deemed to include the employees, directors, officers and Affiliates of the Administrative Agent for purposes of this Section 10.05.
Section 10.06    Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which successor Administrative Agent shall be acceptable to the Borrower, unless an Event of Default then exists, in which event the Borrower shall have no such approval right. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks and the Borrower, appoint a successor Administrative Agent acceptable to the Borrower, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor

Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent under this Agreement and the other Credit Documents.
Section 10.07    Co-Syndication Agents, Joint Lead Arrangers, Joint Bookrunners, Co-Documentation Agents. Bank of Montreal and U.S. Bank National Association shall be named Co-Syndication Agents, but such Co-Syndication Agents shall have no right or duty to act as agent on behalf of the Banks in such capacity. Citigroup Global Markets Inc., BMO Capital Markets, U.S. Bank National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Sumitomo Mitsui Banking Corporation, and TD Bank, N.A. shall be named Joint Lead Arrangers, but such Joint Lead Arrangers shall have no right or duty to act as agent on behalf of the Banks in such capacities. Citigroup Global Markets Inc., BMO Capital Markets, and U.S. Bank National Association shall be named Joint Bookrunners, but such Joint Bookrunners shall have no right or duty to act as agent on behalf of the Banks in such capacities. Bank of America, N.A., PNC Bank, National Association, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., Wells Fargo Bank, National Association, Raymond James Bank, N.A., Regions Bank, Branch Banking and Trust Company, and Crédit Agricole Corporate and Investment Bank shall be named Co-Documentation Agents, but the Co-Documentation Agents shall have no right or duty to act as agent on behalf of the Banks in such capacity.
Section 10.08    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Banks (and/or its or their Affiliates) as “arrangers” or other designations for purposes hereof, but no such designation shall have any substantive effect, and no such Banks or their Affiliates shall have any additional powers, duties or responsibilities as a result thereof.
ARTICLE XI

MISCELLANEOUS
Section 11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, nor increase in the aggregate Commitments of the Banks, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Total Commitments to an amount in excess of Five Hundred Fifty-Five Million Dollars ($555,000,000), except in accordance with the provisions of Section 1.06, which may permit an additional One Hundred Forty-Five Million Dollar ($145,000,000) increase in the Total Commitments to a maximum of Seven Hundred Million Dollars ($700,000,000) in Total Commitments, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations, (c) postpone any date fixed for any scheduled payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the termination date of such Bank’s Commitment beyond the Maturity Date, (d) change the percentage of the Commitments of the Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend this Section 11.01, (f) amend the definition of “Required Lenders”, (g) amend the definition of “Asset Value”, but not the definitions that are used in such definition, (h) release any Guarantor from its obligations under the Guaranty or the Environmental Indemnity or any Pledgor from its obligations under the Pledge Agreement; provided that the Administrative Agent can, if no Default then exists, release any Eligible Subsidiary Guarantor and Pledgor in accordance with the provisions of Sections 5.09(b), 5.10(c) or 11.23, (i) modify any provisions requiring payment to be made for the ratable account of the Banks, (j) amend the definition of “Pro Rata Share” or (k) require the duration of an Interest Period to be more than six months if such period is not available to all Banks; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other

Credit Document. In addition, none of the following decisions shall be made without the written consent of the Required Lenders:
(a)    [Reserved];
(b)    any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;
(c)    [Reserved];
(d)    any waiver of or any amendment to the financial covenants contained in Article VII of this Agreement or any definitions used therein;
(e)    any waiver or modification of the covenants contained in Article V or Article VI;
(f)    any amendment, supplement or modification to, or waiver of, the provisions of Section 8.01 of this Agreement;
(g)    any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 8.01 of this Agreement;
(h)    any determination to accelerate the Obligations pursuant to Section 8.02 of this Agreement;
(i)    any exercise of remedies under any Credit Document;
(j)    any waiver for more than 45 days of, or any amendment to, the reporting requirements set forth in clauses (a)-(d) of Section 5.05 of this Agreement;
(k)    any material waiver of the conditions to a Hotel Property qualifying as either an Unencumbered Property or a Permitted Non‑Unencumbered Property; and
(l)    any other waiver or modification of the Credit Documents unless the applicable provision of this Agreement expressly permits such waiver or modification to be made by the Administrative Agent.
Any amendment to this Agreement including a covenant of the Parent or any of its Subsidiaries or amendment to a definition shall require the Borrower’s written consent.
Section 11.02    Notices, Etc. (a) Except as specifically provided herein, all notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, (a) if to the Borrower, at its address at 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, Attention: Mr. Bruce A. Riggins, with a copy to William Diamond at DeCampo Diamond & Ash, 747 Third Avenue, New York, New York 10017 (telephone: (212) 758-1710; telecopy (212) 758-1728) and a copy to Robert K. Hagan at Hagan & Vidovic, LLP, Suite 611, 101 North Wacker Drive, Chicago, Illinois 60606 (telephone: (312) 525-8132; telecopy (312) 525-8149); (b) if to any Bank at its Domestic Lending Office; (c) if to the Administrative Agent, at its address at Citibank, N.A., 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, (telecopy: (646) 274-5080; telephone: (302) 894-6010; or (d) as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall (i) when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective 3 days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, (ii) when delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 11.02(b) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform, provided that if requested by any Bank, the Administrative Agent shall deliver a copy of the Communications to such Bank by e-mail or telecopier and (iii) when delivered by electronic mail or any other telecommunications device, upon receipt by the sender of a response from any one recipient, or from an employee or representative of the Person receiving notice on behalf of such Person, acknowledging receipt (which response may not be an automatic computer-generated response) and an identical notice is also sent simultaneously by mail, overnight courier or personal deliver as otherwise provided in this Section 11.02; provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article X shall not be effective until received by the Administrative Agent; provided further that any notice or communication which is delivered after the close of regular business hours of the recipient shall be deemed received on the next Business Day. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Each Bank agrees (i) to notify the Administrative Agent in writing of such Bank’s e-mail address to which a notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Bank) and (ii) that any notice may be sent to such e-mail address.
(b)    Notwithstanding clause (a) (unless the Administrative Agent requests that the provisions of clause (a) be followed) and any other provision in this Agreement or any other Credit Document providing for the delivery of any Approved Electronic Communication by any other means, the Borrower and the Guarantors shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to global.loans.support@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this clause (b) shall prejudice the right of the Administrative Agent or any Bank to deliver any Approved Electronic Communication to the Borrower or any Guarantor in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
(c)    Each of the Banks and the Borrower and each Guarantor agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Borrower and each Guarantor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and the Borrower and each Guarantor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(d)    THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR

EMPLOYEES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(e)    Each of the Banks and the Borrower and each Guarantor agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
Section 11.03    No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.
Section 11.04    Costs and Expenses. The Borrower agrees to pay on demand all reasonable out‑of‑pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, due diligence, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication of the Obligations including, without limitation, (a) the reasonable fees and out‑of‑pocket expenses of Shearman & Sterling LLP, counsel for the Administrative Agent (and no other Bank), and (b) to the extent not included in the foregoing, the costs of any local counsel, travel expenses of the Administrative Agent and its consultants and representatives, engineering reports, environmental reports, mortgage and intangible taxes (if any), and any title or Uniform Commercial Code search costs, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with a credit facility of this type. In addition, the Borrower agrees to pay on demand all reasonable out-of‑pocket costs and expenses, if any, of the Administrative Agent and each Bank (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.
Section 11.05    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.
Section 11.06    Bank Assignments and Participations. (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Commitment held by such Bank, the Advances owing to it and any Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank’s rights and obligations under this Agreement and shall involve a ratable assignment of such Bank’s Commitment and such Bank’s Advances, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) except with respect to assignments to other Banks or an Affiliate of the assigning Bank, the consent of the Administrative Agent shall be required, which consent shall not be unreasonably withheld or delayed, (vi) no such assignments shall be made to the Borrower or its Affiliates or any of their respective subsidiaries, any natural Person, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause, and (vii) each Eligible Assignee (other than an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Administrative Agent a $3,500 administrative fee; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided further that the parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents, including to any Federal Reserve Bank or other central bank, and this Section shall not apply to any such assignment.
(b)    Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements and filings under the Exchange Act referred to in Sections 4.06 and 5.05, if applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(c)    The Register. The Administrative Agent shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.
(d)    Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within 5 Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, a new Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitment and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Note payable to the order of such Bank in an amount equal to, respectively, the Commitment and the outstanding Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.
(e)    Participations. Each Bank may sell participations to one or more banks or other entities (excluding natural Persons) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (v) such Bank shall not require the participant’s consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, and 2.11(c) hereof as the Bank to the extent of their respective participations, provided that no participant shall be able to collect in excess of amounts payable to the Bank selling to such participant under such Sections in respect of the interest sold to such participant or to collect any such amounts from the Borrower. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Confidentiality. Each Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from or on behalf of such Bank in accordance with Section 11.20.
Section 11.07    Indemnification. (a) The Borrower shall indemnify the Administrative Agent, the Banks (in any capacity or title and including any lender which was a Bank hereunder prior to any full assignment of its Commitment) and each affiliate thereof and their respective directors, officers, employees, partners and agents (each of the foregoing Persons, an “Indemnitee”) from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees) to which any of them may become subject, insofar as such losses, liabilities, claims or damages (including reasonable legal fees) arise out of or result from (i) any actual or proposed use of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing regardless of the identity of the party bringing such investigation, litigation or other proceeding, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously‑owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Indemnitee’s own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of such Indemnitee’s gross negligence or willful misconduct or willful breach in bad faith of a material provision of this Agreement as determined in a final non-appealable judgment by a court of competent jurisdiction.
(b)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against, any such Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof.
(c)    No Indemnitee referred to in this Section 11.07 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
Section 11.08    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Section 11.09    Survival of Representations, Indemnifications, etc. All representations, warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank’s right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 11.04 and 11.07 shall survive any termination of this Agreement and repayment in full of the Obligations.
Section 11.10    Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 11.11    Entire Agreement. This Agreement, the Notes and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 11.12    Usury Not Intended. Without limitation of any rights under Section 2.06(c), it is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Banks shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.
Section 11.13    Governing Law. ANY DISPUTE BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT, ANY BANK, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN

CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF AND THEREOF, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
Section 11.14    Consent to Jurisdiction; Service of Process; Jury Trial. (a) Exclusive Jurisdiction. Except as provided in subsection (b), each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement or any of the other Credit Documents whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in the city, county and state of New York, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of New York. Each of the parties hereto waives in all disputes brought pursuant to this subsection (a) any objection that it may have to the location of the court considering the dispute.
(b)    Other Jurisdictions. The Borrower agrees that the Administrative Agent, any Bank or any Indemnitee shall have the right to proceed against the Borrower or its Property in a court in any location to enable such person to (1) obtain personal jurisdiction over the Borrower or (2) enforce a judgment or other court order entered in favor of such Person. The Borrower agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to enforce a judgment or other court order in favor of such Person. The Borrower waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this subsection (b).
(c)    Service of Process. The Borrower waives personal service of any process upon it and irrevocably consents to the service of process of any writs, process or summonses in any suit, action or proceeding by the mailing thereof by the Administrative Agent or the Banks by registered or certified mail, postage prepaid, to the Borrower addressed as provided herein. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or the Banks to serve any such writs, process or summonses in any other manner permitted by applicable law. The Borrower irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith in any jurisdiction set forth above.
(d)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(e)    Waiver of Bond. The Borrower waives the posting of any bond otherwise required of any party hereto in connection with any judicial process or proceeding to realize on the collateral enforce any judgment or other court order entered in favor of such party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Credit Document.
Section 11.15    Knowledge of Borrower. For purposes of this Agreement, “knowledge of the Borrower” means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent.

Section 11.16    Banks Not in Control. None of the covenants or other provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries, any Material Subsidiary or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents.
Section 11.17    Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 11.18    Time is of the Essence. Time is of the essence under the Credit Documents.
Section 11.19    Scope of Indemnities. The Borrower acknowledges and agrees that certain of its Obligations and indemnities under this Agreement include any claims resulting from the negligence or alleged negligence of the Administrative Agent, the Banks, or any other Indemnitee.
Section 11.20    Confidentiality. (a) The Administrative Agent and each Bank severally agrees that it will use its commercially reasonable efforts not to disclose without the prior written consent of the Parent or the Borrower (other than to an Affiliate or such Person’s or their Affiliate’s directors, officers, employees, auditors, regulators or counsel) any Information (as defined below) with respect to the Parent or the Borrower which is furnished pursuant to this Agreement except that the Administrative Agent and each Bank may disclose any such Information (i) which is or becomes generally available to the public other than by a breach of this Section 11.20, (ii) which is known by or becomes known by such Person from another Person, (iii) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority, regulatory authority or self-regulatory authority (whether in the United States or elsewhere), (iv) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation, ruling or similar legal process applicable to the Administrative Agent or such Bank, (v) to any other party hereto, (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this Section 11.20, to (A) any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 11.06 in accordance with the provisions of Section 11.06(f) or (B) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (viii) on a confidential basis to (A) any rating agency in connection with rating the Parent or its Subsidiaries or this Agreement or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, (ix) with the consent of the Borrower, or (x) to the extent such Information becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent, any Bank or any of their respective Affiliates may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, any Bank or any of their respective Affiliates in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries (including the Fee Letter and any information obtained based on a review of the books and records of the Parent or any of its Subsidiaries) relating to the Parent or any of its Subsidiaries or any of their respective businesses; provided that, in the case of information so received after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Credit Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Credit Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Credit Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.
Section 11.21    USA Patriot Act Notice. The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, the Administrative Agent (for itself and/or as Administrative Agent for all Banks hereunder) may from time-to-time request, and the Borrower shall provide the Administrative Agent, the Borrower’s and each Guarantor’s and Material Subsidiary’s name, address, tax identification number and/or such other identification information as shall be necessary for each Bank to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
Section 11.22    No Fiduciary Duties. The Parent, the Borrower and each Guarantor agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Arranger, any Bank or any Affiliate thereof, on the one hand, and the Parent, the Borrower or such Guarantor, as applicable, its stockholders or its Affiliates, on the other. The Parent, the Borrower and each Guarantor agrees that the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. The Parent, the Borrower and each Guarantor agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Parent, the Borrower and each Guarantor acknowledges that the Administrative Agent, the Arrangers, the Banks and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Parent, the Borrower or such Guarantor may regard as conflicting with its interests and may possess information (whether or not material to the Parent, the Borrower or such Guarantor) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Banks acting as lenders hereunder, that the Administrative Agent, any Arranger or any Bank may not be entitled to share with the Parent, the Borrower or any Guarantor. Without prejudice to the foregoing, each of the Parent, the Borrower and each Guarantor agrees that the Administrative Agent, the Arrangers, the Banks and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Banks were not lenders hereunder, and without any duty to account therefor to the Parent, the Borrower or any Guarantor. The Parent, the Borrower and each Guarantor hereby irrevocably waives, in favor of the Administrative Agent and the Banks, any conflict of interest which may arise by virtue of the Administrative Agent, the Arrangers and the Banks acting in various capacities under the Credit Documents or for other customers of the Administrative Agent, any Arranger or any Bank as described in this Section 11.22.
Section 11.23    Release of Eligible Subsidiary Guarantors. Within 10 Business Days following the written request by a Responsible Officer of the Parent, the Administrative Agent, on behalf of the Banks, shall release, at the Borrower’s sole cost and expense, any Eligible Subsidiary Guarantor from its obligations under this Agreement and each other Credit Document so long as: (i) there is no Default or Event of Default existing under this Agreement either at the time of such request or at the time such Eligible Subsidiary Guarantor is released; (ii) the Parent shall have received and have in effect at such time an Investment Grade Rating; (iii) a Responsible Officer of the Parent delivers to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent stating that such Eligible Subsidiary Guarantor requested to be released is either being released from its obligation under each Senior Financing Transaction or is not required to provide a guaranty with respect to any Senior Financing Transaction to which the Parent is a party or to which it is simultaneously (or substantially simultaneously) entering into; and (iv) no Leverage Trigger Period then exists (collectively, clauses (i), (ii), (iii) and (iv) shall be considered an “Investment Grade Release Event”).

Section 11.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Balance of page intentionally left blank]

EXECUTED as of the date first referenced above.

BORROWER:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties, its general partner

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

PARENT:

LASALLE HOTEL PROPERTIES, a Maryland real estate investment trust

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

GUARANTORS:

LASALLE HOTEL LESSE, INC., an Illinois corporation

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

GLASS HOUSES, a Maryland real estate investment trust

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

DA ENTITY, LLC, a Delaware limited liability company

By:	LaSalle Hotel Properties, its member

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer
and

By:	RDA Entity, Inc., its member

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

RDA ENTITY, INC.
LHO GRAFTON HOTEL LESSEE, INC.
LHO LE PARC LESSEE, INC.
LHO SANTA CRUZ ONE LESSEE, INC.
LUCKY TOWN BURBANK LESSEE, INC.
RAMROD LESSEE, INC.
LHO MISSION BAY ROSIE LESSEE, INC.
PARADISE LESSEE, INC.
GEARY DARLING LESSEE, INC.
CHAMBER MAID LESSEE, INC.
SEASIDE HOTEL LESSEE, INC.
LET IT FLHO LESSEE, INC.
LASALLE WASHINGTON ONE LESSEE, INC.
LHO LEESBURG ONE LESSEE, INC.
LHO SAN DIEGO ONE LESSEE, INC.,
LHOBERGE LESSEE, INC.
DIM SUM LESSEE, INC.
FUN TO STAY LESSEE, INC.
SERENITY NOW LESSEE, INC.
SOULDRIVER LESSEE, INC.
SF TREAT LESSEE, INC.
VIVA SOMA LESSEE, INC.
each, a Delaware corporation

By:	/s/ Kenneth G. Fuller
	Name:	Kenneth G. Fuller
	Title:	Chief Financial Officer

LHO WASHINGTON HOTEL ONE, L.L.C.
LHO WASHINGTON HOTEL TWO, L.L.C.
LHO WASHINGTON HOTEL THREE, LLC
LHO WASHINGTON HOTEL FOUR, L.L.C.
LHO WASHINGTON HOTEL SIX, L.L.C.
I&G CAPITOL, LLC
LHO TOM JOAD CIRCLE DC, L.L.C.
H STREET SHUFFLE, LLC
SILVER P, LLC,
each, a Delaware limited liability company

By:	Glass Houses, its managing member

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

DC ONE LESSEE, L.L.C.
DC TWO LESSEE, L.L.C.
DC THREE LESSEE, L.L.C.
DC FOUR LESSEE, L.L.C.
DC SIX LESSEE, L.L.C.
DC I&G CAPITAL LESSEE, L.L.C.
LHO TOM JOAD CIRCLE DC LESSEE, L.L.C.
H STREET SHUFFLE LESSEE, LLC
SILVER P LESSEE, LLC,
each, a Delaware limited liability company

By:	LaSalle Washington One Lessee, Inc., its managing member

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

NYC SERENADE, L.L.C.
LHO CHICAGO RIVER, L.L.C.
LHO ALEXIS HOTEL, L.L.C.
LHO ONYX HOTEL ONE, L.L.C.
PC FESTIVUS, LLC,
LOOK FORWARD, LLC
SUNSET CITY, LLC
PDX PIONEER, LLC
HARBORSIDE, LLC
LHO BADLANDS, L.L.C.
RW NEW YORK, LLC
LHO MICHIGAN AVENUE FREEZEOUT, L.L.C.
each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P., its managing member

	By:	LaSalle Hotel Properties General Partner

		By:	/s/ Kenneth G. Fuller
			Name:	Kenneth G. Fuller
			Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

SEASIDE HOTEL, LP, a Delaware limited partnership

By:	Seaside Hotel, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

GEARY DARLING, LP, a Delaware limited partnership

By:	Geary Darling, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

CHAMBER MAID, LP, a Delaware limited partnership

By:	Chamber Maid, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LET IT FLHO, LP, a Delaware limited partnership

By:	Let It FLHO, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LHO GRAFTON HOTEL, L.P., a Delaware limited partnership

By:	LHO Grafton Hotel, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LHO LE PARC, L.P., a Delaware limited partnership

By:	LHO Le Parc, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LHO SANTA CRUZ HOTEL, L.P., a Delaware limited partnership

By:	LHO Santa Cruz Hotel One, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LUCKY TOWN BURBANK, L.P., a Delaware limited partnership

By:	Lucky Town Burbank, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership

By:	LHO Mission Bay Rosie Hotel, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LHO MISSION BAY HOTEL, L.P., a California limited partnership

By:	LHO San Diego Financing, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P, its member

	By:	LaSalle Hotel Properties, its general partner

		By:	/s/ Kenneth G. Fuller
			Name:	Kenneth G. Fuller
			Title:	Chief Financial Officer

LHO HOLLYWOOD LM, L.P., a Delaware limited partnership

By:	LHO Hollywood Financing, Inc., its general partner

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LHO NEW ORLEANS LM, L.P., a Delaware limited partnership

By:	LHO New Orleans Financing, Inc., its general partner

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

WILD INNOCENT I, LP, a Delaware limited partnership

By:	Innocent I, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

CHIMES OF FREEDOM, LLC, a Delaware limited liability company

By:	OF Freedom I, LLC, its managing member

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

WILD I, LLC CHIMES I, LLC OF FREEDOM I, LLC, each, a Delaware limited liability company

By:	LaSalle Hotel Operating Partnership, L.P., its managing member

	By:	LaSalle Hotel Properties, its general partner

		By:	/s/ Kenneth G. Fuller
			Name:	Kenneth G. Fuller
			Title:	Chief Financial Officer

LHO ONYX ONE LESSEE, L.L.C.
NYC SERENADE LESSEE, L.L.C.
LHO CHICAGO RIVER LESSEE, L.L.C.
LHO ALEXIS LESSEE, L.L.C.
CHIMES OF FREEDOM LESSEE, LLC
WILD INNOCENT I LESSEE, LLC
PC FESTIVUS LESSEE, LLC,
SUNSET CITY LESSEE, LLC
LOOK FORWARD LESSEE, LLC
PDX PIONEER LESSEE, LLC
LHO BADLANDS LESSEE, L.L.C.
HARBORSIDE LESSEE, LLC
RW NEW YORK, LLC
LHO MICHIGAN AVENUE FREEZEOUT LESSEE, L.L.C.
each, a Delaware limited liability company

By:	LaSalle Hotel Lessee, Inc., its managing member

	By:	/s/ Kenneth G. Fuller
		Name:	Kenneth G. Fuller
		Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership

By:	LHO San Diego Hotel One, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LHOBERGE, LP, a Delaware limited partnership

By:	LHOberge, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

DON’T LOOK BACK, LLC, a Delaware limited liability company

By:	Look Forward, LLC, its manager

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

DON’T LOOK BACK LESSEE, LLC, a Delaware limited liability company

By:	Look Forward Lessee, LLC, its managing member

	By:	LaSalle Hotel Lessee, Inc., its managing member

		By:	/s/ Kenneth G. Fuller
			Name:	Kenneth G. Fuller
			Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

DIM SUM, LP, a Delaware limited partnership

By:	Dim Sum, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

FUN TO STAY, LP, a Delaware limited partnership

By:	FUN TO STAY, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

SERENITY NOW, LP, a Delaware limited partnership

By:	SERENITY NOW, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

SOULDRIVER, L.P. a Delaware limited partnership

By:	Souldriver, L.L.C., its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

VIVA SOMA LP, a Delaware limited partnership

By:	Viva Soma, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

SF TREAT, LP, a Delaware limited partnership

By:	SF Treat, LLC, its general partner

	By:	LaSalle Hotel Operating Partnership, L.P., its managing member

		By:	LaSalle Hotel Properties, its general partner

			By:	/s/ Kenneth G. Fuller
				Name:	Kenneth G. Fuller
				Title:	Chief Financial Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

ADMINISTRATIVE AGENT AND BANK:

CITIBANK, N.A., as Administrative Agent and a Bank
By:    /s/ Christopher J. Albano
    Name: Christopher J. Albano
Title: Authorized Signatory

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

BANKS:

BANK OF MONTREAL,
as a Bank

By:    /s/ Gwendolyn Gatz
    Name: Gwendolyn Gatz
Title: Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

BANK OF AMERICA, N.A.,
as a Bank

By:    /s/ Will T. Bowers, Jr.
    Name:     Will T. Bowers, Jr.
Title: Senior Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Katie Chowdhry
    Name:     Katie Chowdhry
Title: Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Lori Y. Jensen
    Name:     Lori Y. Jensen
Title: Senior Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Bank

By:    /s/ William G. Karl
    Name:     William G. Karl
Title: Executive Officer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

TD BANK, N.A.,
as a Bank

By:    /s/ John Howell
    Name:     John Howell
Title: Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

REGIONS BANK,
as a Bank

By:    /s/ T. Barrett Vawter
    Name:     T. Barrett Vawter
Title: Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Mark F. Monahan
    Name:     Mark F. Monahan
Title: Senior Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

BRANCH BANKING AND TRUST COMPANY,
as a Bank

By:    /s/ Steve Whitcomb
    Name: Steve Whitcomb
Title: Senior Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

LAND BANK OF TAIWAN, NEW YORK BRANCH, as a Bank

By:    /s/ Arthur Chen
    Name:     Arthur Chen
Title: General Manager

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

RAYMOND JAMES BANK, N.A.,
as an Issuing Bank and a Bank

By:    /s/ Alexander L. Rody
    Name:     Alexander L. Rody
Title: Senior Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Bank

By:    /s/ Jason Chreln
    Name:     Jason Chreln
Title: Managing Director

By:    /s/ Joseph A. Asciolla
    Name:     Joseph A. Asciolla
Title: Managing Director

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

BARCLAYS BANK PLC,
as a Bank

By:    /s/ Christopher M. Aitkin
    Name:     Christopher M. Aitkin
Title: Assistant Vice President

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

TAIWAN COOPERATIVE BANK, LTD., acting through its Los Angeles branch, as a Bank

By:    /s/ Ming-Chih Chen
    Name: Ming-Chih Chen
Title: VP & General Manager

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED TERM LOAN AGREEMENT

EXHIBIT A

FORM OF NOTE

$     __________, 20__

For value received, the undersigned LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of ______________________ (the “Bank”) the principal amount of _________________ and ____/100 Dollars ($ ) or, if less, the aggregate outstanding principal amount of each Advance (as defined in the Term Loan Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Term Loan Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement”) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used in this Note and not otherwise defined in this Note have the meanings assigned to such terms in the Term Loan Agreement. The Term Loan Agreement, among other things, (a) provides for the making of Advances by the Bank to the Borrower, from time to time, in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Term Loan Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Term Loan Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at Citibank, N.A., 1615 Brett Road OPS III, New Castle, Delaware 19720, Attention: Bank Loan Syndication Department (or at such other location or address as may be specified by the Administrative Agent to the Borrower) in same day funds. The Bank shall record all Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower’s repayment obligations under this Note.

Except as specifically provided in the Term Loan Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of New York.

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LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
        NOTE

BORROWER:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership

By:	LaSalle Hotel Properties,
its general partner

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
        NOTE

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated __________, 20__

Reference is made to the Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Term Loan Agreement.

Pursuant to the terms of the Term Loan Agreement, _______________ (“Assignor”) wishes to assign and delegate ___% of its rights and obligations under the Term Loan Agreement and _______________ (“Assignee”) desires to assume and accept such rights and obligations. Therefore, Assignor, Assignee, and the Administrative Agent agree as follows:

1.    As of the Effective Date (as defined below), Assignor hereby sells and assigns and delegates to Assignee, and Assignee hereby purchases and assumes from Assignor, without recourse to Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2 hereof, a ____% interest in and to all of Assignor’s rights and obligations under the Term Loan Agreement in connection with its Commitment, including, without limitation, such percentage interest in Assignor’s Commitment and the Advances owing to Assignor and any Note held by Assignor.

2.    Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its Commitment is $_____________ and the aggregate outstanding principal amount of Advances owed to it by the Borrower is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Term Loan Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Term Loan Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Term Loan Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in Section 1 above and requests that the Administrative Agent exchange such Note for a new Note dated ___________, 20__ in the principal amount of $_____________, payable to the order of Assignee, [and a new Note dated ___________, 20__ in the principal amount of $_____________, payable to the order of Assignor].

3.    Assignee (i) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements referred to in Section 4.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Term Loan Agreement and any other Credit Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Domestic Lending Office (and address for notices) and LIBOR Lending Office the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to Assignee’s status for purposes of

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
        ASSIGNMENT AND ACCEPTANCE AGREEMENT

determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Term Loan Agreement and its Note or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty, and (vii) represents that it is an Eligible Assignee.

4.    The effective date for this Assignment and Acceptance shall be _______________ (the “Effective Date”) and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.

5.    Upon such recording, and as of the Effective Date, (i) Assignee shall be a party to the Term Loan Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.09, 2.11(c) and 11.07 of the Term Loan Agreement, which shall survive this assignment) and be released from its obligations under the Term Loan Agreement.

6.    Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.    This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

8.    This Assignment and Acceptance may be executed in multiple counterparts, each of which shall be an original, but all of which shall together constitute one Assignment and Acceptance.

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LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
        ASSIGNMENT AND ACCEPTANCE AGREEMENT

The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Domestic Lending Office:

Address:

Attention:
Telecopy:
Telephone:

LIBOR Lending Office:

Address:

Attention:
Telecopy:
Telephone:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
        ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is executed this ___ day of _________, 20__, for the period ended _______ and is prepared pursuant to that certain Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017, as the same may be amended or modified from time to time (the “Agreement”), among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings specified by the Agreement.

1.    Representations, Covenants, Defaults: Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the date of execution of this Compliance Certificate, as follows:

1.1.    Covenants. All covenants of Borrower set forth in Articles V and VI of the Agreement required to be performed as of the date hereof have been performed and maintained in all material respects, and such Covenants continue to be performed and maintained as of the execution date of this certificate, except as follows:
_________________________________ [specify]

1.2.    Representations and Warranties. All representations and warranties of Borrower set forth in Article IV of the Agreement are true and correct in all material respects as of the execution date of this certificate, except as follows:
_________________________________ [specify]

1.3.    Event of Default. There exists no Event of Default except as follows:
_________________________________ [specify]

2.    Operating Covenants. Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the calendar quarter ending ____________, ___, that the amounts and calculations made hereunder pursuant to Article VII of the Agreement are true and correct.

2.1.    Fixed Charge Coverage Ratio (Section 7.01 of the Agreement).
Minimum Requirement – 1.50x

(a)	Corporate EBITDA: $____________

(b)	Aggregate FF&E Reserves: $____________

(c)	(a) minus (b) above: $____________

(d)	Fixed Charges: $____________

(e)	Ratio of (c) to (d) above: _____________

2.2.    Maintenance of Net Worth (Section 7.02 of the Agreement).

(a)	Parent’s Net Worth (accordance with GAAP): $____________

(b)	minority interest of Parent (in accordance with GAAP) $____________

(c)	Sum of (a) and (b) above: $____________

2.3.	The Minimum Tangible Net Worth for the Parent, as of the Rolling Period ending on __________, ____, is as set forth in (c) below, based upon the sum of (a) and (b):

(a)	$1,931,251,500 $1,931,251,500

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
COMPLIANCE CERTIFICATE

(b)	75% of net proceeds from any offering of Stock
or Stock Equivalents after September 30, 2016:    $____________

(c)	The sum of (a) and (b) above: $____________

2.4.    Limitations on Total Liabilities of Parent (Section 7.03 of the Agreement).

Maximum Requirement – 7.25 to 1.00

(a)	the Parent’s Total Liabilities: $____________

(b)	Adjusted Corporate EBITDA, which is equal to (i) plus or minus (ii), as appropriate:

(i)	Corporate EBITDA: $____________

(ii)	Adjustments for Hotel Properties acquired or disposed of: $____________

(iii)	Adjusted Corporate EBITDA: $____________

(c)	Leverage Ratio: total of (a) divided by (b)(iii) above: $____________

2.5.    Limitations on Unsecured Indebtedness of Parent
(Section 7.04 of the Agreement).
Maximum Requirement – 60%, provided such ratio may be increased to 65%

(a)	Parent’s Unsecured Indebtedness: $____________

(b)	Liquid Investments: $____________

(c)	Sum of Asset Values of all Unencumbered Properties: $____________

(d)	Sum of Lines (b) and (c) (Total Unencumbered Asset Value): $____________

(e)	Ratio of (a) to (d): _____________

2.6.    Limitations on Secured Indebtedness of Parent
(Section 7.05 of the Agreement).
Maximum Requirement – 45%

(a)	Parent’s Secured Indebtedness: $____________

(b)	Consolidated Total Book Value: $____________

(c)	Ratio of (a) to (b): _____________

2.7.    Limitations on Secured Recourse Indebtedness of Parent and its Subsidiaries
(Section 7.06 of the Agreement).
Maximum Requirement - 10%

(a)    Secured Recourse Indebtedness of Parent and Subsidiaries:     $________
(b)    Consolidated Total Book Value:                 $_______
(c)    Ratio of (a) to (b):                     ____________

3.    Other Covenants. Borrower hereby certifies to the Administrative Agent and the Banks, effective as of the Rolling Period ending _________, 20___, that the following amounts and calculations made pursuant to the Agreement are true and correct:

3.1.     Applicable Margin (Article I of the Agreement)

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
COMPLIANCE CERTIFICATE

Pursuant to Article I of the Agreement, [the Status applicable to the loan facility is ______________, based upon a Leverage Ratio of ____________ (as calculated above)][the Debt Rating of the Parent is __________]. Based on the foregoing, the Applicable Margin for each subsequent Advance is as follows:

Base Rate Advances:    __________%
LIBOR Advances:    __________%

3.2.    Leverage Trigger

As calculated above, the Leverage Ratio is ___________.  As reported in the Compliance Certificate previously delivered, the Leverage Ratio was ____________.

3.3        Unencumbered Properties (Article I of the Agreement)

    A list of all Unencumbered Properties and the Asset Values therefor, is set forth on Schedule 1 to Compliance Certificate attached hereto.

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LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
COMPLIANCE CERTIFICATE

EXECUTED as of the date first referenced above.

Borrower:

LASALLE HOTEL OEPRATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties, its general partner

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
COMPLIANCE CERTIFICATE

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

LIST OF UNENCUMBERED PROPERTIES AND THEIR ASSET VALUES

Unencumbered Property                        Asset Value

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
COMPLIANCE CERTIFICATE

EXHIBIT D

FORM OF AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

This Amended & Restated Environmental Indemnification Agreement (this “Agreement”) is made and entered into effective for all purposes as of January 10, 2017, by the parties signatory hereto or to an Accession Agreement (as hereinafter defined) (collectively, “Indemnitor”, whether one or more), to and for the benefit of Citibank, N.A., as the Administrative Agent (the “Administrative Agent”), for the benefit of the banks and other lenders named in the Term Loan Agreement herein described (collectively, the “Banks”).

INTRODUCTION

WHEREAS, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Administrative Agent, the Banks party thereto and the other parties from time to time party thereto entered into that certain Senior Unsecured Term Loan Agreement dated as of November 5, 2015 (as amended, the “Existing Agreement”);

WHEREAS, the parties have agreed to amend and restate the Existing Agreement pursuant to that certain Amended & Restated Senior Unsecured Term Loan Agreement, dated as of the date hereof, by and between the Borrower, the Parent, the Guarantors party thereto, the Administrative Agent, the Banks party thereto and the other parties from time to time party thereto (as the same may be amended or modified from time to time, being referred to herein as the “Term Loan Agreement”);

WHEREAS, the Borrower and Subsidiaries of the Borrower now or hereafter will own certain Hotel Properties which include without limitation the Existing Properties, the Future Properties, the Permitted Non-Unencumbered Properties and the properties owned by the Permitted Other Subsidiaries (said properties together with all property owned by any participating lessees in connection with such Hotel Properties, all rights and appurtenances to such Hotel Properties and all improvements presently located or hereafter constructed on such Hotel Properties are hereinafter collectively called the “Properties”, and each a “Property”);

WHEREAS, the Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are parties hereto. Other than the Parent, each Indemnitor is a direct or indirect subsidiary of the Borrower. Each Indemnitor will derive substantial direct and indirect benefit from the transactions contemplated by the Term Loan Agreement; and

WHEREAS, as a condition to extending credit to the Borrower under the Term Loan Agreement, the Banks have required, among other things, that the Indemnitor execute and deliver this Agreement, which Agreement shall amend, restate and replace, in its entirety, that certain Environmental Indemnification Agreement, dated as of November 5, 2015, made by the Indemnitor (as defined therein) in favor of the Administrative Agent (as defined therein) (as the same may have been amended restated or otherwise modified from time to time prior to the date hereof, the “Original Agreement”).

AGREEMENT

NOW, THEREFORE, Indemnitor, as an inducement to the Banks to make the Advances, hereby covenants and agrees to and for the benefit of the Banks as follows:

1.    Defined Terms. All terms used in this Agreement, but not defined herein, shall have the meaning given such terms in the Term Loan Agreement.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

2.    Hazardous Material. As used in this Agreement, the term “Hazardous Materials” shall mean any flammable explosives, radioactive materials, hazardous wastes, hazardous materials, hazardous or toxic substances, or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601 et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, and all friable asbestos, petroleum derivatives, polychlorinated biphenyls, and materials defined as hazardous materials under any federal, state or local laws, ordinances, codes, rules, orders, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal thereof (collectively, “Environmental Laws”).

3.    Representation. Except as disclosed in writing to the Administrative Agent, to the knowledge of Borrower, none of the present or previously owned or operated Property of the Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third‑party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

4.    Covenant. Indemnitor covenants and agrees not to cause or permit the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, about, to or from any of the Properties except for Permitted Hazardous Substances.

5.    Indemnification. Indemnitor shall exonerate, indemnify, pay and protect, defend (with counsel approved pursuant to the Term Loan Agreement) and save the Administrative Agent, the Banks, and their respective directors, trustees, beneficiaries, officers, shareholders, employees and agents of the Banks (collectively, the “Indemnified Parties”), harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, taxes, assessments, liabilities (including, without limitation, sums paid in settlements of claims), interest or losses, including reasonable attorneys’ fees and expenses (including, without limitation, any such reasonable fees and expenses incurred in enforcing this Agreement or collecting any sums due hereunder), consultant fees, and expert fees, together with all other reasonable costs and expenses of any kind or nature (collectively, “Costs”) that arise directly or indirectly in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, ground water, surface water or improvements at, on, about, under or within any of the Properties, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties (any such release being referred to herein as a “Release”); provided, however, that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or willful misconduct of an Indemnified Party or Costs arising because of a Release from or on a Property after the Administrative Agent or the Administrative Agent’s nominee acquires title to such Property. INDEMNITOR’S OBLIGATION TO SO INDEMNIFY THE INDEMNIFIED PARTIES SHALL INCLUDE INDEMNIFICATION FOR ANY OF SUCH MATTERS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES. The indemnification provided in this Section 5 shall specifically apply to and include claims or actions brought by or on behalf of tenants or employees of Indemnitor; Indemnitor hereby expressly waives (with respect to any claims of the Indemnified Parties arising under this Agreement) any immunity to which Indemnitor may otherwise be entitled under any industrial or worker’s compensation laws. In the event any of the Indemnified Parties shall suffer

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

or incur any such Costs, Indemnitor shall pay to the Administrative Agent for the benefit of the Indemnified Party the total of all such Costs suffered or incurred by such Indemnified Party within ten (10) days after demand therefor, such payment to be disbursed by the Administrative Agent in accordance with the Term Loan Agreement. Without limiting the generality of the foregoing, the indemnification provided by this Section 5 shall specifically cover Costs, including, without limitation, capital, operating and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision (“Governmental Agency”) or performed by any non-governmental entity or person as required or requested, by any Governmental Agency because of the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, groundwater, surface water or improvements at, on, under or within any of the Properties (or any portion thereof), or elsewhere in connection with the transportation of Hazardous Materials to or from any of the Properties, and any claims of third parties for loss or damage due to such Hazardous Materials.

6.    Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (“Remedial Work”) is required (a) under any Environmental Law, (b) by any judicial, arbitral or administrative order, (c) in order to comply with any agreements affecting any of the Properties, or (d) to maintain any of the Properties in a standard of environmental condition which prevents the release or generation of any Hazardous Materials except for Permitted Hazardous Substances, Indemnitor shall perform or cause to be performed such Remedial Work; provided, however, that Indemnitor may withhold commencement of such Remedial Work pending resolution of any good faith contest regarding the application, interpretation or validity of any law, regulation, order or agreement, subject to the requirements of Section 7 below. All Remedial Work shall be conducted (i) in a diligent and timely fashion by a licensed environmental engineer, (ii) pursuant to a detailed written plan for the Remedial Work approved by any Governmental Agency with a legal or contractual right to such approval, (iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities and (iv) only following receipt of all required permits, licenses or approvals. In addition, Indemnitor shall submit to the Banks promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitor in connection with any Remedial Work or Hazardous Materials relating to any of the Properties. All costs and expenses of such Remedial Work shall be paid by Indemnitor, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and the Banks’ reasonable fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Indemnitor should fail to commence or cause to be commenced such Remedial Work, in a timely fashion, or fail diligently to prosecute to completion, such Remedial Work, the Administrative Agent following consent of the Required Lenders (following thirty (30) days written notice to Indemnitor) may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith shall be Costs within the meaning of Section 5 above. All such Costs shall be due and payable to the Administrative Agent by Indemnitor upon thirty (30) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Term Loan Agreement.

7.    Permitted Contests. Notwithstanding any provision of this Agreement to the contrary, Indemnitor may contest by appropriate action any Remedial Work requirement imposed by any Governmental Agency or similar agency provided that (a) Indemnitor has given the Banks written notice that Indemnitor is contesting or shall contest and Indemnitor does in fact contest the application, interpretation or validity of the law, regulation, order or agreement pertaining to the Remedial Work by appropriate legal or administrative proceedings conducted in good faith and with due diligence and dispatch, (b) such contest shall not subject any of the Indemnified Parties nor any assignee of all or any portion of the Banks’ interest in the Advances nor any of the Properties to civil or criminal liability and does not jeopardize any such party’s lien upon or interest in any of the Properties and (c) if the estimated cost of the Remedial Work is greater than $1,000,000, Indemnitor shall give such security or assurances as may be reasonably required by the Banks as determined pursuant to the Term Loan Agreement to ensure ultimate compliance with all legal or contractual requirements

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

pertaining to the Remedial Work (and payment of all costs, expenses, interest and penalties in connection therewith) and to prevent any sale, forfeiture or loss by reason of nonpayment or non-compliance.

8.    Reports and Claims. Indemnitor shall deliver to the Banks copies of any reports, analyses, correspondence, notices, licenses, approvals, orders or other written materials relating to the environmental condition of any of the Properties promptly upon receipt, completion or delivery thereof. Indemnitor shall give notice to the Banks of any claim, action, administrative proceeding (including, without limitation, informal proceedings) or other demand by any governmental agency or other third party involving Costs or Remedial Action at the time such claim or other demand first becomes known to Indemnitor. Receipt of any such notice shall not be deemed to create any obligation on the Banks to defend or otherwise respond to any claim or demand. All notices, approvals, consents, requests and demands upon the respective parties hereto shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Term Loan Agreement and to each Indemnitor, at the address set forth beneath such Indemnitor’s signature or in the Accession Agreement executed by such Indemnitor, or to such other address as shall be designated by any Indemnitor or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

9.    Banks as Owner. If for any reason, the Administrative Agent or any of the Banks (or any successor or assign of such parties) becomes the fee owner of any of the Properties and any claim, action, notice, administrative proceeding (including, without limitation, informal proceedings) or other demand is made by any governmental agency or other third party which implicate Costs or Remedial Work, Indemnitor shall cooperate with such party in any defense or other appropriate response to any such claim or other demand; provided, however, that Indemnitor shall not be so liable for any Costs arising because of the gross negligence or willful misconduct of an Indemnified Party. Indemnitor’s duty to cooperate and right to participate in the defense or response to any such claim or demand shall not be deemed to limit or otherwise modify Indemnitor’s obligations under this Agreement. Any party subject to a claim or other proceeding referenced in the first sentence of this Section 9 shall give notice to Indemnitor of any claim or demand governed by this Section 9 at the time such claim or other demand first becomes known to such party.

10.    Subrogation of Indemnity Rights. If Indemnitor fails to fully perform its obligations under Sections 5 and 6 above, the Indemnified Parties shall be subrogated to any rights or claims Indemnitor may have against any present, future or former owners, tenants or other occupants or users of any of the Properties, any portion thereof or any adjacent or proximate properties, relating to the recovery of Costs or the performance of Remedial Work.

11.    Assignment by Administrative Agent and Banks. No consent by Indemnitor shall be required for any assignment or reassignment of the rights of the Administrative Agent or the Banks under this Agreement to any successor of such party or a purchaser of the Advances or any interest in or portion of the Advances including participation interests in accordance with the terms of the Term Loan Agreement.

12.    Merger, Consolidation or Sale of Assets. In the event Indemnitor is dissolved, liquidated or terminated or all or substantially all the assets of Indemnitor are sold or otherwise transferred to one or more persons or other entities, the surviving entity or transferee of assets, as the case may be, (i) shall be formed and existing under the laws of a state, (ii) shall deliver to the Banks an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Indemnitor under this Agreement.

13.    Independent Obligations; Survival. The obligations of Indemnitor under this Agreement shall survive the consummation of the credit transaction described above and the repayment of the Advances. The obligations of Indemnitor under this Agreement are separate and distinct from the obligations of Indemnitor under the Credit Documents. This Agreement may be enforced by the Administrative Agent and/or the Banks without regard to or affecting any rights and remedies the Administrative Agent and/or the Banks may have against Indemnitor under the Credit Documents and without regard to any limitations on the Administrative Agent’s or the Banks’ recourse for recovery of the Advances as may be provided in the Credit Documents.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

Enforcement of this Agreement is not and shall not be deemed to constitute an action for recovery of the indebtedness of the Advances.

14.    Default Interest. In addition to all other rights and remedies of the Administrative Agent and/or the Banks against Indemnitor as provided herein, or under applicable law, Indemnitor shall pay to the Administrative Agent, immediately upon demand therefor, Default Interest (as defined below) on any Costs and other payments required to be paid by Indemnitor to the Banks under this Agreement which are not paid within ten (10) days after demand therefor, such payments to be disbursed by the Administrative Agent in accordance with the Term Loan Agreement. Default Interest shall be paid by Indemnitor from the date such payment becomes delinquent through and including the date of payment of such delinquent sums. “Default Interest” shall mean a per annum interest rate equal to three percent (3%) above the Adjusted Base Rate or reference rate for the then current calendar month, as of the first day of such calendar month, which is publicly announced from time to time by the Administrative Agent.

15.    Contribution. As a result of the transactions contemplated by the Term Loan Agreement, each of the Indemnitors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 15 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Indemnitor hereunder to the Administrative Agent or the Banks (such payment being referred to herein as a “Contribution,” and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Contributor and application of proceeds of the sale of such Property in satisfaction of such Indemnitor’s obligations under this Agreement). The Indemnitors hereby agree as follows:

15.1.    Calculation of Contribution. In order to provide for just and equitable contribution among the Indemnitors in the event any Contribution is made by an Indemnitor (a “Funding Indemnitor”), such Funding Indemnitor shall be entitled to a contribution from certain other Indemnitors for all payments, damages and expenses incurred by that Funding Indemnitor in discharging any of the obligations under this Agreement (the “Obligations”), in the manner and to the extent set forth in this Section 15. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Indemnitor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

15.2.    Benefit Amount Defined. For purposes of this Agreement, the “Benefit Amount” of any Indemnitor as of any date of determination shall be the net value of the benefits to such Indemnitor and all of its Subsidiaries (including any Subsidiaries which may be Indemnitors) from extensions of credit made by the Banks to the Borrower under the Term Loan Agreement; provided, however, that in determining the contribution liability of any Indemnitor which is a Subsidiary to its direct or indirect parent corporation or of any Indemnitor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Indemnitor or its Subsidiaries (collectively, the “Benefits”). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an “Owned Entity”) any of the equity interests of which are owned directly or indirectly by an Indemnitor, the Benefit Amount of an Indemnitor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Indemnitor in its Owned Entity.

15.3.    Contribution Obligation. Each Indemnitor shall be liable to a Funding Indemnitor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Indemnitor to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Indemnitor and (B) 95% of the excess of the fair saleable value of the property of such Indemnitor

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

over the total liabilities of such Indemnitor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Indemnitor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Indemnitors as of such date in a manner to maximize the amount of such contributions).

15.4.    Allocation. In the event that at any time there exists more than one Funding Indemnitor with respect to any Contribution (in any such case, the “Applicable Contribution”), then payment from other Indemnitors pursuant to this Agreement shall be allocated among such Funding Indemnitors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Indemnitor pursuant to the Applicable Contribution. In the event that at any time any Indemnitor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Subsection 15.3 above, that Indemnitor shall be deemed to be a Funding Indemnitor to the extent of such excess and shall be entitled to contribution from the other Indemnitors in accordance with the provisions of this Subsection 15.4.

15.5.    Subsidiary Payment. The amount of contribution payable under this Section 15 by any Indemnitor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Indemnitor.

15.6.    Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Obligations, or for any other reason, the contributions under this Section 15 become inequitable as among the Indemnitors, the Indemnitors shall promptly modify and amend this Section 15 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Indemnitors.

15.7.    Asset of Party to Which Contribution is Owing. The Indemnitors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Indemnitor to which such contribution is owing.

15.8.    Subordination. No payments payable by an Indemnitor pursuant to the terms of this Section 15 shall be paid until all amounts then due and payable by the Borrower to the Administrative Agent or any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 15 shall affect the obligations of any Indemnitor to the Administrative Agent or any Bank under the Term Loan Agreement or any other Credit Documents.

16.    Miscellaneous. If there shall be more than one Indemnitor hereunder, or pursuant to any other indemnification of Banks relating to Hazardous Materials arising out of or in connection with the Advances (“Other Indemnitor”), each Indemnitor and Other Indemnitor agrees that (a) the obligations of the Indemnitor hereunder, and each Other Indemnitor, are joint and several, (b) a release of any one or more Indemnitors or Other Indemnitors or any limitation of this Agreement in favor of or for the benefit of one or more Indemnitors or Other Indemnitors shall not in any way be deemed a release of or limitation in favor of or for the benefit of any other Indemnitor or Other Indemnitor and (c) a separate action hereunder may be brought and prosecuted against any or all Indemnitors or Other Indemnitors. If any term of this Agreement or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitor, the Administrative Agent and the Banks, and their respective successors and assigns, including (without limitation) any assignee or purchaser of all or any portion of any of the Banks’ interest in (i) the Advances, (ii) the Credit Documents, or (iii) any of the Properties.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

17.    GOVERNING LAW. ANY DISPUTE BETWEEN THE INDEMNITOR OR ANY INDEMNIFIED PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

18.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL. (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B) OF THIS SECTION 18, EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

(B)    OTHER JURISDICTIONS. THE INDEMNITOR AGREES THAT ANY INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO PROCEED AGAINST THE INDEMNITOR OR ANY OF THE PROPERTIES IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE INDEMNITOR OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE INDEMNITOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE INDEMNITOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

(C)    SERVICE OF PROCESS. THE INDEMNITOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY ANY INDEMNIFIED PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE INDEMNITOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY INDEMNIFIED PARTY TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE INDEMNITOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

(D)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM,

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(E)    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 18, WITH ITS COUNSEL.

19.    Amendments/Accession Agreement. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Indemnitor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent; provided, however, that any amendment or waiver releasing any Indemnitor from any liability hereunder shall be signed by the Required Lenders; and provided further that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in accordance with the terms of the Term Loan Agreement or otherwise agrees to become an Indemnitor under this Agreement, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement (“Accession Agreement”) in the form attached hereto as Annex 1, and each Indemnitor and the Administrative Agent hereby agrees that upon such Subsidiary’s or Affiliate’s execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person an Indemnitor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Indemnitors or the Administrative Agent to make such an amendment to this Agreement effective.

20.    This Agreement amends, restates and supersedes the Original Agreement in its entirety.

[Balance of page intentionally left blank]

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the day and year first written above.

INDEMNITORS:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	LaSalle Hotel Properties,
its general partner

By:
Name:
Title:

LASALLE HOTEL PROPERTIES
a Maryland real estate investment trust

By:
Name:
Title:

[SIGNATURE BLOCKS TO BE INSERTED]

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

ANNEX 1
TO ENVIRONMENTAL INDEMNIFICATION AGREEMENT

ACCESSION AGREEMENT

_______________________ [Name of Entity], a [limited partnership/corporation] (the “Company”), hereby agrees with (i) Citibank, N.A., as the Administrative Agent (the “Administrative Agent”) under the Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks (as defined in the Term Loan Agreement), the Administrative Agent and the other parties from time to time party thereto; (ii) the parties to the Amended & Restated Environmental Indemnity and Agreement (the “Environmental Indemnity”) dated as of January 10, 2017 executed in connection with the Term Loan Agreement, (iii) the parties to the Amended & Restated Guaranty and Contribution Agreement (the “Guaranty”) dated as of January 10, 2017 executed in connection with the Term Loan Agreement, as follows:

The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity, the Guaranty and the Term Loan Agreement and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity, the Guaranty and the Term Loan Agreement as if it had been an original party to such agreements, (c) confirms that the representations and warranties set forth in the Environmental Indemnity, the Guaranty and the Term Loan Agreement, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement and (d) has received and reviewed copies of each of the Environmental Indemnity, the Guaranty and the Term Loan Agreement.

For purposes of notices under the Environmental Indemnity, the Guaranty and the Term Loan Agreement the address for the Company is as follows:

Attention:_______________________________
Telephone:______________________________
Telecopy:_______________________________

This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ___ day of ___________________, 20___.

[NAME OF ENTITY]

By:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED ENVIRONMENTAL INDEMNIFICATION AGREEMENT

EXHIBIT E

FORM OF AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

This Amended & Restated Guaranty and Contribution Agreement (this “Agreement”) is made and entered into effective for all purposes as of January 10, 2017, by the parties signatory hereto or to an Accession Agreement (as hereinafter defined) (collectively, the “Guarantor”, whether one or more) to and for the benefit of Citibank, N.A., as the Administrative Agent (the “Administrative Agent”), and the banks and other lenders named in the Term Loan Agreement herein described (collectively, including the Swap Banks, the “Banks”).

INTRODUCTION

WHEREAS, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Administrative Agent , the Banks party thereto and the other parties from time to time party thereto entered into that certain Senior Unsecured Term Loan Agreement dated as of November 5, 2015 (as amended, the “Existing Agreement”);

WHEREAS, the parties have agreed to amend and restate the Existing Agreement pursuant to that certain Amended & Restated Senior Unsecured Term Loan Agreement, dated as of the date hereof, by and between the Borrower, the Parent, the Guarantors party thereto, the Administrative Agent, the Banks party thereto and the other parties from time to time party thereto (as the same may be amended or modified from time to time, being referred to herein as the “Term Loan Agreement”);

WHEREAS, certain Swap Banks have either entered into or may in the future enter into one or more Swap Contracts with the Borrower to swap floating rate of interest payable on the Advances to a fixed rate of interest, on terms and conditions set forth in such Swap Contracts (each such Swap Contract, a “Subject Swap Contract”);

WHEREAS, the Borrower is the principal financing entity for capital requirements of its Subsidiaries, and from time to time the Borrower has made and will continue to make capital contributions and advances to its Subsidiaries, including the Subsidiaries which are or will become parties hereto. Other than the Parent, each Guarantor is a direct or indirect subsidiary of the Borrower. Each Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Term Loan Agreement and the Subject Swap Contracts; and

WHEREAS, as a condition to extending credit to the Borrower under the Term Loan Agreement and to providing the financial accommodations under the Subject Swap Contracts, the Banks (including the Swap Banks) have required, among other things, that the Guarantor execute and deliver this Agreement, which Agreement shall amend, restate and replace, in its entirety, that certain Guaranty and Contribution Agreement, dated as of November 5, 2015, made by the Guarantor (as defined therein) in favor of the Administrative Agent (as defined therein) (as the same may have been amended restated or otherwise modified from time to time prior to the date hereof, the “Original Agreement”).

AGREEMENT

NOW, THEREFORE, in order to induce the Banks to make the Advances and the Swap Banks to enter into the Subject Swap Contracts, each Guarantor hereby agrees as follows:

SECTION 1.	DEFINED TERMS.

All terms used in this Agreement, but not defined herein, shall have the meaning given such terms in the Term Loan Agreement.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

SECTION 2.	GUARANTY.

Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under (i) the Term Loan Agreement, the Notes and any other Credit Document, whether for principal, interest, fees, expenses, or otherwise, or (ii) each Subject Swap Contract, whether for fees, premiums, scheduled periodic payments, breakage, termination payments, expenses, or otherwise, but excluding in each case of (i) and (ii) above all Excluded Swap Obligations (such non-excluded Obligations being the “Guaranteed Obligations”) and any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any Bank (including any Swap Bank) in enforcing any rights under this Agreement. Each Guarantor agrees that its guaranty obligation under this Agreement is a guarantee of payment, not of collection and that such Guarantor is primarily liable for the payment of the Guaranteed Obligations.

SECTION 3.	LIMIT OF LIABILITY.

Each Guarantor that is a Subsidiary of the Borrower shall be liable under this Agreement with respect to the Guaranteed Obligations only for amounts aggregating up to the largest amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

SECTION 4.	GUARANTY ABSOLUTE.

Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Term Loan Agreement, the other Credit Documents, and each Subject Swap Contract, as applicable, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Bank (including any Swap Bank). The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of the Term Loan Agreement, any other Credit Document, any Subject Swap Contract or any other agreement or instrument relating thereto;

(b)    any change in the time, manner, or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Term Loan Agreement or any other Credit Document or any Subject Swap Contract;

(c)    any exchange, release, or nonperfection of any collateral, if applicable, or any release or amendment or waiver of or consent to departure from any other agreement or guaranty, for any of the Guaranteed Obligations; or

(d)    any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower or a Guarantor.

SECTION 5.	CONTINUATION AND REINSTATEMENT, ETC.

Each Guarantor agrees that, to the extent that (i) the Borrower makes payments to the Administrative Agent or any Bank (including any Swap Bank) or (ii) the Administrative Agent or any Bank (including any Swap Bank) receives any proceeds of any property of Borrower or any Guarantor, and in either such case such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. The Guarantor shall defend and indemnify the Administrative Agent and each Bank (including each Swap Bank) from and against any claim or loss under this Section 5 (including reasonable attorneys’ fees and expenses) in the defense of any such action or suit.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

SECTION 6.	CERTAIN WAIVERS.

Section 6.01.    Notice. Each Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

Section 6.02.    Other Remedies. Each Guarantor hereby waives any requirement that the Administrative Agent or any Bank (including any Swap Bank) protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, if any, including any action required pursuant to a Legal Requirement.

Section 6.03.    Waiver of Subrogation.

(a)    Each Guarantor hereby irrevocably waives, until payment in full of all Guaranteed Obligations and termination of all Commitments, any claim or other rights which it may acquire against the Borrower that arise from such Guarantor’s obligations under this Agreement or any other Credit Document or any Subject Swap Contract, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. §509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent or any Bank (including any Swap Bank) against the Borrower or any collateral which the Administrative Agent or any Bank (including any Swap Bank) now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust for the benefit of the Administrative Agent or any Bank (including any Swap Bank) and shall promptly be paid to the Administrative Agent for the benefit of the Administrative Agent or any Bank (including any Swap Bank) to be applied to the Guaranteed Obligations, whether matured or unmatured, as the Administrative Agent may elect. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Term Loan Agreement and the Subject Swap Contracts and that the waiver set forth in this Section 6.03(a) is knowingly made in contemplation of such benefits.

(b)    Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment, or indemnity by the Borrower or any other Person on account of any payment by such Guarantor to the Administrative Agent or any Bank (including any Swap Bank) under this Agreement.

SECTION 7.	REPRESENTATIONS AND WARRANTIES.

Each Guarantor hereby represents and warrants as follows:

Section 7.01.    Corporate Authority. Such Guarantor is either a corporation, limited liability company, limited partnership or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor’s organizational powers, have been duly authorized by all necessary organizational action and do not contravene (a) such Guarantor’s organizational authority or (b) any law or material contractual restriction affecting such Guarantor or its Property.

Section 7.02.    Government Approval. No authorization or approval or other action by and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Guarantor of this Agreement.

Section 7.03.    Binding Obligations. This Agreement is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights (whether considered in a proceeding at law or in equity).

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

SECTION 8.	COVENANTS.

Each Guarantor will comply with all covenant provisions of Article V and Article VI of the Term Loan Agreement to the extent such provisions are applicable.

SECTION 9.	CONTRIBUTION.

As a result of the transactions contemplated by the Term Loan Agreement and the Subject Swap Contracts, each of the Guarantors will benefit, directly and indirectly, from the Guaranteed Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 9 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to the Administrative Agent or any Bank (including any Swap Bank) (such payment being referred to herein as a “Contribution,” and for purposes of this Agreement, includes any exercise of recourse by the Administrative Agent against any Property of a Guarantor and application of proceeds of such Property in satisfaction of such Guarantor’s obligations under this Agreement). The Guarantors hereby agree as follows:

Section 9.01.    Calculation of Contribution. In order to provide for just and equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a “Funding Guarantor”), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Guaranteed Obligations, in the manner and to the extent set forth in this Section 9. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Guarantor to the Administrative Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

Section 9.02.    Benefit Amount Defined. For purposes of this Agreement, the “Benefit Amount” of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries (including any Subsidiaries which may be Guarantors) from extensions of credit made by the Banks to the Borrower under the Term Loan Agreement or from the provision of financial accommodations to the Borrower under the Subject Swap Contracts, as the case may be; provided, however, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrower by the Banks which are in turn advanced or contributed by the Borrower to such Guarantor or its Subsidiaries and benefits of financial accommodations provided to the Borrower by the Swap Banks pursuant to the Subject Swap Contracts which benefit, directly or indirectly, such Guarantor and its Subsidiaries (collectively, the “Benefits”). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person (an “Owned Entity”) any of the equity interests of which are owned directly or indirectly by a Guarantor, the Benefit Amount of a Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

Section 9.03.    Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Guarantor to the total amount of Guaranteed Obligations, multiplied by (ii) the amount of Guaranteed Obligations paid by such Funding Guarantor and (B) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).

Section 9.04.    Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the “Applicable Contribution”), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

calculated pursuant to clause (A) of Section 9.03 above, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section 9.04.

Section 9.05.    Subsidiary Payment. The amount of contribution payable under this Section 9 by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.

Section 9.06.    Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Guaranteed Obligations, or for any other reason, the contributions under this Section 9 become inequitable as among the Guarantors, the Guarantors shall promptly modify and amend this Section 9 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.

Section 9.07.    Asset of Party to Which Contribution is Owing. The Guarantors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Guarantor to which such contribution is owing.

Section 9.08.    Subordination. No payments payable by a Guarantor pursuant to the terms of this Section 9 shall be paid until all amounts then due and payable by the Borrower to any Bank (including any Swap Bank), pursuant to the terms of the Credit Documents or any Subject Swap Contract, are indefeasibly paid in full in cash. Nothing contained in this Section 9 shall affect the obligations of any Guarantor to any Bank (including any Swap Bank) under the Term Loan Agreement or any other Credit Documents or any Subject Swap Contract.

SECTION 10.	MISCELLANEOUS.

Section 10.01.    Addresses for Notices. All notices and other communications provided for hereunder shall be in writing, including telegraphic communication and delivered or teletransmitted to the Administrative Agent, as set forth in the Term Loan Agreement, to any Swap Bank, as set forth in the applicable Subject Swap Contract, and to each Guarantor, at the address set forth under such Guarantor’s signature hereto or in the Accession Agreement executed by such Guarantor, or to such other address as shall be designated by any Guarantor, any Swap Bank or the Administrative Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

Section 10.02.    Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by each Guarantor and the Administrative Agent; provided, however, that any amendment or waiver releasing any Guarantor from any liability hereunder shall be signed by all the Banks (including the Swap Banks) (provided that the Administrative Agent can, if no Default then exists, release any Subsidiary of the Borrower which no longer is a Property Owner of an Unencumbered Property); and provided further that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary or Affiliate of the Borrower hereafter is required in accordance with the terms of the Term Loan Agreement or otherwise agrees to become a guarantor of the Borrower’s obligations under the Credit Documents and the Subject Swap Contracts, then such Subsidiary or Affiliate may become a party to this Agreement by executing an Accession Agreement (“Accession Agreement”) in the form attached hereto as Annex 1 and each Guarantor and the Administrative Agent hereby agrees that upon such Subsidiary’s or Affiliate’s execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person a Guarantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Guarantors or the Administrative Agent to make such an amendment to this Agreement effective.

Section 10.03.    No Waiver; Remedies. No failure on the part of the Administrative Agent or any Bank (including any Swap Bank) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

Section 10.04.    Right of Set‑Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Banks (including the Swap Banks) are hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Administrative Agent or any Bank (including any Swap Bank) to the account of any Guarantor against any and all of the obligations of such Guarantor under this Agreement, irrespective of whether or not the Administrative Agent or any Bank (including any Swap Bank) shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Administrative Agent and the Banks (including the Swap Banks) agree promptly to notify each Guarantor affected by any such set-off after any such set-off and application made by the Administrative Agent or any Bank (including any Swap Bank); provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and any Bank (including any Swap Bank) under this Section 10.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any Bank (including any Swap Bank) may otherwise have.

Section 10.05.    Continuing Guaranty; Transfer of Interest. This Agreement shall create a continuing guaranty and shall (a) remain in full force and effect until indefeasible payment in full and termination of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Banks (including the Swap Banks) and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause, when any Bank (including any Swap Bank) assigns or otherwise transfers any interest held by it under the Term Loan Agreement or other Credit Document or any Subject Swap Contract to any other Person pursuant to the terms of the Term Loan Agreement or other Credit Document or Subject Swap Contract, that other Person shall thereupon become vested with all the benefits held by such Bank (or Swap Bank) under this Agreement. Upon the indefeasible payment in full and termination of the Guaranteed Obligations, the guaranties granted hereby shall terminate and all rights hereunder shall revert to each Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at each Guarantor’s expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

Section 10.06.    GOVERNING LAW. ANY DISPUTE BETWEEN THE GUARANTOR, THE ADMINISTRATIVE AGENT, ANY BANK (INCLUDING ANY SWAP BANK), OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY SUBJECT SWAP CONTRACT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 10.07.    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

(A)    EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B) OF THIS SECTION 10.07, EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY SUBJECT SWAP CONTRACT WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

(B)    OTHER JURISDICTIONS. THE GUARANTOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY BANK (INCLUDING ANY SWAP BANK) OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GUARANTOR OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

(C)    SERVICE OF PROCESS. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY ANY AGENT OR THE BANKS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY AGENT OR THE BANKS (INCLUDING THE SWAP BANKS) TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY SUBJECT SWAP CONTRACT OR ANY AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

(D)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY SUBJECT SWAP CONTRACT OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(E)    ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.07, WITH ITS COUNSEL.

Section 10.08.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.08, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 10.08 constitute, and this Section 10.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.09    This Agreement amends, restates and supersedes the Original Agreement in its entirety.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

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LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

Each Guarantor has caused this Agreement to be duly executed as of the date first above written.

GUARANTORS:

LASALLE HOTEL PROPERTIES,
a Maryland real estate investment trust

By:
Name:
Title:

[SIGNATURE PAGES DISTRIBUTED SEPARATELY]

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

ANNEX 1

GUARANTY AND CONTRIBUTION AGREEMENT

ACCESSION AGREEMENT

_______________________ [Name of Entity], a [limited partnership/corporation] (the “Company”), hereby agrees with (i) Citibank, N.A., as the Administrative Agent (the “Administrative Agent”) under the Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement”) among LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks (as defined in the Term Loan Agreement), the Administrative Agent and the other parties from time to time party thereto; (ii) the parties to the Amended & Restated Environmental Indemnity and Agreement (the “Environmental Indemnity”) dated as of January 10, 2017 executed in connection with the Term Loan Agreement, (iii) the parties to the Amended & Restated Guaranty and Contribution Agreement (the “Guaranty”) dated as of January 10, 2017 executed in connection with the Term Loan Agreement, as follows:

The Company hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Environmental Indemnity, the Guaranty and the Term Loan Agreement and undertakes to perform all the obligations expressed therein, respectively, of an Indemnitor and a Guarantor (as defined in the Environmental Indemnity and the Guaranty, respectively), (b) agrees to be bound by all of the provisions of the Environmental Indemnity, the Guaranty and the Term Loan Agreement as if it had been an original party to such agreements, (c) confirms that the representations and warranties set forth in the Environmental Indemnity, the Guaranty and the Term Loan Agreement, respectively, with respect to the Company, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement and (d) has received and reviewed copies of each of the Environmental Indemnity, the Guaranty and the Term Loan Agreement.

For purposes of notices under the Environmental Indemnity, the Guaranty and the Term Loan Agreement the address for the Company is as follows:

Attention:
Telephone:
Telecopy:

This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ___ day of ___________________, 20____.

[Name of Entity]

By:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
AMENDED & RESTATED GUARANTY AND CONTRIBUTION AGREEMENT

EXHIBIT F

FORM OF NOTICE OF BORROWING

______________, 20___

Citibank, N.A.
as Administrative Agent under the Term Loan Agreement herein described
c/o Citibank, N.A.
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndication Department

Ladies and Gentlemen:

The undersigned, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), refers to the Amended & Restated Senior Unsecured Term Loan Agreement dated as January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.02(a) of the Term Loan Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Term Loan Agreement:

(a)    Business Day of the Proposed Borrowing is _____________, 20_____.

(b)    The Proposed Borrowing will be a Borrowing composed of [Base Rate Advances] [LIBOR Advances].

(c)    The aggregate amount of the Proposed Borrowing is $____________.

(d)    [The Proposed Borrowing is subject to a Swap Contract between the Borrower and a Swap Bank.]

(e)    The Interest Period for each LIBOR Advance made as part of the Proposed Borrowing is [_____ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)    the representations and warranties contained in the Term Loan Agreement and the other Credit Documents are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

(b)    no Default has occurred and remains uncured, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
NOTICE OF BORROWING

Very truly yours,

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LASALLE HOTEL PROPERTIES, its general partner

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
NOTICE OF BORROWING

EXHIBIT G

FORM OF NOTICE OF CONVERSION OR CONTINUATION

_________, 20__
Citibank, N.A.
as Administrative Agent under the Term Loan Agreement herein described
c/o Citibank, N.A.
1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndication Department
Ladies and Gentlemen:
The undersigned, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), refers to the Amended & Restated Senior Unsecured Term Loan Agreement dated as January 10, 2017 as the same may be amended or modified from time to time (the “Term Loan Agreement,” the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, LaSalle Hotel Properties, a Maryland real estate investment trust (the “Parent”), the Guarantors party thereto, the Banks party thereto, Citibank, N.A., as the Administrative Agent and the other parties from time to time party thereto, and hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Term Loan Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the “Proposed Borrowing”) as required by Section 2.02(b) of the Term Loan Agreement:
(a)    The Business Day of the Proposed Borrowing is _____________, 20__.
(b)    The Proposed Borrowing will be composed of [Base Rate Advances] [LIBOR Advances].
(c)    The aggregate amount of the Borrowing to be Converted or continued is $_____________ and consists of [Base Rate Advances] [LIBOR Advances].
(d)    [The Proposed Borrowing is subject to a Swap Contract between the Borrower and a Swap Bank.]
(e)    The Proposed Borrowing consists of [a Conversion to [Base Rate Advances] [LIBOR Advances]] [a continuation of [Base Rate Advances] [LIBOR Advances]].
(f)    The Interest Period for each LIBOR Advance made as part of the Proposed Borrowing is [____ month[s]].

8     Insert if appropriate.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
NOTICE OF CONVERSION OR CONTINUATION

Very truly yours,

LASALLE HOTEL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	LaSalle Hotel Properties, its general partner

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
NOTICE OF CONVERSION OR CONTINUATION

EXHIBIT J
FORM OF PLEDGE AND SECURITY AGREEMENT
PLEDGE AND SECURITY AGREEMENT, dated as of ________, ____, as amended, modified or supplemented from time to time, this “Agreement”), made by each of the undersigned pledgors (each a “Pledgor”, and together with any entity that becomes a party hereto pursuant to Section 22 hereof, the “Pledgors”), in favor of CITIBANK, N.A., in its capacities as the CA Administrative Agent (as hereinafter defined), as the TL Administrative Agent (as hereinafter defined) and as the Pledgee pursuant to Annex G hereto for the benefit of the Secured Creditors (as hereinafter defined) (in such capacities collectively, the “Pledgee”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as therein defined.
W I T N E S S E T H :
WHEREAS, LASALLE HOTEL OPERATING PARTNERSHIP, L.P. (the “Borrower”), the Banks from time to time party thereto, and Citibank, N.A., as administrative agent thereunder (in such capacity, the “CA Administrative Agent”) and Issuing Bank (the Pledgee, the Banks, the CA Administrative Agent, the Issuing Banks and their respective successors and assigns being herein referred to as the “CA Creditors”), have entered into that certain Second Amended & Restated Senior Unsecured Credit Agreement dated as of January 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), providing for the making of certain loans and extensions of credit to the Borrower as contemplated therein;
WHEREAS, the Borrower, the Banks (as such term is defined in the Term Loan Agreement (as hereinafter defined)) from time to time party thereto, and Citibank, N.A., as administrative agent thereunder (in such capacity, the “TL Administrative Agent”) (the Pledgee, the Banks (as such term is defined in the Term Loan Agreement), the TL Administrative Agent and their respective successors and assigns being herein referred to as the “TL Lender Creditors” and collectively with the CA Creditors, the “Lender Creditors”), have entered into that certain Amended & Restated Senior Unsecured Term Loan Agreement dated as of January 10, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement” and collectively with the Credit Agreement, the “Bank Facility Agreements”), providing for the making of certain loans to the Borrower as contemplated therein;
WHEREAS, the Borrower may from time to time be party to (or guaranty the obligations of one or more of its Subsidiaries under) one or more Swap Contracts with a Person that at the time such Swap Contract is entered into is a CA Creditor or an affiliate of a CA Creditor (each such CA Creditor or affiliate, even if the respective CA Creditor subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such CA Creditor’s or affiliate’s successors and assigns, the “Other Creditors”);
WHEREAS, pursuant to the Guaranty, each Guarantor that is a party thereto has jointly and severally guaranteed to the Lender Creditors and the Other Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to (x) the Credit Documents (the term “Credit Documents” shall include any documentation executed and delivered in connection with any replacement or refinancing of the either of the Bank Facility Agreements) and (y) each Swap Contract (each document referred to in this clause (y), an “Other Secured Document”) with one or more of the Other Creditors;
[Insert Recital(s) describing any Indebtedness permitted under Section 6.02(a) or (e) of the Bank Facility Agreements which is pari passu with the Obligations (as hereinafter defined) secured hereby and the obligees thereunder] (the “Existing Pari Passu Creditors”).
WHEREAS, pursuant to Section 5.10 of each of the Bank Facility Agreements, each Pledgor is required to execute and deliver this Agreement in favor of the Pledgee;

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:
1.SECURITY FOR OBLIGATIONS. (a) This Agreement is made by each Pledgor in favor of the Pledgee for the benefit of the Lender Creditors, the Other Creditors, the Existing Pari Passu Creditors, and the Additional Pari Passu Creditors (as hereinafter defined), if any (collectively, together with the Pledgee, the “Secured Creditors”), to secure on an equal and ratable basis:
(i)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor (as obligor or guarantor, as the case may be) and each Borrower to the Lender Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Bank Facility Agreements and all other Credit Documents to which it or any Borrower is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Bank Facility Agreements (if a party thereto) and under any guaranty by it of the obligations under the Bank Facility Agreements) and the due performance and compliance by such Pledgor and any Borrower with the terms of each such Credit Document (all such obligations and liabilities under this clause (i) being herein collectively called the “Bank Facility Obligations”);
(ii)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor (as obligor or guarantor, as the case may be) and the Borrower to the Other Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Other Secured Document (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty by it of the obligations under any Other Secured Document) and the due performance and compliance by such Pledgor and the Borrower with the terms of each such Other Secured Document (all such obligations and liabilities under this clause (ii) being herein collectively called the “Other Secured Obligations”);
(iii)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor (as obligor or guarantor, as the case may be) and the Borrower to the Existing Pari Passu Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any documentation relating to the Existing Pari Passu Obligations (collectively, the “Existing Pari Passu Documents”) (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty by it of the obligations under the Existing Pari Passu Documents) and the due performance and compliance by such Pledgor and the Borrower with the terms of the Existing Pari Passu Documents (all such obligations and liabilities under this clause (iii) being herein collectively called the “Existing Pari Passu Obligations”);
(iv)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor (as obligor or guarantor, as the case may be) and the Borrower to the obligees under the Additional Pari Passu Documents (as hereinafter defined) (the “Additional Pari Passu Creditors”), whether now existing or hereafter incurred under, arising out of or in connection with any documentation relating to the Additional Pari Passu Obligations (as hereinafter defined) (collectively, the “Additional Pari Passu Documents”) (including, without limitation, all such obligations and liabilities of such Pledgor under any guaranty by it of the obligations under the Additional Pari Passu Documents) and the due performance and compliance by such Pledgor and the Borrower with the terms of the Additional Pari Passu Documents (all such obligations and liabilities under this clause (iv) being herein collectively called the “Additional Pari Passu Obligations”);
(v)    any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

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(vi)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) through (c) above after an Event of Default (such term, as used in this Agreement, shall mean any “Event of Default” at any time under, and as defined in, any of the Bank Facility Agreements, the Existing Pari Passu Documents and the Additional Pari Passu Documents shall have occurred and be continuing, the reasonable and documented out-of-pocket expenses of the Pledgee in connection with the retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable and documented out-of-pocket attorneys’ fees and court costs of the Pledgee; and
(vii)    all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;
all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vii) of this Section 1(a), subject to the provisions of following clause (b), being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the type described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
(b)    The Borrower will give written notice to the Pledgee (each, a “Notice of Pledge Agreement Entitlement”) prior to the incurrence of Additional Pari Passu Obligations incurred after the date hereof as follows:
Such written notice from the Borrower (i) shall state that it is a “Notice of Pledge Agreement Entitlement”, (ii) shall be delivered to the Pledgee, (iii) shall describe the Additional Pari Passu Obligations to be secured hereby, (iv) shall state that it is delivered pursuant to Section 1(b) of this Agreement, (v) shall reference the aggregate principal amount of such new Indebtedness, and (vi) shall state that such new Indebtedness and the incurrence thereof does not violate, and may be incurred and secured hereunder in accordance with, the applicable provisions of Section 6.02(a) or (e) of the Bank Facility Agreements or the corresponding provisions of the Existing Pari Passu Documents.
2.    DEFINITION OF STOCK, LIMITED LIABILITY COMPANY INTERESTS, PARTNERSHIP INTERESTS, SECURITIES, ETC. (a) As used herein: (i) the term “Stock” means all of the issued and outstanding shares of capital stock in any corporation to the extent an interest therein is required to be pledged pursuant to Section 5.10 of the Bank Facility Agreements (each such corporation, a “Pledged Corporation”); (ii) the term “Limited Liability Company Interest” shall mean the entire limited liability company interests or membership interests in any limited liability company to the extent an interest therein is required to be pledged pursuant to Section 5.10 of the Bank Facility Agreements (each such entity, a “Pledged Limited Liability Company”); (iii) the term “Partnership Interest” shall mean the entire partnership interests (whether general and/or limited partnership interests) in any partnership to the extent an interest therein is required to be pledged pursuant to Section 5.10 of the Bank Facility Agreements (each such entity, a “Pledged Partnership”, and together with each Pledged Corporation and each Pledged Limited Liability Company, each, a “Pledged Entity”); (iv) the term “Securities” shall mean all of the Stock, Limited Liability Company Interests and Partnership Interests, which, for the avoidance of doubt, shall not include any Equity Interests not required to be pledged hereunder by Section 5.10 of the Bank Facility Agreements; and (v) the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
(b)    All Stock at any time pledged or required to be pledged hereunder and under the Bank Facility Agreements is hereinafter called the “Pledged Stock,” all Limited Liability Company Interests at any time pledged or required to be pledged hereunder and under the Bank Facility Agreements are hereinafter called the “Pledged Limited Liability Company Interests,” all Partnership Interests at any time pledged or required to be pledged hereunder and under the Bank Facility Agreements are hereinafter called the “Pledged Partnership Interests,” and all of the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests together are hereinafter called the “Pledged Securities,” which together with the following (collectively, the “Ancillary Collateral”): (i) all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, (ii) the entries on the books of any securities intermediary pertaining to the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests, (iii) all dividends, cash,

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warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Stock, Pledged Limited Liability Company Interests and Pledged Partnership Interests and (iv) all rights under Sections 3.1(a)(i) and (iii) hereof, are hereinafter called the “Collateral”.
3.    PLEDGE OF SECURITIES, ETC.
3.1 Pledge. (a) To secure all Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby: (i) grants to the Pledgee for the benefit of the Secured Creditors a first priority security interest in all of the Collateral owned by such Pledgor; (ii) collaterally assigns to the Pledgee for the benefit of the Secured Creditors all of such Pledgor’s Pledged Securities and all of such Pledgor’s right, title and interest in each Pledged Entity, whether now existing or hereafter acquired, including, without limitation:
(A)    all the capital thereof and all of the interest of such Pledgor in all profits, losses thereof, and all rights of such Pledgor to receive distributions whether of cash or Assets (as hereinafter defined) to which such Pledgor shall at any time be entitled in respect of such Pledged Securities;
(B)    all other payments due or to become due such Pledgor in respect of Pledged Securities, whether under any constitutive document or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any constitutive document, or at law or otherwise in respect of such Pledged Securities (except any rights as managing member of a limited liability company or as general partner of a limited partnership, which in either case is not a Wholly-Owned Subsidiary of the Parent, to the extent the applicable constitutive document contains an enforceable prohibition against the creation of a security interest in such rights);
(D)    all present and future claims, if any, of such Pledgor against any Pledged Securities for moneys loaned or advanced, for services rendered or otherwise;
(E)    subject to Section 5 hereof, all of such Pledgor’s rights under any constitutive document or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Pledged Security (except any rights as managing member of a limited liability company or as general partner of a limited partnership, which in either case is not a Wholly-Owned Subsidiary of the Parent, to the extent the applicable constitutive document contains an enforceable prohibition against the creation of a security interest in such rights), including any power to terminate, cancel or modify any constitutive document, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Pledged Securities and any Pledged Entity, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Assets, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;
(F)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates (if any) and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and
(G)    to the extent not otherwise included, all proceeds of any or all of the foregoing.
(b)    As used herein, the term “Corporation Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all Equity Interests in other Persons), at any time owned by any Pledged Corporation.

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(c)    As used herein, the term “Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all Equity Interests in other Persons), at any time owned by any Pledged Limited Liability Company.
(d)    As used herein, the term “Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all Equity Interests in other Persons), at any time owned by any Pledged Partnership.
(e)    As used herein, the term “Assets” shall mean all Corporation Assets, Limited Liability Company Assets and Partnership Assets. Nothing contained in this Agreement shall be deemed to create a security interest in any Assets unless any applicable Pledgor shall receive, or become entitled to receive, distributions of such Asset.
3.2 Subsequently Acquired Securities. Subject to Section 2(c) hereof, if any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Pledged Securities at any time or from time to time after the date hereof, such Securities shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1(a) hereof.
4.    VOTING, ETC., WHILE NO EVENT OF DEFAULT. For greater certainty, unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to (i) exercise any and all voting and other consensual rights pertaining to the Pledged Stock and to give all consents, waivers or ratifications in respect thereof and (ii) exercise any and all voting, consent, administration, management and other rights and remedies under (x) any constitutive document or otherwise with respect to the Pledged Limited Liability Company Interests of such Pledgor and (y) any constitutive document or otherwise with respect to the Pledged Partnership Interests of such Pledgor, in each case together with all other rights assigned pursuant to Sections 3.1(a)(ii)(E) and 3.1(a)(iii)(E) hereof; provided that no vote shall be cast or any consent, waiver or ratification given or any other action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Secured Debt Document (as defined in Section 6 hereof). All such rights of such Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 6 hereof shall become applicable.
5.    DIVIDENDS AND OTHER DISTRIBUTIONS. For greater certainty, unless an Event of Default shall have occurred and be continuing and subject to the terms of the Secured Debt Documents, all cash dividends and other cash distributions payable in respect of the Pledged Securities shall be paid to the respective Pledgor.
All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 5 and Section 6 below shall be received in trust for the benefit of the Pledgee for the benefit of the Secured Creditors, shall be segregated from other property or funds of the Pledgor and shall be promptly paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).
6.    REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled upon written notice to the Borrower to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, by any other Credit Document, any Existing Pari Passu Document, any Additional Pari Passu Document or, to the extent then in effect and secured hereby, any Other Secured Document (with all of the documents listed above being herein collectively called the “Secured Debt Documents”) or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:
(i)    following written request by the Pledgee, to receive all amounts payable in respect of the Collateral otherwise payable to such Pledgor under Section 5 hereof;

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(ii)    to transfer all or any part of the Pledged Securities into the Pledgee’s name or the name of its nominee or nominees;
(iii)    to vote all or any part of the Pledged Stock, Pledged Limited Liability Company Interests or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; and
(iv)    at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption by any Secured Creditor of any credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least 10 Business Days’ notice of the time and place of any such sale shall be given to such Pledgor. Every aspect of the disposition of the Collateral, including the method, manner, time, place and other terms must be commercially reasonable, it being agreed that to the extent such matters are addressed by provisions of this Agreement such provisions are commercially reasonable. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Pledgors shall be liable for the deficiency and the fees of any attorneys employed by the Pledgee to collect such deficiency. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.
7.    REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or in any other Secured Debt Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the Pledgee acting upon the instructions of the Required Secured Creditors (as defined in Section 4 of Annex G hereto) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

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8.    APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:
(i)    first, to the payment of all Obligations owing to the Pledgee and the other Secured Creditors of the type provided in clauses (v) and (vi) of the definition of Obligations in Section 1 hereof;
(ii)    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined in Section 9(b) below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed;
(iii)    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined in Section 9(b) below) shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
(iv)    fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 18 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.
(b)     For purposes of this Agreement (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then aggregate outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Bank Facility Obligations, all Obligations arising out of or in connection with (including, without limitation, as obligor or guarantor, as the case may be) the principal of, and interest on, all Loans, all unreimbursed drawings or payments in respect of any letters of credit (together with all interest accrued thereon), and the aggregate stated amounts of all letters of credit issued under the Credit Agreement, and all regularly accruing fees, and (ii) in the case of the Other Secured Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) Other Secured Documents secured hereby (in each case as set forth in clause (i) above, other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) in the case of the Existing Pari Passu Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) the Existing Pari Passu Documents (in each case as set forth in clause (i) above, other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (iv) in the case of the Additional Pari Passu Obligations, all Obligations arising out of or in connection with (including, without limitation, as a direct obligor or a guarantor, as the case may be) the Additional Pari Passu Documents (in each case as set forth in clause (i) above, other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (z) “Secondary Obligations” shall mean all Obligations of such Pledgor secured hereby other than Primary Obligations.
(c)    When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be deemed to be applied (for purposes of making determinations under this Section 8 only) (i) first, to the Primary Obligations and (ii) second, to the Secondary Obligations.
(d)    If the CA Creditors are to receive a distribution in accordance with the procedures set forth above in this Section 8 on account of undrawn amounts with respect to letters of credit issued under the Credit Agreement, such amounts shall be paid to the CA Administrative Agent and held by it, for the equal and

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ratable benefit of the CA Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of any outstanding letter of credit, and after the application of all such cash security to the repayment of all Obligations owing to the CA Creditors after giving effect to the termination of such letter of credit, if there remains any excess cash, such excess cash shall be returned by the CA Administrative Agent to the Pledgee for distribution in accordance with Section 8(a) hereof.
(e)    Except as set forth in Section 8(d) hereof, all payments required to be made hereunder shall be made (i) if to the CA Creditors, to the CA Administrative Agent for the account of the CA Creditors, (ii) if to the TL Creditors, to the TL Administrative Agent for the account of the TL Creditors, and (iii) if to any other Secured Creditors (other than the Pledgee), to the trustee, paying agent or other similar representative (each a “Representative”) for such other Secured Creditors or, in the absence of such a Representative, directly to such other Secured Creditors.
(f)    For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the CA Administrative Agent, (ii) the TL Administrative Agent, and (iii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the CA Administrative Agent, the TL Administrative Agent, each Representative for any other Secured Creditors and the Secured Creditors each agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Representative for any Secured Creditor or directly from a Secured Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Other Secured Agreements are in existence.
(g)    It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.
9.    PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.
10.    FURTHER ASSURANCES; POWER OF ATTORNEY; DELIVERY AND CONTROL. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the applicable UCC or such other law such financing statements, continuation statements and other similar documents in such offices as the Pledgee may reasonably deem necessary and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest hereunder in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law (it being understood that the only perfection obligations of the Pledgors hereunder with respect to the Collateral shall be the filing of UCC financing statements as described in this Section 10(a)).
(b)    Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Section 10. Such appointment is coupled with an interest and is irrevocable.
(c)    On the date hereof, all then-existing certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Pledgee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Pledgee. Thereafter, all other certificates or instruments representing or evidencing the Collateral shall, no later than 10 Business Days after certificates or instruments representing or

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evidencing Security Collateral are acquired by any Pledgor (or such date that is no more than 30 days later as may be agreed by the Pledgee, in its discretion), be delivered to and held by or on behalf of the Pledgee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Pledgee. In addition, upon the occurrence and during the continuance of an Event of Default and the exercise of remedies pursuant to Section 6 hereof, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.
(d)    With respect to any Collateral in which any Pledgor has any right, title or interest and that constitutes an uncertificated security, such Pledgor will either: (1) cause the issuer thereof to register the Pledgee as the registered owner of such security and provide evidence of same to the Pledgee that is satisfactory to the Pledgee in its reasonable discretion, or (2) (A) send to the issuer thereof an Authorization Statement substantially in the form of Annex D hereto and (B) cause the issuer thereof to deliver to the Pledgee (I) an Acknowledgement and Consent substantially in the form of Annex E hereto and (II) a Transaction Statement substantially in the form of Annex I hereto, confirming that such issuer will comply with instructions with respect to such security originated by the Pledgee without further consent or approval of such Pledgor.
11.    THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex G hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.
12.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS. (a) From and after the date determined under Section 5.10 of each of the Bank Facility Agreements that this Agreement is required to be delivered, each Pledgor represents, warrants as of the date hereof, and, from and after such date, covenants that:
(i)    it is the legal, record and beneficial owner of, and has good title to, all Pledged Securities purported to be owned by such Pledgor (including as shown on Annexes A, B and C hereto), subject to no Lien, except the Liens created by this Agreement or permitted under the Bank Facility Agreements;
(ii)    it has full power, authority and legal right to pledge all the Pledged Securities;
(iii)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(iv)    no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries and any other partners or members of such Pledgor’s partnerships or limited liability companies) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (except any filings required under the UCC) or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, in each case except (w) those which have been obtained or made, (x) as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder, (y) as may be required to be obtained or made in order to comply with the terms of or avoid defaults under any contract of the Borrower or a Subsidiary of the Borrower otherwise permitted under the Bank Facility Agreements that imposes restrictions upon the sale of, or foreclosure of liens upon, any Securities of a Subsidiary pledged hereunder in connection with the exercise by the Pledgee of its remedies hereunder, and (z) where the failure to do so could not reasonably be expected to result in a Material Adverse Change;

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
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(v)    the execution, delivery and performance of this Agreement by such Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or analogous constitution or organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any Lien on any of the assets of such Pledgor or any of its Subsidiaries; in each case except (x) as contemplated in this Agreement, (y) for violations and defaults that may arise under contracts of the Borrower or a Subsidiary thereof otherwise permitted under the Bank Facility Agreements as a result of the sale of, or foreclosure of a Lien upon, the Securities of Subsidiaries pledged hereunder to the extent that the prior consent of other parties to such contracts have not been obtained or other actions specified in such contracts have not been taken in connection with any such sale or foreclosure, and (z) for such violations, liens or encumbrances, the occurrence of which could not reasonably be expected to result in a Material Adverse Change; and
(vi)    this Agreement creates a valid security interest in favor of the Pledgee, for the benefit of the Secured Creditors, in the Collateral of such Pledgor and, when properly perfected by filing in the appropriate offices against such Pledgor, shall constitute a valid and perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC.
Each Pledgor further represents and warrants that, on the date hereof, (i) the Pledged Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto; (ii) such Pledged Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto; (iii) the Pledged Limited Liability Company Interests held by such Pledgor constitute that percentage of the issued and outstanding equity interests of the respective issuing Pledged Limited Liability Company as is set forth in Annex B hereto; and (iv) the Pledged Partnership Interests held by such Pledgor constitute that percentage of the entire Partnership Interests of the respective Pledged Partnership as is set forth in Annex C hereto.
Each Pledgor covenants and agrees that it will defend the Pledgee’s and the other Secured Creditors’ right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.
(b)    Each Pledgor hereby further represents and warrants as of the date hereof, and covenants from and after the date hereof, that the jurisdiction of formation of such Pledgor and its organizational ID number (as contemplated for use under Article 9 of the UCC) is as indicated on Annex F hereto for such Pledgor. Such Pledgor will not change its jurisdiction of organization (by merger or otherwise) except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 12(b). No Pledgor shall change its jurisdiction of organization until with respect to such new location, it shall have taken all action necessary to maintain all security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected on a first priority basis and in full force and effect.
(c)    Without in any way limiting Section 3.2 hereof, at any time and from time to time that any Pledgor acquires any additional Securities which have not already been pledged hereunder and reflected on Annexes A through C, as appropriate, such Pledgor shall, no later than the time of required delivery of the Compliance Certificate pursuant to Section 5.05(a) of each of the Bank Facility Agreements relating to the fiscal quarter during which such acquisition occurred, deliver a supplement to this Agreement, substantially in the form of Annex H-1 hereto (each a “New Collateral Supplement”) adding such Securities to Annexes A through C hereto, as appropriate. The execution and delivery of any such supplement shall not require the consent of any Pledgor hereunder. It is understood and agreed that the pledge and security interests granted hereunder shall apply to all

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Collateral as provided in Section 3.1 hereof regardless of the failure of any Pledgor to deliver, or any inaccurate information stated in, any New Collateral Supplement as otherwise provided above.
13.    PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. Except as otherwise provided in Section 18 hereof, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any limitation on any other Pledgor’s liability or obligations under this Agreement or under any other Secured Debt Document or any invalidity or unenforceability, in whole or in part, of this Agreement or any other Secured Debt Document or any term thereof; or (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
14.    REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 6 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; provided that at least 10 Business Days’ notice of the time and place of any such sale shall be given to such Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act; (b) may approach and negotiate with a single possible purchaser to effect such sale; and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid so long as such disposition is otherwise commercially reasonable.
15.    TERMINATION, RELEASE. (a) On the Termination Date, this Agreement shall automatically terminate (provided that all indemnities set forth herein shall survive any such termination) and the Lien of the Pledgee granted hereunder shall automatically be released, and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee, if any. As used in this Agreement, “Termination Date” shall mean the earliest of (i) the date upon which the Total Commitments (as defined in the Credit Agreement) and the Commitments (as defined in the Term Loan Agreement) have been terminated, and all Obligations (excluding (x) normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof, and (y) Letters of Credit that have been Cash Collateralized) have been indefeasibly paid in full, and (ii) the Leverage Release Date as defined in Section 5.10(c) of the Bank Facility Agreements.
(a) In the event that any part of the Collateral (i) is sold in connection with a sale permitted by the Secured Debt Documents, (ii) is otherwise released in accordance with the terms of the Secured Debt Documents

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or at the direction of the Required Secured Creditors or (iii) ceases to be Pledged Securities (including, without limitation, as a result of the enactment of any law that has the effect of prohibiting or restricting such Collateral from being pledged, assigned, transferred or otherwise subject to a Lien in favor of another Person), such Collateral shall automatically be released from the Lien of the Pledgee granted hereunder, and the Pledgee, at the request and expense of such Pledgor will promptly execute and deliver to such Pledgor (or authorize such Pledgor to file, as applicable) a proper instrument or instruments acknowledging such release (including any UCC termination statements and any New Collateral Supplement that may be appropriate to evidence such release), and will duly assign, transfer and deliver to such Pledgor (without recourse to and without any representation or warranty by, any Secured Creditor) such of the Collateral as is then being (or has been) so sold, distributed or released and as may be in possession of the Pledgee, if any, and has not theretofore been released pursuant to this Agreement. Any proceeds of Collateral sold as contemplated by the immediately preceding sentence shall be applied in accordance with, and to the extent required by, the requirements of the applicable Secured Debt Documents.
(b)    At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Pledgee a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b) hereof and does not violate the terms of any Secured Debt Document then in effect, and the Pledgee shall be entitled (but not required) to conclusively rely thereon.
16.    NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:
(a)    if to any Pledgor c/o the Borrower at the address of the Borrower specified under Section 11.02 of each of the Bank Facility Agreements;
(b)    if to the Pledgee, at the address of the administrative agent determined under Section 11.02 of each of the Bank Facility Agreements;
(c)    if to any CA Creditor (other than the Pledgee), (x) to the CA Administrative Agent, at the address of the CA Administrative Agent specified in the Credit Agreement or (y) at such address as such CA Creditor shall have specified in the Credit Agreement;
(d)    if to any TL Creditor (other than the Pledgee), (x) to the TL Administrative Agent, at the address of the TL Administrative Agent specified in the Term Loan Agreement or (y) at such address as such TL Creditor shall have specified in the Term Loan Agreement;
(e)    if to any other Secured Creditor, (x) to the Representative for such Secured Creditor or (y) if there is no such Representative, at such address as such Secured Creditor shall have specified in writing to each Pledgor and the Pledgee;
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
17.    WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that additional Pledgors may be added as parties hereto from time to time in accordance with Section 19 hereof, the Collateral may be modified as contemplated by the Bank Facility Agreements and this Agreement, and Pledgors may be released as parties hereto in accordance with Sections 15 and 18 hereof and that no consent of any other Pledgor or of the Secured Creditors shall be required in connection therewith) and the Pledgee (with the written consent of the Required Lenders (or all the Banks if required by Section 11.01 of each of the Bank Facility Agreements) at all times prior to the Leverage Release Date; provided that the Borrower certifies that any such change, waiver, modification or variance is otherwise permitted by the terms of the respective Secured Debt Documents or, if not so permitted, that the requisite consents therefor have been obtained.

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Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Lenders may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Bank Facility Agreements or any refinancing or extension thereof) and that the Pledgors and the Pledgee may take any actions necessary to implement the recreation of this Agreement and the pledge hereunder without the consent of the Required Lenders or any other Secured Creditor under the circumstances contemplated by Section 5.10 of each of the Bank Facility Agreements, with such changes and recreation not being subject to the proviso to the immediately preceding sentence. Furthermore, the proviso to the first sentence of this Section 17 shall not apply to any release of Collateral effected in accordance with the requirements of Section 15 of this Agreement, or any other release of Collateral or termination of this Agreement so long as the Borrower certifies that such actions will not violate the terms of any Secured Debt Document then in effect.
18.    RELEASE OF PLEDGORS. In the event that at any time after a Person becomes a Pledgor hereunder (a) such Pledgor does not own any Pledged Securities (including, without limitation, as a result of the enactment of any law that has the effect of prohibiting or restricting such Collateral from being pledged, assigned, transferred or otherwise subject to a Lien in favor of another Person), (b) the Leverage Release Date described in Section 5.10(c) of each of the Bank Facility Agreements occurs, or (c) such Pledgor is otherwise permitted to be released pursuant to the Bank Facility Agreements, such Pledgor shall be automatically released from this Agreement and this Agreement shall, as to such Pledgor only, automatically have no further force or effect. At the request of the Borrower or such Pledgor, the Pledgee will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging such release, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) the Collateral of such Pledgor that is in the Pledgee’s possession, if any.
19.    ADDITIONAL PLEDGORS. Certain Subsidiaries of the Borrower may after the date hereof be required to enter into this Agreement as a Pledgor. Upon execution and delivery, after the date hereof, by the Pledgee and such Subsidiary of a New Pledgor Supplement in the form of Annex H-2 hereto (a “New Pledgor Supplement”), such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor hereunder. Each Subsidiary which is required to become a party to this Agreement shall so execute and deliver a copy of the New Pledgor Supplement to the Pledgee and, at such time, shall execute a Supplement to the Pledge and Security Agreement in the form of Annex H-1 hereto with respect to all Collateral of such Pledgor required to be pledged hereunder. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. Upon the execution and delivery by the Pledgee and such Subsidiary of a New Pledgor Supplement, it is understood and agreed that the pledge and security interests hereunder shall apply to all Collateral of such additional Pledgor as provided in Section 3.1 hereof regardless of any failure of any additional Pledgor to deliver, or any inaccurate information stated in, the New Collateral Supplement.
20.    RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all representations, warranties, covenants and agreements on the part of the Pledgors contained herein and otherwise in writing in connection herewith.
21.    SECURED CREDITORS NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or a partner of any partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a member of any limited liability company or partner of any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of the respective Pledged Limited Liability Company Interest or Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.
(b)    Except as provided in the last sentence of paragraph (a) of this Section 21, the Pledgee, by accepting this Agreement, and the other Secured Creditors did not intend to become a member of any limited liability company or partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have

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occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor.
(c)    The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.
(d)    The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability in respect of the Collateral.
22.    CONTINUING PLEDGORS. The rights and obligations of each Pledgor (other than the respective released Pledgor in the case of following clause (b)) hereunder shall remain in full force and effect notwithstanding (a) the addition of any new Pledgor as a party to this Agreement as contemplated by Section 19 hereof or otherwise and/or (b) the release of any Pledgor under this Agreement as contemplated by Section 18 hereof or otherwise.
23.    NO FRAUDULENT CONVEYANCE. Each Pledgor hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Pledgor hereby irrevocably agrees that its obligations and liabilities hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Pledgor that are relevant under such laws, result in the obligations and liabilities of such Pledgor hereunder in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
24.    MISCELLANEOUS. (a) This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Secured Creditors and their respective successors and assigns and be enforceable by the Pledgee and its successors and assigns; provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Lenders and, if required by Section 11.01 of either of the Bank Facility Agreements, all Banks) and any such assignment without such consent shall be null and void.
(b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY DISPUTE BETWEEN THE BORROWER, ANY PLEDGOR, THE PLEDGEE, OR ANY SECURED PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
(c) Except as provided in subsection (d), each of the parties hereto agrees that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with, this Agreement whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in the city, county and state of New York, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of New York. Each of the parties hereto waives in all disputes brought pursuant to this subsection (a) any objection that it may have to the location of the court considering the dispute.
(d) Each of the Borrower and each Pledgor agrees that the Pledgee or any Secured Party shall have the right to proceed against the Borrower, any Pledgor or their respective Property in a court in any location to enable such person to (1) obtain personal jurisdiction over the Borrower or such Pledgor or (2) enforce a judgment

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or other court order entered in favor of such Person. Each of the Borrower and each Pledgor agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to enforce a judgment or other court order in favor of such Person. Each of the Borrower and each Pledgor waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this paragraph.
(e) The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.
25.    WAIVER OF TRIAL BY JURY. EACH PLEDGOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH PLEDGOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
26.    SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
* * *

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.
THE PLEDGORS SET FORTH ON SCHEDULE 1 HERETO

By:
Title:
[Signature Page to Pledge and Security Agreement]

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

Accepted and Agreed to:
CITIBANK, N.A.,
as CA Administrative Agent, TL Administrative Agent, and Pledgee

By:
Name:
Title:
[Signature Page to Pledge and Security Agreement]

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE 1
TO
PLEDGE AND SECURITY AGREEMENT
PLEDGORS:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX A
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PLEDGE AND SECURITY AGREEMENT
LIST OF PLEDGED STOCK OF CORPORATIONS
All of the following Pledged Stock constitutes Collateral under this Agreement.

Pledgor	Pledged Stock	Percentage Owned

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX B
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PLEDGE AND SECURITY AGREEMENT
LIST OF PLEDGED LIMITED LIABILITY COMPANY INTERESTS
All of the following Pledged Limited Liability Company Interests constitute Collateral under this Agreement.

Pledgor	Pledged Limited Liability Company Interests	Percentage Owned

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PLEDGE AND SECURITY AGREEMENT

ANNEX C
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PLEDGE AND SECURITY AGREEMENT
LIST OF PLEDGED PARTNERSHIP INTERESTS
All of the following Pledged Partnership Interests constitute Collateral under this Agreement.

Pledged Partnership Interest	Pledgor	Pledged Partnership Percentage

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

Annex C

Pledged Partnership Interest	Pledgor	Pledged Partnership Percentage

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PLEDGE AND SECURITY AGREEMENT

ANNEX D
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PLEDGE AND SECURITY AGREEMENT
FORM OF AUTHORIZATION STATEMENT

______________, 20[__]

To:    [Name and Address of Issuer]

Reference is made to the Pledge and Security Agreement, dated __________, ____ (the “Pledge Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Pledge Agreement), made by the undersigned and certain other parties to Citibank, N.A., as CA Administrative Agent, TL Administrative Agent and Pledgee, a copy of which is attached hereto. Pursuant to the Pledge Agreement, the undersigned hereby notifies [Name of Issuer] that the undersigned has granted to the Pledgee, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the undersigned’s right, title and interest in and to all of the Collateral (including all of the interests of the undersigned in [Name of Issuer]), and hereby instructs [Name of Issuer] to register the Security Interest in favor of:
CITIBANK, N.A.,
    as CA Administrative Agent, TL Administrative Agent and Pledgee
    1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department

Very truly yours,

[NAME OF PLEDGOR]

By: ___________________________________
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX E
to
PLEDGE AND SECURITY AGREEMENT
FORM OF ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Authorization Statement, dated as of ________________, ____ and the Pledge Agreement referred to therein.
[NAME OF PLEDGOR]

By: ___________________________________
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX F
to
PLEDGE AND SECURITY AGREEMENT
JURISDICTION OF FORMATION AND ORGANIZATIONAL ID NUMBER

Entity	Jurisdiction of Organization (Organized in Delaware unless indicated)	ID Numbers

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX G
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PLEDGE AND SECURITY AGREEMENT
THE PLEDGEE
1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge and Security Agreement to which this Annex G is attached (the “Pledge Agreement”) hereby irrevocably designate CITIBANK, N.A., in its capacities as CA Administrative Agent and TL Administrative Agent (and any successor Pledgee), to act as specified therein and to be bound by the terms of this Annex G. Unless otherwise defined herein, all capitalized terms used herein (a) and defined in the Pledge Agreement, are used herein as therein defined and (b) not defined in the Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the Pledge Agreement. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Pledge Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Pledge Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties thereunder by or through its authorized agents, subagents or employees.
2. Nature of Duties. (a) The Pledgee shall have no duties or responsibilities except those expressly set forth herein or in the Pledge Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of the Pledge Agreement or any other Secured Debt Document a fiduciary relationship in respect of any Secured Creditor; and nothing in the Pledge Agreement or any other Secured Debt Document, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Pledge Agreement except as expressly set forth herein and therein.
(b) The Pledgee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in the Pledge Agreement or any other Secured Debt Document.
(d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, the Pledge Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.
(e) Notwithstanding any other provision of this Annex G, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex G or the Pledge Agreement except for its own gross negligence or willful misconduct.
3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (b) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Pledgee shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

Pledge Agreement or the security interests granted hereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any Default or Event of Default. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by the Pledge Agreement.
4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to cause the Pledgee to take any action with respect to the Collateral, with only the Required Secured Creditors (or all of the Secured Creditors in the case of the release of all or substantially all of the Collateral) having the right to direct the Pledgee to take any such action. If the Pledgee shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the Pledge Agreement, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors. As used herein, the term “Required Secured Creditors” shall mean, the holders of at least a majority of the then outstanding Bank Facility Obligations.
(b) Notwithstanding anything to the contrary contained herein, the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.
(c) Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Pledgee shall not be required to take any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents or employees to personal liability, unless the Pledgee shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Pledgee may be, contrary to the Pledge Agreement, any Secured Debt Document or applicable law.
5. Reliance. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Pledge Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.
6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Pledge Agreement, the Secured Creditors will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, any unpaid Primary Obligations in respect of Other Secured Documents, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Pledge Agreement except for those resulting solely from the Pledgee’s own gross negligence or willful misconduct. The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if the same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Pledge Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Pledgee pursuant to the Bank Facility Agreements, with the effect being that the Lenders shall be responsible for indemnifying the Pledgee to the extent the Pledgee

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Lenders, the Lenders shall be subrogated to the rights of the Pledgee to receive payment from the Secured Creditors).
7. The Pledgee in its Individual Capacity. With respect to its obligations as a lender under the Bank Facility Agreements and any other Credit Documents to which the Pledgee is a party, and to act as agent under one or more of such Credit Documents, the Person serving as Pledgee shall have the rights and powers specified therein and herein for a “Bank”, or the “Administrative Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Banks,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Person serving as Pledgee in its individual capacity. The Person serving as Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Pledgors for services in connection with the Bank Facility Agreements, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.
8. Holders. The Pledgee may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.
9. Resignation by the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the Pledge Agreement at any time by giving 30 days’ prior written notice to the Borrower, the Banks and the Representatives for the other Secured Creditors or, if there is no such Representative, directly to such Secured Creditors. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.
(b) Upon any notice of resignation by the Pledgee, the Required Secured Creditors shall appoint a successor Pledgee in accordance with Section 10.06 of the Credit Agreement, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If a successor Pledgee shall not have been appointed within said 30 day period by the Required Secured Creditors, the Pledgee, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.
(c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 45th day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by the Borrower to consent to the appointment of such a successor Pledgee, the Required Secured Creditors shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder (provided that all determinations to be made by such Pledgee shall instead be made by the Required Secured Creditors) until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided in clause (b) above.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX H-1
to
PLEDGE AND SECURITY AGREEMENT
FORM OF
NEW COLLATERAL SUPPLEMENT
to
PLEDGE AND SECURITY AGREEMENT
SUPPLEMENT No. ____ to PLEDGE AND SECURITY AGREEMENT, dated as of __________, ____ (this “Supplement”), made by _____________________ , a _____________________ _____________________ (the “Pledgor”), in favor of CITIBANK, N.A., as CA Administrative Agent, TL Administrative Agent and Pledgee (in such capacities, the “Pledgee”) for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given in the Pledge Agreement (as hereinafter defined)).
1. Reference is hereby made to that certain Pledge and Security Agreement, dated as of ______, ____ (as amended, supplemented or otherwise modified as of the date hereof, the “Pledge Agreement”), made by the Pledgors party thereto in favor of the Pledgee for the benefit of the Secured Creditors described therein.
2. The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Pledgee for the benefit of the Secured Creditors under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Secured Creditors to make and continue or maintain loans and other extensions of credit constituting Obligations, the Pledgor hereby grants to the Pledgee, for the benefit of the Secured Creditors, a first priority security interest in [(a) all of the issued and outstanding shares of capital stock listed in Schedule I hereto, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted in respect of such stock while the Pledge Agreement, as supplemented hereby, is in force (the “Additional Pledged Stock”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Stock” shall be deemed to include the Additional Pledged Stock)], [and][(b) all limited liability company interests listed on Schedule II hereto (the “Additional Pledged Limited Liability Company Interests”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Limited Liability Company Interests” shall be deemed to include the Additional Pledged Limited Liability Company Interests)], [and][(c) all partnership interests listed on Schedule III hereto (the “Additional Pledged Partnership Interests”; as used in the Pledge Agreement as supplemented by this Supplement, “Pledged Partnership Interests” shall be deemed to include Additional Pledged Partnership Interests)], as the case may be, and all proceeds thereof.
3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 15 of the Pledge Agreement are true and correct on the date of this Supplement [with references therein to the “Pledged Stock” to include the Additional Pledged Stock,] [with references therein to the “Pledged Partnership Interests” to include the Additional Pledged Partnership Interests,] [with references therein to the “Pledged Limited Liability Company Interests” to include the Additional Pledged Limited Liability Company Interests,] and with references therein to the “Pledge Agreement” to mean the Pledge Agreement as supplemented by this Supplement.
4. The Pledgor hereby represents and warrants that, as of the date hereof, the jurisdiction of formation of the Pledgor is as indicated on Schedule IV hereto.
5. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof and the Pledge Agreement is hereby supplemented as provided herein. Without limiting the foregoing, (a) Annex A to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I to this Supplement, (b) Annex B to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule II to this Supplement, (c) Annex C to the Pledge Agreement shall hereby be deemed to include each term listed on Schedule III to this Supplement, and (d) Annex F to the Pledge Agreement shall be deemed to include the jurisdiction of formation listed on Schedule IV to this Supplement.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
*    *    *

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Supplement to be duly executed and delivered on the date first set forth above.
[PLEDGOR]

By:
Name:
Title:

CITIBANK, N.A.,
as CA Administrative Agent, TL Administrative Agent and Pledgee

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE I
to
SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT
PLEDGED STOCK
All of the following Pledged Stock constitutes Collateral under this Agreement.

Pledgor	Pledged Stock	Percentage Owned

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE II
to
SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT
PLEDGED LIMITED LIABILITY COMPANY INTERESTS
All of the following Pledged Limited Liability Interests constitute Collateral under this Agreement.

Pledgor	Pledged Limited Liability Company Interests	Percentage Owned

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE III
to
SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT
PLEDGED PARTNERSHIP INTERESTS
All of the following Pledged Partnership Interests constitute Collateral under this Agreement.

Pledged Partnership Interest	Pledgor	Percentage Owned

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE IV
to
SUPPLEMENT to PLEDGE AND SECURITY AGREEMENT
JURISDICTION OF FORMATION AND ORGANIZATIONAL ID NUMBER

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX H-2
to
PLEDGE AND SECURITY AGREEMENT
FORM OF
NEW PLEDGOR SUPPLEMENT
SUPPLEMENT NO. ____ dated as of __________, ____ to the Pledge and Security Agreement dated as of __________, ____ (as amended, supplemented or otherwise modified as of the date hereof, the “Pledge Agreement”), among the Pledgors party thereto (immediately before giving effect to this Supplement) and CITIBANK, N.A., as CA Administrative Agent, TL Administrative Agent and Pledgee (in such capacities, the “Pledgee”) for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given it in the Pledge Agreement or the Credit Agreement).
A. The Pledgors have entered into the Pledge Agreement in order to induce the Secured Creditors to make loans and other extensions of credit constituting Obligations as defined in the Pledge Agreement. Pursuant to Section 5.10 of each of the Bank Facility Agreements, certain Subsidiaries of the Borrower are, after the date of the Pledge Agreement, required to enter into the Pledge Agreement as a Pledgor. Section 19 of the Pledge Agreement provides that additional Subsidiaries may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Pledgor”) is a Subsidiary of the Borrower and is executing this Supplement in accordance with the requirements of the Bank Facility Agreements and/or the Pledge Agreement to become a Pledgor under the Pledge Agreement in order to induce the Secured Creditors to extend, or maintain, Obligations.
Accordingly, the Pledgee and the New Pledgor agree as follows:
SECTION 1. The New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
SECTION 2. The New Pledgor represents and warrants to the Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability and that the representations and warranties in the Pledge Agreement applicable to each Pledgor are true and correct as to the New Pledgor on the date hereof.
SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Pledgee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Pledgee.
SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature, with a copy to the Borrower.
*    *    *

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, the New Pledgor and the Pledgee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.
[NAME OF NEW PLEDGOR]

By:
Name:
Title:
Address:

CITIBANK, N.A.,
as CA Administrative Agent, TL Administrative Agent and Pledgee

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

ANNEX I
to
PLEDGE AND SECURITY AGREEMENT
FORM OF TRANSACTION STATEMENT

___________________, ____

To:     [NAME OF PLEDGOR]
and
CITIBANK, N.A.,
    as CA Administrative Agent, TL Administrative Agent and Pledgee
    1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department

This Transaction Statement is to advise you that the pledge of [describe Collateral] (“Pledged Equity”) has been registered in favor of Citibank, N.A., as CA Administrative Agent, TL Administrative Agent and Pledgee (the “Lienholder”), as follows:

CITIBANK, N.A.,
    as CA Administrative Agent, TL Administrative Agent and Pledgee
    1615 Brett Road OPS III
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department

Taxpayer identification number: 13-5266470.

The pledge was registered on [INSERT DATE OF REGISTRATION].

To the extent the Pledged Equity shall at any time be deemed “uncertificated securities” under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction of the undersigned, the undersigned agrees that it will comply with instructions originated by the Lienholder with respect to the Pledged Equity without further consent by [Name of Pledgor].

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

This Transaction Statement is merely a record of the rights of the addressees as of the time of its issuance. Delivery of this Transaction Statement, of itself, confers no rights on the recipients. This Transaction Statement is neither a negotiable instrument nor a security.

Very truly yours,

[NAME OF ISSUER]

By:
Name:
Title:

LASALLE HOTEL OPERATING PARTNERSHIP, L.P.
PLEDGE AND SECURITY AGREEMENT

SCHEDULE 1.01(A)
COMMITMENTS
Total Allocation

Name of Lender	Term Loan
Citibank, N.A.	$38,750,000
Bank of Montreal	$72,750,000
Bank of America, N.A.	$25,000,000
U.S. Bank National Association	$61,000,000
PNC Bank, National Association	$55,000,000
Sumitomo Mitsui Banking Corporation	$45,000,000
TD Bank, N.A.	$50,000,000
Regions Bank	$50,000,000
Wells Fargo Bank, National Association	$23,000,000
Branch Banking and Trust Company	$35,000,000
Raymond James Bank, N.A.	$25,000,000
Crédit Agricole Corporate and Investment Bank	$25,000,000
Barclays Bank PLC	$29,500,000
Land Bank of Taiwan, New York Branch	$10,000,000
Taiwan Cooperative Bank, Los Angeles Branch	$10,000,000
Total	$555,000,000

Sch. 1.01(A)

SCHEDULE 1.01(B)

EXISTING PROPERTIES
($’s below denote Investment Amount as of September 30, 2016)

1.	Westin Copley Place 10 Huntington Avenue, Boston, MA 02116 $353,575,519

2.	Hyatt Boston Harbor 101 Harborside Drive, Boston, MA 02128 $77,832,920

Unencumbered Properties – The following properties are Unencumbered, pursuant to the definition of “Unencumbered Properties” and are noted below pursuant to Section 4.21 of the Credit Agreement

3.	Le Montrose Suite Hotel 900 Hammond St, West Hollywood, CA 90069 $23,058,248

4.	Topaz Hotel 1733 N Street, NW, Washington, DC 20036 $17,277,507

5.	Hotel Madera 1310 New Hampshire Ave, NW, Washington, DC 20036 $15,379,197

6.	Hotel Rouge 1315 16th Street, NW, Washington, DC 20036 $18,701,867

7.	The Mason and Rook Hotel 1430 Rhode Island Ave, NW, Washington, DC 20005 $47,666,169

8.	The Liaison Capitol Hill 415 New Jersey Avenue, NW, Washington, DC 20001 $65,948,178

9.	Hotel George 15 E Street, NW, Washington, DC 20001 $28,373,421

10.	Lansdowne Resort 44050 Woodridge Parkway, Leesburg, VA 20176 $172,146,931

11.	Chaminade One Chaminade Lane, Santa Cruz, CA 95065 $36,123,611

12.	Grafton on Sunset 8462 West Sunset Boulevard, West Hollywood, CA 90069 $35,281,542

Sch. 1.01(B)

13.	Onyx Hotel 155 Portland Street, Boston, MA 02114 $29,934,828

14.	Hilton San Diego Resort 1775 East Mission Bay Drive, San Diego, CA 92109 $115,230,891

15.	The Donovan 1155 14th Street, NW, Washington, DC 20005 $82,520,529

16.	Hotel Chicago 333 North Dearborn Street, Chicago, IL 60610 $159,181,867

17.	Westin Michigan Avenue 909 North Michigan Avenue, Chicago, IL 60611 $246,011,639

18.	Alexis Hotel 1007 First Avenue, Seattle, WA 98104 $50,525,796

19.	Hotel Amarano 322 North Pass Avenue, Burbank, CA 91505 $46,510,896

20.	Le Parc Suite Hotel 733 North West Knoll Drive, West Hollywood, CA 90069 $54,622,678

21.	San Diego Paradise Point Resort 1404 West Vacation Road, San Diego, CA 92109 $119,644,264

22.	Gild Hall 15 Gold Street, New York, NY 10038 $62,174,108

23.	Sofitel Washington, DC Lafayette Square 806 15th Street, NW, Washington, DC 20005 $101,507,998

24.	The Marker Hotel San Francisco 501 Geary Street, San Francisco, CA 94102 $74,196,380

25.	Westin Philadelphia 99 South 17th Street, Philadelphia, PA 19103 $147,966,195

26.	Embassy Suites Philadelphia - Center City 1776 Benjamin Franklin Pkwy, Philadelphia, PA 19103 $85,232,416

27.	The Roger 131 Madison Avenue, New York, NY 10016 $96,960,147

Sch. 1.01(B)

28.	Chamberlain West Hollywood 1000 Westmount Drive, West Hollywood, CA 90069 $40,841,846

29.	Viceroy Santa Monica 1819 Ocean Avenue, Santa Monica, CA 90401 $79,752,087

30.	Villa Florence 225 Powell Street, San Francisco, CA 94102 $72,367,623

31.	Park Central NY & WestHouse NY 870 7th Avenue, New York, NY 10019 $476,365,300

32.	Hotel Palomar 2121 P Street, NW, Washington, DC 20037 $143,345,233

33.	Hilton Gaslamp Quarter 401 K Street, San Diego, CA 92101 $89,329,396

34.	Hotel Solamar 435 6th Avenue, San Diego, CA 92101 $92,471,396

35.	L’Auberge Del Mar 1540 Camino Del Mar, Del Mar, CA 92014 $75,390,747

36.	The Liberty Hotel 215 Charles Street, Boston, MA 02114 $175,452,787

37.	Hotel Triton 342 Grant Avenue, San Francisco, CA 94108 $11,630,928

38.	Harbor Court 165 Steuart Street, San Francisco, CA 94105 $37,174,440

39.	Serrano Hotel 405 Taylor Street, San Francisco, CA 94102 $70,442,202

40.	Southernmost Hotel Collection 1319 Duval Street, Key West, FL 33040 $183,131,594

41.	Hotel Deca 4507 Brooklyn Avenue, NE, Seattle, WA 98105 $30,284,731

42.	Hotel Vitale 8 Mission Street, San Francisco, CA 94105
$126,740,804

Sch. 1.01(B)

43.	The Heathman Hotel 1001 SW Broadway, Portland, OR 97205
$64,575,379

44.	The Marker Waterfront Resort 200 William Street, Key West, FL 33040
$92,863,380

45.	Park Central San Francisco 50 Third Street, San Francisco, CA 94103
$348,732,334

Sch. 1.01(B)

SCHEDULE 1.01(C)
GUARANTORS

GUARANTORS
Name	Federal Tax Id Number
DA Entity, LLC, a Delaware limited liability company	27-1510334
RDA Entity, Inc., a Delaware corporation	27-1507213
I&G Capitol, LLC, a Delaware limited liability company	52-2363632
LaSalle Hotel Lessee, Inc., an Illinois corporation	36-4220546
LaSalle Hotel Properties, a Maryland real estate investment trust	36-4219376
LHO Grafton Hotel Lessee, Inc., a Delaware corporation	20-2140342
LHO Grafton Hotel, L.P., a Delaware limited partnership	20-2138667
LHO Hollywood LM, L.P., a Delaware limited partnership	52-2248273
LHO Le Parc Lessee, Inc., a Delaware corporation	20-3870017
LHO Le Parc, LP, a Delaware limited partnership	20-3868653
LHO Mission Bay Hotel, L.P., a California limited partnership	36-4232561
LHO Mission Bay Rosie Hotel, L.P., a Delaware limited partnership	20-3819466
LHO Mission Bay Rosie Lessee, Inc., a Delaware corporation	20-3819286
LHO San Diego Financing, L.L.C., a Delaware limited liability company	36-4217399
LHO Santa Cruz Hotel One, L.P. a Delaware limited partnership	20-2494600
LHO Santa Cruz One Lessee, Inc., a Delaware corporation	20-1812234
Lucky Town Burbank Lessee, Inc., a Delaware corporation	20-8668065
Lucky Town Burbank, L.P. a Delaware limited partnership	20-8669197
Ramrod Lessee, Inc., a Delaware corporation	26-2644161
Paradise Lessee, Inc., a Delaware corporation	26-2555404

Sch. 1.01(C)

GUARANTORS
Geary Darling Lessee, Inc., a Delaware corporation	27-3093379
Geary Darling, LP a Delaware limited partnership	27-3313990
Chamber Maid, LP a Delaware limited partnership	27-3602665
Chamber Maid Lessee, Inc., a Delaware corporation	27-3602695
Seaside Hotel, LP a Delaware limited partnership	27-4510347
Seaside Hotel Lessee, Inc., a Delaware corporation	27-4484507
Let IT FLHO, LP a Delaware limited partnership	45-3323336
Let It FLHO Lessee, Inc., a Delaware corporation	45-3180571
Glass Houses, a Maryland real estate investment trust	26-2526042
LaSalle Washington One Lessee, Inc., a Delaware corporation	36-4412231
LHO Washington Hotel Four, L.L.C., a Delaware limited liability company	52-2361130
LHO Washington Hotel One, L.L.C., a Delaware limited liability company	52-2361142
LHO Washington Hotel Six, L.L.C., a Delaware limited liability company	81-0622154
LHO Washington Hotel Three, LLC, a Delaware limited liability company	52-2361124
LHO Washington Hotel Two, L.L.C., a Delaware limited liability company	52-2361117
DC One Lessee, L.L.C., a Delaware limited liability company	26-2563826
DC Two Lessee, L.L.C., a Delaware limited liability company	26-2564209
DC Three Lessee, L.L.C., a Delaware limited liability company	26-2564466
DC Four Lessee, L.L.C., a Delaware limited liability company	26-2564627
DC Six Lessee, L.L.C., a Delaware limited liability company	26-2564789
DC I&G Capital Lessee, L.L.C., a Delaware limited liability company	26-2564700
LHO Tom Joad Circle DC Lessee, L.L.C., a Delaware limited liability company	36-4220546
LHO Tom Joad Circle DC, L.L.C., a Delaware limited liability company	20-3868735
H Street Shuffle, LLC, a Delaware limited liability company	27-1869414

Sch. 1.01(C)
2

GUARANTORS
H Street Shuffle Lessee, LLC, a Delaware limited liability company	27-1869550
LHO Chicago River Lessee, L.L.C., a Delaware limited liability company	36-4220546
LHO Chicago River, L.L.C., a Delaware limited liability company	36-4217399
LHO Onyx Hotel One, L.L.C., a Delaware limited liability company	36-4217399
LHO Onyx One Lessee, L.L.C., a Delaware limited liability company	36-4220546
NYC Serenade, L.L.C., a Delaware limited liability company	36-4217399
NYC Serenade Lessee, L.L.C., a Delaware limited liability company	27-0900157
Chimes of Freedom Lessee, LLC, a Delaware limited liability company	27-3168127
Chimes I, LLC, a Delaware limited liability company	27-3254069
Of Freedom I, LLC, a Delaware limited liability company	27-3254204
Chimes of Freedom, LLC, a Delaware limited liability company	27-3375998
Wild I, LLC, a Delaware limited liability company	27-3168357
Wild Innocent I, LP a Delaware limited partnership	20-5780150
Wild Innocent I Lessee, LLC, a Delaware limited liability company	30-0642182
LHO Leesburg One Lessee, Inc., a Delaware corporation	58-2671994
LHO New Orleans LM, L.P. a Delaware limited partnership	52-2248283
PC Festivus, LLC, a Delaware limited liability company	45-2474693
PC Festivus Lessee, LLC, a Delaware limited liability company	45-2474584
Silver P, LLC, a Delaware limited liability company	37-1664342
Silver P Lessee, LLC, a Delaware limited liability company	30-0719100
LHO San Diego Hotel One, LP a Delaware limited partnership	20-1852780
LHO San Diego One Lessee, Inc. a Delaware corporation	20-1812234
LHO Alexis Hotel, L.L.C., a Delaware limited liability company	36-4217399
LHO Alexis Lessee, L.L.C., a Delaware limited liability company	36-4220546

Sch. 1.01(C)
3

GUARANTORS
Souldriver, LP a Delaware limited partnership	20-5279665
Souldriver Lessee, Inc. a Delaware corporation	20-5851118
Serenity Now, LP a Delaware limited partnership	30-0790854
Serenity Now, Lessee, Inc. a Delaware corporation	30-0790438
LHOBerge, LP a Delaware limited partnership	36-4746317
LHOBerge Lessee, Inc. a Delaware corporation	38-3889858
Dim Sum, L.P. a Delaware limited partnership	30-0766573
Dim Sum Lessee, Inc. a Delaware corporation	61-1706154
Fun to Stay, L.P. a Delaware limited partnership	30-0766575
Fun to Stay Lessee, Inc. a Delaware corporation	35-2469547
Sunset City, LLC, a Delaware limited liability company	61-1719737
Sunset City Lessee, LLC, a Delaware limited liability company	90-1010467
Look Forward, LLC, a Delaware limited liability company	35-2463192
Don't Look Back, LLC, a Delaware limited liability company	37-1708831
Look Forward Lessee, LLC, a Delaware limited liability company	38-3893577
Don't Look Back Lessee, LLC, a Delaware limited liability company	30-0758106
Viva Soma LP, a Delaware limited partnership	36-4800761
Viva Soma Lessee, Inc., a Delaware corporation	61-1751660
PDX Pioneer, LLC, a Delaware limited liability company	35-2519649
PDX Pioneer Lessee, LLC, a Delaware limited liability company	32-0452377
SF Treat, LP, a Delaware limited partnership	35-2493956
SF Treat Lessee, Inc., a Delaware corporation	37-1748280
Harborside, LLC, a Florida limited liability company	46-0744417
Harborside Lessee, LLC, a Delaware limited liability company	32-0458399

Sch. 1.01(C)
4

GUARANTORS
LHO Badlands, Lessee, LLC, a Delaware limited liability company	36-4220546
LHO Badlands, LLC a Delaware limited liability company	36-4217399
RW New York, LLC, a Delaware limited liability company	27-3168738
RW New York Lessee, LLC, a Delaware limited liability company	27-3168663
LHO Michigan Avenue Freezeout, L.L.C., a Delaware limited liability company	36-4217399
LHO Michigan Avenue Freezeout Lessee, L.L.C., a Delaware limited liability company	36-4220546

Sch. 1.01(C)
5

SCHEDULE 1.01(D)

QUALIFIED GROUND LEASES
San Diego Paradise Point (San Diego, California)
That certain Percentage Lease dated as of May 15, 2000, by and among the City of San Diego as Lessor and LHO Mission Bay Hotel, L.P., as Lessee.
Hyatt Harborside (Boston, Massachusetts)
Amended and Restated Ground Lease for Phase C of The Bird Island Flats Development by and between Massachusetts Port Authority and LHO Harborside Hotel, L.L.C., dated as of March 1, 2001.
Hilton San Diego Resort (San Diego, California)
Lease Agreement dated as of September 12, 2000, executed between the City of San Diego, and Hilton San Diego Corporation as assigned to LHO Mission Bay Rosie Hotel, L.P., by the Assignment and Assumption of Ground Lease dated December 1, 2005.
The Roger (New York, NY)
Lease dated December 29, 1995 between Madison Avenue Baptist Church and Roger Williams Associates, LLC as amended by a First Amendment of Lease, dated August 26, 1997 and a Second Amendment to Lease dated October 6, 2010 entered into by Madison Avenue Baptist Church as Lessor and RW New York, L.L.C. as Lessee.
Viceroy Santa Monica (Santa Monica, CA)
Ground Lease dated September 25, 2000, by and between the City of Santa Monica and Roscoe Real Estate Limited Partnership as assigned to Seaside Hotel, LP by the Assignment and Assumption of Ground Lease and Grant of Improvements dated March 16, 2011.
Hotel Solamar (San Diego, CA)
Ground Lease dated as of August 1, 2006 entered into by and between 6th and J Street Landowner, L.L.C. as Lessor, and Souldriver, L.P., as Lessee.
The Liberty Hotel (Boston, MA)
Lease Agreement dated as of May 23, 2005, executed between the Massachusetts General Hospital, and CS Owner LLC, as amended and as assigned to Don’t Look Back, LLC, by the Assignment and Assumption of Ground Lease dated December 28, 2012

Sch. 1.01(D)

Harbor Court (San Francisco, CA)
Hotel Lease by and between The Young Men’s Christian Association of San Francisco and Steuart Street Hotel Associates, dated as of August 1, 1989, as amended, and as assigned to Fun to Stay, LP by Assignment and Assumption Agreement dated as of August 1, 2013
Hotel Triton (San Francisco, CA)
Hotel Lease by and between Roy Chen, et. al. and Grant Street Ventures, L.P., dated November 22, 1989, as amended, and as assigned to Dim Sum, LP by Lease Assignment, Assumption and Consent, dated as of August 1, 2013
Westin Copley Place (Boston, MA)
Air Rights Lease dated December 22, 1978 by and among Massachusetts Turnpike Authority and Urban Investment and Development Co., as amended and assigned to LHO Backstreets, LLC on August 30, 2005.
Hotel Vitale (San Francisco, CA)
Ground Lease dated September 30, 2003 by and between the City and County of San Francisco and Mission & Steuart Hotel Partners, LLC, as amended and assigned to SF Treat, LP on April 2, 2014.

Sch. 1.01(D)

SCHEDULE 4.01

SUBSIDIARIES

LaSalle Hotel Lessee, Inc., an Illinois corporation
LHO Grafton Hotel Lessee, Inc., a Delaware corporation
LHO Grafton Hotel, L.L.C., a Delaware limited liability company
LHO Grafton Hotel, L.P., a Delaware limited partnership
LHO Hollywood Financing, Inc., a Delaware corporation
LHO Hollywood LM, L.P. a Delaware limited partnership
LHO Le Parc Lessee, Inc., a Delaware corporation
LHO Le Parc, L.L.C., a Delaware limited liability company
LHO Le Parc, L.P., a Delaware limited partnership
LHO Mission Bay Hotel, L.P., a California limited partnership
LHO Mission Bay Rosie Hotel, L.P., a Delaware limited partnership
LHO Mission Bay Rosie Hotel, L.L.C., a Delaware limited liability company
LHO Mission Bay Rosie Lessee, Inc., a Delaware corporation
LHO San Diego Financing, L.L.C., a Delaware limited liability company
LHO San Diego One, L.P., a Delaware limited partnership
LHO San Diego Hotel One, L.L.C., a Delaware limited liability company
LHO San Diego One Lessee, Inc., a Delaware corporation
LHO Santa Cruz Hotel One, L.P., a Delaware limited partnership
LHO Santa Cruz Hotel One, L.L.C., a Delaware limited liability company
LHO Santa Cruz One Lessee, Inc., a Delaware corporation
Souldriver, L.L.C., a Delaware limited liability company
Souldriver, L.P., a Delaware limited partnership
Souldriver Lessee, Inc., a Delaware corporation
Lucky Town Burbank Lessee, Inc., a Delaware company
Lucky Town Burbank, L.L.C., a Delaware limited liability company
Lucky Town Burbank, L.P., a Delaware limited partnership
Ramrod Lessee, Inc., a Delaware corporation
Paradise Lessee, Inc., a Delaware corporation
Geary Darling Lessee, Inc., a Delaware corporation
Geary Darling, LP, a Delaware limited partnership
Geary Darling, LLC, a Delaware limited liability company
Chamber Maid, LLC, a Delaware limited liability company
Chamber Maid, LP, a Delaware limited partnership
Chamber Maid Lessee, Inc., a Delaware corporation
Seaside Hotel, LP, a Delaware limited partnership
Seaside Hotel Lessee, Inc., a Delaware corporation
Seaside Hotel, LLC, a Delaware limited liability company
Let It FLHO, LLC., a Delaware limited liability company
Let It FLHO, LP, a Delaware limited partnership
Let It FLHO Lessee, Inc., a Delaware corporation
LaSalle Washington One Lessee, Inc., a Delaware corporation
LHO Washington Hotel One, L.L.C., a Delaware limited liability company
LHO Washington Hotel Two, L.L.C., a Delaware limited liability company
LHO Washington Hotel Three, L.L.C., a Delaware limited liability company
LHO Washington Hotel Four, L.L.C., a Delaware limited liability company
LHO Washington Hotel Six, L.L.C., a Delaware limited liability company
DC One Lessee, L.L.C., a Delaware limited liability company
DC Two Lessee, L.L.C., a Delaware limited liability company

Sch. 4.01

DC Three Lessee, L.L.C., a Delaware limited liability company
DC Four Lessee, L.L.C., a Delaware limited liability company
DC Six Lessee, L.L.C., a Delaware limited liability company
DC I&G Capital Lessee, L.L.C., a Delaware limited liability company
I&G Capitol, LLC, a Delaware limited liability company
LHO Tom Joad Circle DC Lessee, L.L.C., a Delaware limited liability company
LHO Tom Joad Circle DC, L.L.C., a Delaware limited liability company
H Street Shuffle, LLC, a Delaware limited liability company
H Street Shuffle Lessee, LLC, a Delaware limited liability company
LHO Chicago River Lessee, L.L.C., a Delaware limited liability company
LHO Chicago River L.L.C., a Delaware limited liability company
LHO Michigan Avenue Freezeout Lessee, L.L.C., a Delaware limited liability company
LHO Michigan Avenue Freezeout, L.L.C., a Delaware limited liability company
LHO Indianapolis One Lessee, L.L.C., an Indiana limited liability corporation
LHO Indianapolis Hotel One MM, L.L.C., a Delaware limited liability company
LHO Indianapolis Hotel One CMM, Inc., a Delaware corporation
LHO Indianapolis Hotel One L.L.C, a Delaware limited liability company
LHO Backstreets Lessee, L.L.C., a Delaware limited liability company
LHO Backstreets, L.L.C., a Delaware limited liability company
Westban Hotel Investors, L.L.C., a Delaware limited liability company
LHO Harborside Hotel, L.L.C., a Delaware limited liability company
LHO Onyx Hotel One, L.L.C., a Delaware limited liability company
LHO Onyx One Lessee, L.L.C., a Delaware limited liability company
NYC Serenade, L.L.C., a Delaware limited liability company
NYC Serenade Lessee, L.L.C., a Delaware limited liability company
RW New York, L.L.C., a Delaware limited liability company
RW New York Lessee, L.L.C., a Delaware limited liability company
PC Festivus, L.L.C., a Delaware limited liability company
PC Festivus Lessee, L.L.C., a Delaware limited liability company
Chimes of Freedom Lessee, LLC, a Delaware limited liability company
Chimes I, LLC, a Delaware limited liability company
Of Freedom I, LLC, a Delaware limited liability company
Chimes of Freedom, LLC, a Delaware limited liability company
Wild I, LLC, a Delaware limited liability company
Innocent I, LLC, a Delaware limited liability company
Wild Innocent I, LP, a Delaware limited partnership
Wild Innocent I Lessee, LLC, a Delaware limited liability company
LHO Leesburg One Lessee, Inc., a Delaware corporation
LHO New Orleans LM, L.P., a Delaware limited partnership
LHO New Orleans Financing, Inc., a Delaware corporation
LHO Alexis Hotel, L.L.C., a Delaware limited liability company
LHO Alexis Lessee, L.L.C., a Delaware limited liability company
LHO Badlands Lessee, L.L.C., a Delaware limited liability company
LHO Badlands, L.L.C., a Delaware limited liability company
Silver P, LLC, a Delaware limited liability company
Silver P Lessee, LLC, a Delaware limited liability company
Serenity Now, LP a Delaware limited partnership
Serenity Now, Lessee, Inc. a Delaware corporation
Serenity Now, LLC, a Delaware limited liability company
LHOBerge, LP a Delaware limited partnership
LHOBerge Lessee, Inc. a Delaware corporation
LHOBerge, LLC, a Delaware limited liability company
Dim Sum, L.P. a Delaware limited partnership
Dim Sum Lessee, Inc. a Delaware corporation

Sch. 4.01

Dim Sum, LLC, a Delaware limited liability company
Fun to Stay, L.P. a Delaware limited partnership
Fun to Stay Lessee, Inc. a Delaware corporation
Fun to Stay, LLC, a Delaware limited liability company
Sunset City, LLC, a Delaware limited liability company
Sunset City Lessee, LLC, a Delaware limited liability company
Look Forward, LLC, a Delaware limited liability company
Don't Look Back, LLC, a Delaware limited liability company
Look Forward Lessee, LLC, a Delaware limited liability company
Don't Look Back Lessee, LLC, a Delaware limited liability company
DA Entity, LLC, a Delaware limited liability company
RDA Entity, Inc., a Delaware corporation
Glass Houses, a Maryland real estate investment trust
Viva Soma LP, a Delaware limited partnership
Viva Soma Lessee, Inc., a Delaware corporation
Viva Soma, LLC, a Delaware limited liability company
PDX Pioneer, LLC, a Delaware limited liability company
PDX Pioneer Lessee, LLC, a Delaware limited liability company
SF Treat, LP, a Delaware limited partnership
SF Treat Lessee, Inc., a Delaware corporation
SF Treat, LLC, a Delaware limited liability company
Beach Charm, LLC, a Delaware limited liability company
Harborside, LLC, a Florida limited liability company
Harborside Lessee, LLC, a Delaware limited liability company
The address of the principal office of each subsidiary is 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814.

Sch. 4.01

SCHEDULE 4.08

Litigation

None

Sch. 4.08

SCHEDULE 4.17

Legal Requirements; Zoning; Utilities; Access

None

Sch. 4.17

SCHEDULE 4.18

EXISTING INDEBTEDNESS*

1.
Unsecured Recourse Indebtedness in the amount of $0.0 million outstanding on the $25.0 million LHL Facility. Matures January 8, 2018, with two 6-month extension options subject to certain conditions. The lender is U.S. Bank, National Association;

2.
Unsecured Recourse Indebtedness in the amount of $[___] million related to the Second Amended and Restated Senior Unsecured Credit Agreement.  The Revolving Facility (as defined therein) matures January [___], 2021, with two 6 month extension options subject to certain conditions.  The TL Facility (as defined therein) matures January [__], 2022.  The administrative agent is Citibank, N.A. The amount outstanding hereunder is as of the date hereof;

3.
Westin Copley Place, Boston, MA – Secured Non-Recourse Indebtedness in the amount of $225.0 million related to LHO Backstreets, L.L.C. Matures August 14, 2018 with two 1-year extension options and a third extension option from August 15, 2020 through January 5, 2021. The administrative agent is Citibank, N.A.; and

4.
Hyatt Harborside, Boston, MA – Secured Non-Recourse Indebtedness in the amount of $42.5 million related to LHO Harborside Hotel, L.L.C. Matures March, 2018. Bonds are weekly floaters, secured by Letters of Credit issued by U.S. Bank, National Association.

*All outstanding amounts as of December 8, 2016, unless otherwise noted above

Sch. 4.18

SCHEDULE 5.07

INSURANCE
(a)    Insurance Policies Required. While any obligation of the Borrower or any Guarantor under any Credit Document remains outstanding, the Borrower shall procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations licensed to do business in the states the Hotel Properties are located, with a Best’s Rating of no less than A-, VIII and otherwise satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards, which insurance shall be in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Hotel Properties are located. All original policies (to the extent reasonably available to Borrower), or certificates thereof, and related endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent unless the Administrative Agent waives this requirement in writing. Without limiting the generality of the foregoing, the Borrower shall provide or cause to be provided (whether by a manager of a Hotel Property or otherwise) the following types of insurance coverage:
i.    until repayment of the Notes and satisfaction of all obligations under the Credit Documents: (i) property insurance on an "all risks" full replacement cost basis without deduction for depreciation (or fire, extended coverage and difference in conditions basis), including flood, earthquake (for any Hotel Property located in the State of California, or in any other location that, according to determination by the appropriate agency of the United States Government, has an above average risk of seismic activity) and sinkhole coverages in an amount equal to the replacement cost of the Improvements (except for earthquake insurance which for each required Hotel Property shall, to the extent available, be in an amount which is equal to or greater than the maximum probable loss determined pursuant to a written report by a seismic engineer, which report and engineer are acceptable to the Administrative Agent); (ii) Comprehensive General Liability Insurance (including contractual liability, owners and contractors protective coverages, products and completed operations, personal and advertising injury liability and fire damage legal liability) and Comprehensive Auto Liability Insurance in a minimum amount of $50,000,000 each occurrence and in the aggregate; (iii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease; and (iv) Rent loss insurance against loss of income by reason of any hazard covered under the insurance required under this subparagraph (a) in an amount sufficient to avoid any co-insurance penalty, but in any event for not less than twelve (12) months gross receipts from all sources of income from the Hotel Property. Each such policy of property insurance shall contain a replacement cost endorsement and such other endorsements as are sufficient to prevent the Borrower, the Administrative Agent and/or the Borrower’s Subsidiaries from becoming a co-insurer with respect to such buildings and improvements.
ii.    During the renovation or expansion of any Hotel Property the Borrower will additionally provide: (i) Builder's Risk Insurance on an "all risks" basis including flood, earthquake (if required pursuant to the provisions of and in the amount stated in clause (a)) and sinkhole coverages, and also including Stored Materials and materials while in transit, and (ii) Statutory Workers' Compensation and Employer's Liability Insurance in the minimum amounts of $1,000,000 each accident, $1,000,000 each employee - disease, $1,000,000 policy limit - disease, covering each contractor and all other contractors or subcontractors who may have occasion to be at the job site.
iii.    Such additional insurance as may be reasonably required by the Administrative Agent from time to time in the event that any Hotel Property is exposed to hazards and risks with respect to which the Administrative Agent deems the existing insurance inadequate to properly protect its interests.

Sch. 5.07

All policies of liability insurance shall name the Administrative Agent, the Banks and their respective directors, officers, representatives, agents and employees (the "Banks’ Parties") as additional insureds. The Borrower shall furnish the Administrative Agent with a certified copy of an original policy, to the extent reasonably available to the Borrower, and a certificate of insurance of all policies of insurance required. All policies or certificates, as the case may be, of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, the Best's Rating of the carrier and the period of coverage. In addition, all policies of property insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Borrower, the Participating Lessee, the Manager or any party holding under any such Person which might otherwise result in a forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower. At least 30 days prior to the expiration of each required policy, the Borrower shall deliver to the Administrative Agent evidence of the renewal or replacement of such policy, continuing such insurance in the form as required by this Agreement. All such policies shall contain a provision that notwithstanding any contrary agreement between the Borrower and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Administrative Agent.
In the event the Borrower intends to acquire any New York Property and enter into a New York Mortgage with respect to such New York Property, the Administrative Agent shall have received, prior to or concurrently with the execution of such New York Mortgage, (i) evidence as to whether such New York Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent, and (ii) if such New York Property is a Flood Hazard Property, (A) evidence as to whether the community in which such New York Property is located is participating in the National Flood Insurance Program, (B) the written acknowledgment of the Borrower or the Subsidiary of the Borrower which will own such New York Property of receipt of written notification from the Administrative Agent as to the fact that such New York Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of the application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Banks.

Sch. 5.07